UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FINGERMOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	46-4600326 (I.R.S. Employer Identification No.)

111 Somerset Road, Level 3
Singapore 238164
(347) 349-5339

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

United Corporate Services, Inc.
874 Walker Rd., Ste. C
Dover, DE 19904
Telephone: (877) 734-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Michael Shannon

McMillan LLP

Royal Centre, 1055 West Georgia Street, Suite 1500

Vancouver, BC, Canada V6E 4N7

Telephone: (604) 893-7638

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell or offer these securities until the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 11, 2026

PROSPECTUS

FINGERMOTION, INC.

Up to 16,531,931 Shares of Common Stock Issuable Upon Conversion of Senior Secured Convertible Note

This prospectus relates to the resale or other disposition of up to 16,531,931 shares of common stock of FingerMotion, Inc. (the “Company”) that may be offered and sold, from time to time, by the selling stockholder (the “Selling Stockholder”) identified in this prospectus. These 16,531,931 shares represent 200% of the maximum number of shares of common stock issuable upon conversion of a senior secured convertible note dated May 13, 2026 in the outstanding principal amount of $5,000,000 (the “Note”), determined as if the outstanding Note was converted in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the U.S. Securities and Exchange Commission (“SEC”) without regard to any limitations on the conversion of the Note. The Note was issued pursuant to a Securities Purchase Agreement, dated May 13, 2026 (the “Purchase Agreement”), between the Company and the Selling Stockholder. We are required to obtain majority stockholder approval to permit the issuance of 20% or more of our outstanding shares of Common Stock (the “Stockholder Approval”) and we intend to seek Stockholder Approval at a special meeting of stockholders. Prior to obtaining Stockholder Approval, the Selling Stockholder may only acquire up to 12,256,260 of the Shares underlying the Note upon conversion.

We are not offering any shares of our common stock for sale under this prospectus. We are registering the offer and resale of the shares of common stock issuable in connection with the conversion or repayment of the Note to satisfy contractual obligations owed by us to the Selling Stockholder pursuant to the Purchase Agreement and documents ancillary thereto. Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the shares. Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the Selling Stockholder prior to any resale of such shares pursuant to this prospectus. No underwriter or other person has been engaged to facilitate the sale of the shares in this offering. The Selling Stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar expenses, if any, incurred for the sale of the shares.

We will not receive any proceeds from the resale of shares of our common stock by the Selling Stockholder pursuant to this prospectus. The Note bears an original principal amount of $5,000,000 with an original issue discount of $700,000. At closing of the sale of the Note to the Selling Stockholder pursuant to the Purchase Agreement, the Company received $3,300,000, with the remaining $1,000,000 of the $4,300,000 aggregate discounted principal amount to be released to the Company upon the SEC declaring effective the registration statement of which this prospectus forms a part.

The Selling Stockholder, or its permitted transferees or other successors-in-interest, may offer the shares of our common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We provide additional information about how the Selling Stockholder may sell their shares of common stock in the section entitled “Plan of Distribution” in this prospectus.

Our shares of common stock are traded on the NASDAQ Capital Market (“Nasdaq”) under the symbol “FNGR”. On June 10, 2026, the last reported price of our common stock was $0.6342 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplement as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We agreed to bear substantially all of the expenses in connection with the registration and resale of the shares offered hereby (other than selling commissions).

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus, including the risks described under the section of this prospectus entitled “Risk Factors” beginning on page 18.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

INTRODUCTORY COMMENTS

FingerMotion, Inc. is a Delaware-incorporated holding company. Headquartered in Singapore, the Company focuses on delivering technology-enabled platforms and services in the People’s Republic of China (“PRC” or “China”, and, unless the context requires otherwise and solely for the purpose of this prospectus, such as describing legal or tax matters, authorities, entities, or persons, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) and selected international markets. The Company’s offerings include mobile recharge and payment solutions for the telecommunications sector, data analytics solutions, and platform-based digital ecosystems.

The Company’s operations are primarily carried out through subsidiaries and contractual agreements with affiliated entities in the PRC, particularly, a variable interest entity (“VIE”), Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”, or the “VIE”).

Ms. Li Li, the sole shareholder of JiuGe Technology, serves as its legal representative and general manager. Due to PRC laws and regulations that may restrict foreign ownership in certain industries deemed sensitive by the PRC government, the Company uses the VIE structure to secure contractual exposure to and economic benefits from operations in the PRC.

The Company indirectly owns 100% of the equity interests in Shanghai JiuGe Business Management Co., Ltd. (“JiuGe Management” or the “WFOE”), a wholly foreign-owned enterprise, which has established a series of contractual arrangements with the VIE and its shareholder (collectively, the “VIE Agreements”). These arrangements provide the Company with control over and the ability to receive substantially all of the economic benefits from the VIE. However, the VIE Agreements have not been tested in PRC courts. For details on the VIE structure and the contractual arrangements, please refer to “Business—Corporate Information” on page 60. Consequently, investors in the Company’s common stock do not hold direct equity interests in the VIE.

As the Company does not possess direct equity ownership in the VIE, it is subject to risks and uncertainties associated with the interpretation and application of PRC laws and regulations, including uncertainties regarding the validity and enforceability of the VIE Agreements among the WFOE, the VIE, and the VIE’s shareholder. Additionally, there are also considerable uncertainties concerning the future actions of the PRC government, which may determine that the VIE structure does not comply with applicable laws and regulations. If the PRC government disallows the VIE structure, the Company could lose its ability to consolidate the financial results of the VIE, adversely affecting its business, financial condition, and results of operations, potentially leading to a significant decline in the value of the Company’s common stock. Please refer to “Risk Factors—Risks Related to the VIE Agreements” and “Risk Factors—Risks Related to Doing Business in China” on page 26.

The Company is exposed to legal and operational risks associated with a significant portion of its operations in the PRC. The legal and regulatory framework in the PRC that governs the Company’s business is continually evolving and may be subject to varying interpretations. This could lead to changes in the Company’s operations or regulatory requirements, potentially resulting in material and adverse effects on its business, financial condition, and operational results, as well as a decline in the value of its common stock or limitations on the Company’s ability to offer securities to investors.

In recent years, PRC authorities have introduced and enhanced regulatory oversight in areas including VIE structures, data security, and anti-monopoly practices. As of the date of this prospectus, neither the Company, its subsidiaries, nor the VIE has been subject to any cybersecurity review initiated by PRC regulatory authorities, nor has any such entity received any related inquiry, notice, or sanction.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated new rules governing overseas securities offerings and listings by companies with operations in the PRC, which became effective on March 31, 2023 (the “Overseas Listing Trial Measures”). These regulations establish a filing-based regulatory framework requiring companies based in the PRC, or primarily conducting operations within the PRC, to submit filings to the CSRC in relation to overseas securities offerings and listings. Generally, these regulations apply when a significant portion of a company’s business, financial results, or management activities is situated in the PRC.

Under these regulations, companies that were listed on overseas exchanges prior to March 31, 2023, such as the Company, are designated as “stock enterprises” and are not required to submit an immediate filing with the CSRC. However, should the Company pursue a future offering of securities in an overseas market, such as follow-on offerings or other capital-raising activities, it may be required to file with the CSRC within a specified timeframe. Non-compliance with these obligations could result in regulatory actions, including fines or other penalties, which may materially adversely impact the Company’s business, financial condition, and operating results.

As of the date of this prospectus, neither the Company, its subsidiaries nor the VIE, nor any of its respective officers or directors, have received any inquiries, notices, warnings or sanctions from the CSRC or any other governmental authorities in the PRC regarding the Overseas Listing Trial Measures. However, the interpretation and implementation of these measures, as well as the related administrative rules, policies and practices of the CSRC, remain uncertain. Consequently, the potential impact of any future regulatory developments on the Company’s ability to conduct our business, accept investments, or list or maintain a listing on U.S. or foreign exchange is unclear. Please refer to “Risk Factors— Risks Related to Doing Business in China” for further details.

Additionally, as of the date of this prospectus, the Company’s subsidiaries and WFOE have not declared or paid any dividends or made any distributions to the Company. Under Delaware law, a Delaware corporation may only pay cash dividends out of surplus or net profits. As a holding company, the Company would rely on payments made by the VIE to the WFOE in accordance with the VIE Agreements, as well as dividends or other distributions from the WFOE to the Company, to fund future dividend payments on the Company’s common stock.

The Company’s ability to receive funds from its operations in the PRC is subject to restrictions and limitations imposed by the PRC law. Under the VIE Agreements, the VIE is obligated to make payments to the WFOE, in cash or in kind, at the WFOE’s request; however, such payments are subject to applicable PRC taxes, including value-added tax (“VAT”) and enterprise income tax. Furthermore, PRC regulations permit the WFOE to pay dividends to its offshore parent, the Company, only out of registered capital amount, if any, as determined in accordance with Chinese accounting standards and regulations. If the WFOE incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to the Company. Any limitation on the WFOE’s ability to distribute dividends or other payments to the Company could materially and adversely limit the Company’s ability to grow, make investments or acquisitions, pay dividends or otherwise fund the operations. Moreover, any cash dividends or distributions of assets by the WFOE to the Company, through our subsidiary as its shareholder, are subject to PRC withholding tax, which is generally up to 10%. PRC regulations also impose restrictions on the conversion of Chinese Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of China which may delay or limit the Company’s ability to transfer funds offshore. As a result, the Company may face challenges in distributing earnings from the PRC operations, and if we are unable to do so, we may not be able to pay dividends on the Company’s common stock.

Transfer of Cash or Assets

Dividend Distributions

The Company has never declared or paid dividends or distributions on its common stock. The Company has previously disclosed an intention to issue a dividend in kind in the form of warrants. The Company currently intends to retain all available funds and any future consolidated earnings to support operations and the growth of its business and, accordingly, does not anticipate paying cash dividends in the foreseeable future.

Under Delaware law, the Company may pay dividends only from net profits or, if there are no such profits, from net assets in excess of capital. As a holding company, the Company’s ability to pay dividends depends on dividends and other distributions from its WFOE. Any restrictions on the WFOE’s ability to distribute funds could materially and adversely affect the Company’s ability to grow its business, make investments or acquisitions, or pay dividends to its shareholders.

The WFOE’s ability to distribute dividends is subject to PRC laws and regulations, which generally provide that: (i) dividends may be paid only out of accumulated after-tax profits determined in accordance with PRC accounting standards; (ii) losses from prior fiscal years must be offset before profits can be distributed; (iii) profits from prior fiscal years may be distributed together with current fiscal year profits; and (iv) at least 10% of after-tax profits must be allocated to a statutory reserve fund until such reserve reaches 50% of the WFOE’s registered capital. These requirements may limit the amount of funds available for distribution. If the WFOE incurs debt, the governing instruments may further restrict its ability to pay dividends or make other distributions to the Company.

In addition, dividends paid by the WFOE to the Company’s offshore holding entity are generally subject to PRC withholding tax of up to 10% and are subject to review by banks designated by the State Administration of Foreign Exchange (“SAFE”). PRC regulations also impose controls on the conversion of RMB into foreign currencies and the remittance of funds out of China, which may delay or restrict the Company’s ability to receive dividends.

The Company’s ability to pay dividends also depends on payments made from the VIE to the WFOE under the VIE Agreements, and the subsequent distribution of such funds to the Company. These payments may be subject to PRC taxes, including VAT of approximately 6% and enterprise income tax of 25%. Any limitations on the ability of the VIE or the WFOE to make such payments could materially affect the Company’s liquidity and its ability to pay dividends. For additional information, see “Risk Factors—Risks Related to Doing Business in China” on page 26.

Our Company’s Ability to Settle Amounts Owed under the VIE Agreements

The Company transfers cash to its wholly-owned Hong Kong subsidiary, Finger Motion (CN) Limited, through capital contributions or intercompany loans. The Hong Kong subsidiary then transfers cash to the WFOE in China through capital contributions. As the Company controls the VIE through contractual arrangements rather than equity ownership, it is not permitted to make direct capital contributions to the VIE and its subsidiaries.

Under the VIE Agreements, the VIE is obligated to make payments to the WFOE, in cash or in kind, at the WFOE’s request. The Company expects to settle amounts due under the VIE Agreements through dividends and other distributions from the WFOE to the Company. However, such transfers may be subject to the following limitations:

●	Taxes: Payments from the VIE to the WFOE are subject to PRC taxes, including VAT of 6% and enterprise income tax of 25%.

●	Dividend restrictions: PRC regulations generally permit the WFOE to pay dividends to the Company, out of its accumulated after-tax profits determined in accordance with PRC accounting standards. In addition, if the WFOE incurs debt in the future, the governing instruments may restrict its ability to pay dividends or make other distribution to the Company.

●	Foreign exchange controls: PRC regulations impose restrictions on the conversion of RMB into foreign currencies and the remittance of funds out of China, which may delay or limit the Company’s ability to receive dividends.

The VIE may transfer cash to the WFOE by paying service fees pursuant to the applicable consulting services agreement.

Effect of Holding Foreign Companies Accountable Act and Related SEC Rules

The Holding Foreign Companies Accountable Act (“HFCAA”) mandates that the U.S. Securities and Exchange Commission (“SEC”) prohibit trading in the securities of companies whose auditors cannot be fully inspected by the Public Company Accounting Oversight Board (“PCAOB”) for a specified period.

In December 2021, the PCAOB announced its inability to fully inspect certain accounting firms located in mainland China and Hong Kong. Consequently, certain U.S.-listed companies with auditors in those jurisdictions were identified under the HFCAA. However, in December 2022, the PCAOB reported that it had gained sufficient access to inspect and investigate registered accounting firms in mainland China and Hong Kong, thereby vacating its previous determinations.

The Company is not currently classified as a Commission-Identified Issuer under the HFCAA and is not subject to trading prohibitions or delisting under this Act. Additionally, the Company has appointed a U.S.-based independent registered public accounting firm as its auditor.

Nonetheless, future changes in U.S. or PRC regulations, or a determination by the PCAOB that it cannot adequately inspect audit firms in relevant jurisdictions, could impact our compliance with HFCAA requirements. If our securities were prohibited from trading or delisted from Nasdaq, investors might experience reduced liquidity, and the value of our common stock could be adversely affected.

The date of this prospectus is                   , 2026

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we, nor the Selling Stockholder, have authorized any other person to provide you with different or additional information. Neither we, nor the Selling Stockholder, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The Selling Stockholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the Selling Stockholder have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Our name, our logo and other trademarks or service marks of ours appearing in this prospectus are the property of FingerMotion, Inc. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of their respective holders.

TERMS USED IN THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus: (i) the terms “we”, “us”, “our”, “Company”, “FingerMotion” and “our business” refer to FingerMotion, Inc.; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the United States Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements that involve risks and uncertainties. These statements reflect the Company’s current expectations and forecasts of future events. All statements in this prospectus other than those of current or historical fact, are considered forward-looking. This includes statements regarding the Company’s future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, the impact of applicable laws or regulations, and management’s plans and objectives for future operations. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, are intended to identify forward-looking statements.

The Company has based these forward-looking statements on its current expectations about future events. While the Company believes these expectations are reasonable, such statements are inherently subject to risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons. Factors that could contribute to such differences include, but are not limited to:

●	international, national and local general economic and market conditions including the effects of geopolitical conflicts such as the war between Russia and Ukraine, tensions and conflicts in the Middle East and related sanctions and regulatory measures; changes in the economic growth rates, capital availability or investments levels in the markets in which the Company operates; and the escalation of trade tensions, sanctions, tariffs or other restrictive measures, particularly between the U.S. and China, which may adversely affect our operations, cross-border transactions, supply chains, business relationships and overall financial performance;

●	Changes in demographic trends and consumer behavior affecting demand for the Company’s products and services;

●	natural disasters, public health events, or other force majeure events that may disrupt the operations of the Company or its partners;

●	the ability of the Company to manage and forecast growth, including scaling its operations and infrastructure;

●	risks associated with managing the VIE Agreements;

●	the ability of the Company to maintain required licenses, approvals, and relationships with telecommunications carriers, partners, and regulators in China;

●	adverse publicity;

●	competition and changes in the Chinese telecommunications market;

●	variability in operating results, and limitations in forecasting operating performance;

●	business disruptions due to system failures and/or cybersecurity breaches;

●	changes in management decisions and strategic priorities in response to evolving market, regulatory or operational conditions, which may affect our business, financial condition and results of operations;

●	the Company’s ability to manage risks relating to new prospective business initiatives;

●	assumptions and estimates underlying the forward-looking statements that may prove to be inaccurate;

●	the Company’s ability to raise sufficient funds to carry out the proposed business plan;

●	changes in laws, regulations and actions by government authorities, including changes in government regulation;

●	dependency on certain key personnel and the Company’s ability to retain and attract qualified personnel;

●	the Company’s ability to control operating costs and expenses;

●	the Company’s ability to manage growth and expansion effectively; and

●	risks and uncertainties described discussed below in the section entitled “Risk Factors”.

While management has made efforts to identify key factors that could cause actual results to differ materially from those presented in forward-looking statements, there may be additional factors that could lead to results differing from expectations, estimates, or intentions. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified, in their entirety by these cautionary statements. The Company does not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. Readers should carefully review the cautionary statements and risk factors contained in this prospectus, as well as in filings that the Company may make from time to time with the SEC.

PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should read carefully the entire document, including our financial statements and related notes, to understand our business, our Common Shares and the other considerations that are important to your decision to invest in our Common Shares. You should pay special attention to the “Risk Factors” section commencing on page 18.

All references to “$” or “dollars”, are expressed in United States dollars unless otherwise indicated.

The Company

Overview and Corporate Information

We are a Delaware holding company. Headquartered in Singapore, the Company provides technology-enabled platforms and services in the People’s Republic of China (“PRC” or “China”, and, unless the context requires otherwise and solely for the purpose of this prospectus, such as describing legal or tax matters, authorities, entities, or persons, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) and selected international markets. The Company’s offerings include mobile payment and recharge solutions, data analytics services, and platform-based digital applications and solutions.

The Company operates through its subsidiaries and contractual arrangements with affiliated entities in the PRC, including its variable interest entity (“VIE”), through which it conducts a substantial portion of its operations. These contractual arrangements are intended to provide the Company with effective control over, and the ability to receive economic benefits from, the VIE. Its business model focuses on delivering transaction-based services, platform solutions, and data-driven applications to telecommunications carriers, enterprise customers, and other commercial partners. For a description of the contractual arrangements and the related risks, see “Risk Factors—Risks Related to the VIE Agreements” on page 24 and “Risks Related to Doing Business in China” on page 26.

The Company organizes its operations across four primary areas: (i) telecommunications products and services, (ii) marketplace platform and digital commerce infrastructure solutions, (iii) data and analytics platform solutions, and (iv) advanced technology and platform solutions.

The Company’s strategic focus is to continue operating and optimizing its telecommunications products and services business while expanding its higher-margin, technology-driven platform offerings. These offerings include the development and commercialization of its marketplace platforms, data analytics solutions (including applications for insurance and financial services), and critical infrastructure technology platforms. The Company is also focused on enhancing its underlying technology capabilities, including platform scalability, data processing, and system integration, to support growth across multiple industry verticals. The timing and extent of growth in these areas will depend on factors such as market adoption, competitive conditions, regulatory developments, and the Company’s ability to execute its platform development and commercialization strategies.

Our principal executive offices are located at 111 Somerset Road, Level 3 Singapore 238164, and our telephone number is (347) 349-5339.

Our common stock is registered under section 12(b) of the Exchange Act. Our common stock is listed on the Nasdaq Capital Market under the symbol “FNGR”.

Our website address is www.fingermotion.com. Information contained on, or accessible through, our websites do not constitute a part of and is not incorporated into this prospectus, and the only information that you should rely on in making your decision whether to invest in our common stock is the information contained in this prospectus.

The following diagram depicts our corporate structure:

The Company’s holding company structure presents unique risks as the Company’s investors may never directly hold equity interests in the Company’s subsidiaries or the VIE.

The Company relies on distributions and other payments from its subsidiaries and VIE to fund its operations. These payments are subject to PRC laws and regulations, including restrictions on dividends, foreign exchange controls, and other regulatory requirements.

The Company’s subsidiaries and VIE are subject to regulation by PRC authorities, including the China Securities Regulatory Commission (“CSRC”) and the Cyberspace Administration of China (“CAC”). As of the date of this prospectus, the Company is not required to obtain specific approvals from these authorities to operate its current business. However, under the CSRC’s Overseas Listing Trial Measures, the Company may be required to complete filing procedures for future overseas securities offerings.

The regulatory environment in China is evolving, and it remains uncertain how new or changing laws and regulations may impact the Company’s operations, its ability to accept foreign investment, or its ability to maintain a listing on a U.S. or other foreign exchange.

The Company’s operations in the PRC require specific licenses and permits. Its VIE and related operating entities hold value-added telecommunications business licenses issued by the MIIT. These licenses are necessary for providing mobile payment, recharge, and messaging services in China.

The Company conducts a substantial portion of its operations in China through VIE arrangements. These arrangements consist of a series of contractual agreements (the “VIE Agreements”) between the Company’s WFOE and the VIE, along with its shareholder, pursuant to which JiuGe Technology became the Company’s contractually controlled affiliate. The VIE Agreements include a consulting services agreement, a loan agreement, a power of attorney agreement, a call option agreement and a share pledge agreement in order to secure the connection and commitments of the VIE.

The purpose of these agreements is to give the Company effective control over the VIE and to enable it to receive the majority of the economic benefits from its operations. However, the Company lacks direct equity ownership in the VIE, which means these arrangements may not be as effective as direct ownership.

The enforceability of the VIE agreements under PRC law remains uncertain, and there is no guarantee that the Company will be able to maintain effective control over the VIE. Please see “Risk Factors—Risks Related to the VIE Agreements” on page 24.

Transfer of Cash or Assets

Dividend Distributions

The Company has never declared or paid dividends or distributions on its common stock. The Company has previously disclosed an intention to issue a dividend in kind in the form of warrants. The Company currently intends to retain all available funds and any future consolidated earnings to support operations and the growth of its business and, accordingly, does not anticipate paying cash dividends in the foreseeable future.

Under Delaware law, the Company may pay dividends only from net profits or, if there are no such profits, from net assets in excess of capital. As a holding company, the Company’s ability to pay dividends depends on dividends and other distributions from its WFOE. Any restrictions on the WFOE’s ability to distribute funds could materially and adversely affect the Company’s ability to grow its business, make investments or acquisitions, or pay dividends to its shareholders.

The WFOE’s ability to distribute dividends is subject to PRC laws and regulations, which generally provide that: (i) dividends may be paid only out of accumulated after-tax profits determined in accordance with PRC accounting standards; (ii) losses from prior fiscal years must be offset before profits can be distributed; (iii) profits from prior fiscal years may be distributed together with current fiscal year profits; and (iv) at least 10% of after-tax profits must be allocated to a statutory reserve fund until such reserve reaches 50% of the WFOE’s registered capital. These requirements may limit the amount of funds available for distribution. If the WFOE incurs debt, the governing instruments may further restrict its ability to pay dividends or make other distributions to the Company.

In addition, dividends paid by the WFOE to the Company’s offshore holding entity are generally subject to PRC withholding tax of up to 10% and are subject to review by banks designated by the State Administration of Foreign Exchange (“SAFE”). PRC regulations also impose controls on the conversion of RMB into foreign currencies and the remittance of funds out of China, which may delay or restrict the Company’s ability to receive dividends.

The Company’s ability to pay dividends also depends on payments made from the VIE to the WFOE under the VIE Agreements, and the subsequent distribution of such funds to the Company. These payments may be subject to PRC taxes, including VAT of approximately 6% and enterprise income tax of 25%. Any limitations on the ability of the VIE or the WFOE to make such payments could materially affect the Company’s liquidity and its ability to pay dividends. For additional information, see “Risk Factors—Risks Related to Doing Business in China” on page 26.

Our Company’s Ability to Settle Amounts Owed under the VIE Agreements

The Company transfers cash to its wholly-owned Hong Kong subsidiary, Finger Motion (CN) Limited, through capital contributions or intercompany loans. The Hong Kong subsidiary then transfers cash to the WFOE in China through capital contributions. As the Company controls the VIE through contractual arrangements rather than equity ownership, it is not permitted to make direct capital contributions to the VIE and its subsidiaries.

Under the VIE Agreements, the VIE is obligated to make payments to the WFOE, in cash or in kind, at the WFOE’s request. The Company expects to settle amounts due under the VIE Agreements through dividends and other distributions from the WFOE to the Company. However, such transfers may be subject to the following limitations:

●	Taxes: Payments from the VIE to the WFOE are subject to PRC taxes, including VAT of 6% and enterprise income tax of 25%.

●	Dividend restrictions: PRC regulations generally permit the WFOE to pay dividends to the Company, out of its accumulated after-tax profits determined in accordance with PRC accounting standards. In addition, if the WFOE incurs debt in the future, the governing instruments may restrict its ability to pay dividends or make other distribution to the Company.

●	Foreign exchange controls: PRC regulations impose restrictions on the conversion of RMB into foreign currencies and the remittance of funds out of China, which may delay or limit the Company’s ability to receive dividends.

The VIE may transfer cash to the WFOE by paying service fees pursuant to the applicable consulting services agreement.

Effect of Holding Foreign Companies Accountable Act and Related SEC Rules

The Holding Foreign Companies Accountable Act (“HFCAA”) mandates that the U.S. Securities and Exchange Commission (“SEC”) prohibit trading in the securities of companies whose auditors cannot be fully inspected by the Public Company Accounting Oversight Board (“PCAOB”) for a specified period.

In December 2021, the PCAOB announced its inability to fully inspect certain accounting firms located in mainland China and Hong Kong. Consequently, certain U.S.-listed companies with auditors in those jurisdictions were identified under the HFCAA. However, in December 2022, the PCAOB reported that it had gained sufficient access to inspect and investigate registered accounting firms in mainland China and Hong Kong, thereby vacating its previous determinations.

The Company is not currently classified as a Commission-Identified Issuer under the HFCAA and is not subject to trading prohibitions or delisting under this Act. Additionally, the Company has appointed a U.S.-based independent registered public accounting firm as its auditor.

Nonetheless, future changes in U.S. or PRC regulations, or a determination by the PCAOB that it cannot adequately inspect audit firms in relevant jurisdictions, could impact our compliance with HFCAA requirements. If our securities were prohibited from trading or delisted from Nasdaq, investors might experience reduced liquidity, and the value of our common stock could be adversely affected.

Summary of Risk Factors

Our business and our ability to implement our business strategy are subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the section of this prospectus captioned “Risk Factors.” You should read these risks before you invest in our common stock. These risks include the following, among others:

Risks Associated with Our Business

•	We have a limited operating history and, as a result, our past results may not be indicative of future operating performance.

•	We have a history of net losses, and we may not be able to achieve or maintain profitability in the future.

•	If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

•	We depend on our key personnel and other highly skilled personnel, and if we fail to attract, retain, motivate or integrate our personnel, our business, financial condition and results of operations could be adversely affected.

•	Our concentration of earnings from two telecommunications companies may have a material adverse affect on our financial condition and results of operations.

•	Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

•	Systems failures and resulting interruptions in the availability of our platform or offerings could adversely affect our business, financial condition and results of operations.

•	The successful operation of our business depends upon the performance and reliability of Internet, mobile, and other infrastructures that are not under our control.

•	We may be subject to claims, lawsuits, government investigations and other proceedings that may adversely affect our business, financial condition and results of operations.

•	We may require additional funding to support our business, and any failure to obtain such funding or to comply with the terms of any financing we obtain could materially and adversely affect our business, financial condition and results of operations.

•	Claims by others that we infringed their proprietary technology or other intellectual property rights could harm our business.

Risks Related to Our Securities

•	Our stock has limited liquidity.

•	We do not intend to pay dividends for the foreseeable future.

•	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price and trading volume of our common stock could decline.

•	The continued sale of our equity securities will dilute the ownership percentage of our existing shareholders and may decrease the market price for our Common Shares.

Risks Related to the VIE Agreements

•	The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

•	Our ability to manage and operate JiuGe Technology under the VIE Agreements may not be as effective as direct ownership.

•	The VIE Agreements have never been challenged or recognized by any court in the PRC, and the PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

•	The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

•	Shareholders of JiuGe Technology have potential conflicts of interest with our Company which may adversely affect our business.

•	We rely on the approval certificates and business license held by JiuGe Management and any deterioration of the relationship between JiuGe Management and JiuGe Technology could materially and adversely affect our business operations.

•	If JiuGe Management exercises the purchase option it holds over JiuGe Technology’s share capital pursuant to the VIE Agreements, the payment of the purchase price could materially and adversely affect our financial position.

Risks Related to Doing Business in China

•	Changes in China’s political or economic situation could harm us and our operating results (see page 26).

•	Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us (see page 26).

•	The current tensions in international trade and rising political tensions, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations (see page 27).

•	You may have difficulty enforcing judgments against us (see page 27).

•	The PRC government exerts substantial influence over the manner in which we must conduct our business activities (see page 27).

•	The PRC government may exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers (see page 28).

•	Future inflation in China may inhibit our ability to conduct business in China (see page 28).

•	Capital outflow policies in the PRC may hamper our ability to remit income to the United States (see page 29).

•	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements (see page 29).

•	Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme, and any other future laws and regulations may entail significant expenses and could materially affect our business (see page 29).

•	Restrictions on currency exchange may limit our ability to receive and use our revenues effectively (see page 30).

•	Fluctuations in exchange rates could adversely affect our business and the value of our securities (see page 31).

•	Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to our shareholders, and otherwise fund and conduct our businesses (see page 31).

•	PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and affiliated entities, which could harm our liquidity and our ability to fund and expand our business (see page 31).

•	Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us (see page 32).

•	We may be subject to fines and legal sanctions by SAFE or other PRC government authorities if we or our employees who are PRC citizens fail to comply with PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens (see page 33).

•	Under the New Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders (see page 33).

•	We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business (see page 34).

•	Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. securities laws (see page 34).

•	The disclosures in our reports and other filings with the SEC and our other public announcements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in the PRC, where substantially all of our operations and business is located, has conducted any due diligence on our operations or reviewed or cleared any of our disclosure (see page 34).

•	Certain PRC regulations, including those relating to mergers and acquisitions and national security, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China (see page 35).

•	As substantially all of our operations are conducted through the VIE in China, our ability to pay dividends is primarily dependent on receiving distributions of funds from the VIE. However, the PRC government might exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which would likely result in a material change in our operations, even significantly limit or completely hinder our ability to offer or continue to offer securities or dividends to investors, and the value of our common stock may depreciate significantly or become worthless (see page 36).

Risks Related to the Note and the Offering

•	A substantial number of shares of our common stock may be issued pursuant to the terms of the Note, which could cause the price of our common stock to decline, as well as cause a greater dilution to our existing stockholders.

•	Sales of substantial amounts of our common stock by the Selling Stockholder, or the perception that these sales could occur, could adversely affect the price of our common stock.

•	The requirement that we repay the Note and interest thereon in cash under certain circumstances, and the restrictive covenants contained in the Note, could adversely affect our business plan, liquidity, financial condition, and results of operations.

The Note Private Placement

On May 13, 2026 (the “Closing Date”), we entered into a securities purchase agreement (the “Purchase Agreement”) with the Selling Stockholder, pursuant to which we issued to the Selling Stockholder a senior secured convertible note (the “Note”) with an original principal amount of $5,000,000 and an original issue discount of $700,000. The Note bears no interest (except upon an event of default) and, unless earlier converted or redeemed, will mature on the first anniversary of the Closing Date. At closing, the Company received $3,300,000, with the remaining $1,000,000 of the $4,300,000 aggregate discounted principal amount to be released to the Company upon the SEC declaring effective a registration statement covering the resale of a number of shares of common stock equal to 200% of the maximum number of shares of the Company’s common stock issuable upon conversion of the Note (such shares issuable upon conversion, the “Conversion Shares”, and constituting the “Registrable Securities” under the Registration Rights Agreement, which is filed as an exhibit hereto).

The Note is convertible, at any time at the Selling Stockholder’s option, into Conversion Shares at an initial fixed conversion price of $0.94 per share (the “Fixed Conversion Price”), which is subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations, and other customary events. In addition, during each monthly period specified in the Note (each, a “Monthly Redemption Conversion Period”), the Selling Stockholder may convert up to $1,000,000 in aggregate principal amount of the Note (plus all accrued and unpaid amounts thereon) at a “Redemption Conversion Price” equal to the lower of (i) the Fixed Conversion Price then in effect and (ii) 90% of the lowest daily volume-weighted average price of the Company’s common stock during the seven consecutive trading days ending on and including the applicable date of conversion or the first trading day of the applicable Monthly Redemption Conversion Period, in each case subject to a floor price (the “Floor Price”) initially set at 20% of the Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635) on the trading day prior to the date of the Purchase Agreement, which resets automatically every six months. If the Company is unable to issue Conversion Shares due to the exchange cap described below or if a Floor Price condition exists, the Selling Stockholder may require the Company to satisfy the applicable monthly conversion amount in cash at a 7.5% premium.

If an event of default occurs and is continuing, the Note shall become due and payable, at the Selling Stockholder’s election, in cash at an amount equal to 125% of all the outstanding principal amount of the Note, accrued and unpaid interest, and any other unpaid amounts (collectively, the “Outstanding Value”). Upon the occurrence and continuation of an event of default, default interest shall accrue at an annual rate of 12%.

The Note also contains additional conversion, redemption, and put mechanics, including (i) an optional redemption right in favor of the Company, exercisable after 40 trading days following the effective date of the initial resale registration statement, at a price equal to 115% of the Outstanding Value of the Note, (ii) a change of control put right entitling the Selling Stockholder to require redemption of the Outstanding Value under the Note at a premium upon the occurrence of a change of control transaction, and (iii) a subsequent placement redemption right entitling the Selling Stockholder to require the Company to apply up to 30% of the gross proceeds of such subsequent placement to redeem at a price equal to 115% of the Outstanding Value being redeemed, in each case subject to the terms and conditions set forth in the Note.

The Purchase Agreement contains customary representations, warranties, and agreements of the Company and the Selling Stockholder, and customary indemnification rights and obligations of the parties. The Company has agreed to seek stockholder approval if the issuance of Conversion Shares would exceed 19.99% of the outstanding shares of the Company’s common stock as of the date of the Purchase Agreement. Absent such approval (or an opinion of outside counsel that stockholder approval is not required), the Company may not issue Conversion Shares in excess of 12,256,260 shares in the aggregate (the “Exchange Cap”). Conversions are also subject to a 9.99% beneficial ownership limitation.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement with the Selling Stockholder. The Company also entered into a security agreement with the Selling Stockholder (the “Security Agreement”), pursuant to which the Company granted to the Selling Stockholder, acting as collateral agent, a first-priority security interest in substantially all of the Company’s personal property assets, subject to customary permitted liens and excluded assets, as set forth in the Security Agreement.

The Offering

Common Stock Offered by the Selling Securityholder	Up to an aggregate of 16,531,931 shares of common stock issuable upon conversion of the Note

Common Stock Outstanding Before the Offering	61,281,308 shares of common stock as of June 10, 2025.

Use of Proceeds

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholder.

The Note bears an original principal amount of $5,000,000 with an original issue discount of $700,000. At closing of the Note, the Company received $3,300,000, with the remaining $1,000,000 of the $4,300,000 aggregate discounted principal amount to be released to the Company upon the SEC declaring effective the registration statement of which this prospectus forms a part.

Risk Factors	You should carefully read the section titled “Risk Factors” beginning on page 18 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Symbol for Our Common Stock	FNGR

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to the Business

We have a limited operating history and, as a result, our past results may not be indicative of future operating performance.

We have a limited operating history, which makes it difficult to forecast our future results. You should not rely on our past results of operations as indicators of future performance. You should consider and evaluate our prospects in light of the risks and uncertainty frequently encountered by companies like ours.

If we fail to address the risks and difficulties that we face, including those described elsewhere in this “Risk Factors” section, our business, financial condition and results of operations could be adversely affected. Further, because we have limited historical financial data and operate in an evolving market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

We have a history of net losses, and we may not be able to achieve or maintain profitability in the future.

For all annual periods of our operating history, we have experienced net losses. We generated net losses of approximately $7.0 million, $5.1 million and $3.8 million for the years ended February 28, 2026 and 2025, and February 29, 2024, respectively. As of February 28, 2026, we had an accumulated deficit of $41.2 million. We have not achieved profitability, and we may not realize sufficient revenue to achieve profitability in future periods. Our expenses will likely increase in the future as we develop and launch new offerings and platform features, expand in existing and new markets, increase our sales and marketing efforts and continue to invest in our platform. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. If we are unable to generate adequate revenue growth and manage our expenses, we may continue to incur significant losses in the future and may not be able to achieve or maintain profitability.

If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

We are currently experiencing growth in our business. This expansion increases the complexity of our business and has placed, and will continue to place, strain on our management, personnel, operations, systems, technical performance, financial resources and internal financial control and reporting functions. Our ability to manage our growth effectively and to integrate new employees, technologies and acquisitions into our existing business will require us to continue to expand our operational and financial infrastructure and to continue to retain, attract, train, motivate and manage employees. Continued growth could strain our ability to develop and improve our operational, financial and management controls, enhance our reporting systems and procedures, recruit, train and retain highly skilled personnel and maintain user satisfaction. Additionally, if we do not effectively manage the growth of our business and operations, the quality of our offerings could suffer, which could negatively affect our reputation and brand, business, financial condition and results of operations.

We depend on our key personnel and other highly skilled personnel, and if we fail to attract, retain, motivate or integrate our personnel, our business, financial condition and results of operations could be adversely affected.

Our success depends in part on the continued service of our founders, senior management team, key technical employees and other highly skilled personnel and on our ability to identify, hire, develop, motivate, retain and integrate highly qualified personnel for all areas of our organization. We may not be successful in attracting and retaining qualified personnel to fulfill our current or future needs. Our competitors may be successful in recruiting and hiring members of our management team or other key employees, and it may be difficult for us to find suitable replacements on a timely basis, on competitive terms or at all. If we are unable to attract and retain the necessary personnel, particularly in critical areas of our business, we may not achieve our strategic goals.

Our concentration of earnings from two telecommunications companies may have a material adverse effect on our financial condition and results of operations.

We currently derive a substantial amount of our total revenue through contracts secured with China Unicom and China Mobile. If we were to lose the business of one or both of these mobile telecommunications companies, if either were to fail to fulfill its obligations to us, if either were to experience difficulty in paying rebates to us on a timely basis, if either negotiated lower pricing terms, or if either increased the number of licensed payment portals it permits to process its payments, it could have a material adverse effect on our competitive position, business, financial condition, results of operations and cash flows. Additionally, we cannot guarantee that the volume of revenue we earn from China Unicom and China Mobile will remain consistent going forward. Any substantial change in our relationships with either China Unicom or China Mobile, or both, whether due to actions by our competitors, regulatory authorities, industry factors or otherwise, could have a material adverse effect on our business, financial condition and results of operations.

Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

Our business involves the processing and transmission of our users’ personal and other sensitive data. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks. Unauthorized parties may in the future gain access to our systems or facilities through various means, including gaining unauthorized access into our systems or facilities or those of our service providers, partners or users on our platform, or attempting to fraudulently induce our employees, service providers, partners, users or others into disclosing names, passwords, payment information or other sensitive information, which may in turn be used to access our information technology systems, or attempting to fraudulently induce our employees, partners or others into manipulating payment information, resulting in the fraudulent transfer of funds to criminal actors. In addition, users on our platform could have vulnerabilities on their own mobile devices that are entirely unrelated to our systems and platform but could mistakenly attribute their own vulnerabilities to us. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect.

Although we have developed systems and processes that are designed to protect our users’ data, prevent data loss and prevent other security breaches, these security measures cannot guarantee security. Our information technology and infrastructure may be vulnerable to cyberattacks or security breaches; also, employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in an actual or perceived privacy or security breach or other security incident.

Any actual or perceived breach of privacy or security could interrupt our operations, result in our platform being unavailable, result in loss or improper disclosure of data, result in fraudulent transfer of funds, harm our reputation and brand, damage our relationships with third-party partners, result in significant legal, regulatory and financial exposure and lead to loss of confidence in, or decreased use of, our platform, any of which could adversely affect our business, financial condition and results of operations. Any breach of privacy or security impacting any entities with which we share or disclose data (including, for example, our third-party providers) could have similar effects.

Additionally, defending against claims or litigation based on any security breach or incident, regardless of their merit, could be costly and divert management’s attention. We cannot be certain that our insurance coverage will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our reputation, brand, business, financial condition and results of operations.

Systems failures and resulting interruptions in the availability of our platform or offerings could adversely affect our business, financial condition and results of operations.

Our systems, or those of third parties upon which we rely, may experience service interruptions or degradation because of hardware and software defects or malfunctions, distributed denial-of-service and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, ransomware, malware or other events. Our systems also may be subject to break-ins, sabotage, theft and intentional acts of vandalism, including by our own employees. Some of our systems are not fully redundant and our disaster recovery planning may not be sufficient for all eventualities. Our business interruption insurance may not be sufficient to cover all of our losses that may result from interruptions in our service as a result of systems failures and similar events.

We have not experienced any system failures or other events or conditions that have interrupted the availability or reduced or affected the speed or functionality of our offerings. These events, were they to occur in the future, could adversely affect our business, reputation, results of operations and financial condition.

The successful operation of our business depends upon the performance and reliability of Internet, mobile, and other infrastructures that are not under our control.

Our business depends on the performance and reliability of Internet, mobile and other infrastructures that are not under our control. Disruptions in Internet infrastructure or the failure of telecommunications network operators to provide us with the bandwidth we need to provide our services and offerings could interfere with the speed and availability of our platform. If our platform is unavailable when platform users attempt to access it, or if our platform does not load as quickly as platform users expect, platform users may not return to our platform as often in the future, or at all, and may use our competitors’ products or offerings more often. In addition, we have no control over the costs of the services provided by national telecommunications operators. If mobile Internet access fees or other charges to Internet users increase, consumer traffic may decrease, which may in turn cause our revenue to significantly decrease.

Our business depends on the efficient and uninterrupted operation of mobile communications systems. The occurrence of an unanticipated problem, such as a power outage, telecommunications delay or failure, security breach or computer virus could result in delays or interruptions to our services, offerings and platform, as well as business interruptions for us and platform users. Furthermore, foreign governments may leverage their ability to shut down directed services, and local governments may shut down our platform at the routing level. Any of these events could damage our reputation, significantly disrupt our operations, and subject us to liability, which could adversely affect our business, financial condition and operating results. We have invested significant resources to develop new products to mitigate the impact of potential interruptions to mobile communications systems, which can be used by consumers in territories where mobile communications systems are less efficient. However, these products may ultimately be unsuccessful.

We may be subject to claims, lawsuits, government investigations and other proceedings that may adversely affect our business, financial condition and results of operations.

We may be subject to claims, lawsuits, arbitration proceedings, government investigations and other legal and regulatory proceedings as our business grows and as we deploy new offerings, including proceedings related to our products or our acquisitions, securities issuances or business practices. The results of any such claims, lawsuits, arbitration proceedings, government investigations or other legal or regulatory proceedings cannot be predicted with certainty. Any claims against us, whether meritorious or not, could be time-consuming, result in costly litigation, be harmful to our reputation, require significant management attention and divert significant resources. Determining reserves for litigation is a complex and fact-intensive process that requires significant subjective judgment and speculation. It is possible that such proceedings could result in substantial damages, settlement costs, fines and penalties that could adversely affect our business, financial condition and results of operations. These proceedings could also result in harm to our reputation and brand, sanctions, consent decrees, injunctions or other orders requiring a change in our business practices. Any of these consequences could adversely affect our business, financial condition and results of operations. Furthermore, under certain circumstances, we have contractual and other legal obligations to indemnify and to incur legal expenses on behalf of our business and commercial partners and current and former directors and officers.

We may require additional funding to support our business, and any failure to obtain such funding or to comply with the terms of any financing we obtain could materially and adversely affect our business, financial condition and results of operations.

To grow our business, FingerMotion currently looks to take advantage of the immense growth in the total variety of mobile services provided in China. For the Company to continue to grow, the deposit with the Telecoms needs to increase, as most of the revenue we process is dependent on the size of the deposit we have with each Telecom. We will need to raise additional capital to materially increase the amounts of these deposits with the Telecoms and to support the rollout of our Command & Communications business. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to those of our common stock, and our existing stockholders may experience dilution. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. A failure to comply with the terms of any financing could result in an event of default, entitling our creditors to exercise various remedies, including increasing interest rates, accelerating repayment of all outstanding amounts, or enforcing security interests over our assets, any of which could adversely affect our business, financial condition and results of operations. We cannot be certain that additional funding will be available to us on favorable terms, or at all. If we are unable to obtain adequate funding or funding on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited, and our business, financial condition and results of operations could be adversely affected.

Claims by others that we infringed their proprietary technology or other intellectual property rights could harm our business.

Companies in the Internet and technology industries are frequently subject to litigation based on allegations of infringement or other violations of intellectual property rights. In addition, certain companies and rights holders seek to enforce and monetize patents or other intellectual property rights they own, have purchased or otherwise obtained. As we gain a public profile and the number of competitors in our market increases, the possibility of intellectual property rights claims against us grows. From time to time, third parties may assert claims of infringement of intellectual property rights against us. Many potential litigants, including some of our competitors and patent-holding companies, have the ability to dedicate substantial resources to assert their intellectual property rights. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim, could distract our management from our business and could require us to cease use of such intellectual property. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, we risk compromising our confidential information during this type of litigation. We may be required to pay substantial damages, royalties or other fees in connection with a claimant securing a judgment against us, we may be subject to an injunction or other restrictions that prevent us from using or distributing our intellectual property, or we may agree to a settlement that prevents us from distributing our offerings or a portion thereof, which could adversely affect our business, financial condition and results of operations.

With respect to any intellectual property rights claim, we may have to seek out a license to continue operations found to be in violation of such rights, which may not be available on favorable or commercially reasonable terms and may significantly increase our operating expenses. Some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its intellectual property on reasonable terms, or at all, we may be required to develop alternative, non-infringing technology, which could require significant time (during which we would be unable to continue to offer our affected offerings), effort and expense and may ultimately not be successful. Any of these events could adversely affect our business, financial condition and results of operations.

Geopolitical tensions between the United States and China could adversely affect our operations and business environment.

Although our services are not directly affected by tariffs, ongoing political and trade tensions between the United States and China could lead to new regulations or restrictions that may impact our operations. These may include changes in laws, data rules, or cross-border business policies that we cannot predict at this time. Any unexpected government action could affect how we operate or grow our business in the future.

Risks Related to Our Securities

Our stock has limited liquidity.

Our common stock began trading on the Nasdaq Capital Market on December 28, 2021, and before that it traded on the OTCQX operated by OTC Markets Group Inc. Trading volume in our shares may be sporadic and the price could experience volatility. If adverse market conditions exist, you may have difficulty selling your shares.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates by securities analysts or our failure to perform in line with such estimates;

●	changes in market valuations of other companies, particularly those that market services such as ours;

●	announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	introduction of product enhancements that reduce the need for our products;

●	departure of key personnel; and

●	changes in overall global market sentiments and economy trends

We do not intend to pay cash dividends for the foreseeable future.

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any cash dividends in the foreseeable future. As a result, stockholders must rely on sales of their common stock after price appreciation as the only way to realize any future gains on their investment.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price and trading volume of our common stock could decline.

The trading market for our common stock may depend in part on the research and reports that securities or industry analysts publish about us, our business, our market or our competition. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If one or more of the analysts who cover us downgrade our common stock, provide a more favorable recommendation about our competitors or publish inaccurate or unfavorable research about our business, the price of our securities would likely decline. If few securities analysts commence coverage of us, or if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our securities could decrease, which might cause the price and trading volume of our common stock to decline.

The continued sale of our equity securities will dilute the ownership percentage of our existing shareholders and may decrease the market price for our Common Shares.

Our Certificate of Incorporation, as amended, authorize the issuance of up to 200,000,000 Common Shares and up to 1,000,000 shares of preferred stock (“Preferred Shares”). Our Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and designate the rights of the preferred shares, which may include voting, dividend, distribution or other rights that are preferential to those held by the common stockholders. The issuance of any such common or preferred shares may result in a reduction of the book value or market price of our outstanding common shares. To grow our business substantially, we will likely have to issue additional equity securities to obtain working capital to deposit with the telecommunications companies for which we process mobile recharge payments. Our efforts to fund our intended business plans will therefore result in dilution to our existing stockholders. If we do issue any such additional common shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire common shares your proportionate ownership interest and voting power could be decreased. Furthermore, any such issuances could result in a change of control or a reduction in the market price for our common shares.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “SOX”). The SOX requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting. We have expended, and anticipate that we will continue to expend, significant resources in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting.

Our current controls and any new controls that we develop may become inadequate because of changes in the conditions in our business. Further, weaknesses in our disclosure controls or our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting could also adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely adversely affect the market price of our common stock.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our shares of common stock, which could depress the price of our shares of common stock.

FINRA rules require broker-dealers to have reasonable grounds for believing that the investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, if our shares of common stock become speculative low-priced securities, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our shares of common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

Our shares of common stock have been thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares of common stock to raise money or otherwise desire to liquidate your shares.

Until December 28, 2021, our shares of common stock were quoted on the OTCQB/QX where they were “thinly traded”, meaning that the number of persons interested in purchasing our shares of common stock at or near bid prices at any given time was relatively small or non-existent. Since we listed on Nasdaq on December 28, 2021, the volume of our shares of common stock traded has increased, but that volume could decrease until we are thinly traded again. That could occur due to a number of factors, including that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our shares of common stock may not develop or be sustained.

Risks Related to the VIE Agreements

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

JiuGe Management, our WFOE, manages and operates the mobile data business through JiuGe Technology, the VIE, pursuant to the rights its holds under the VIE Agreements. Almost all economic benefits and risks arising from JiuGe Technology’s operations are transferred to JiuGe Management under these agreements.

There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable. Our PRC counsel has advised us that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;

●	discontinuing or restricting the operations of JiuGe Technology or JiuGe Management;

●	imposing conditions or requirements in respect of the VIE Agreements with which JiuGe Technology or JiuGe Management may not be able to comply;

●	requiring our company to restructure the relevant ownership structure or operations;

●	taking other regulatory or enforcement actions that could adversely affect our company’s business; and

●	revoking the business licenses and/or the licenses or certificates of JiuGe Management, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of JiuGe Technology, which would have a material adverse impact on our business, financial condition and results of operations. Furthermore, if the PRC government determines that the contractual arrangements constituting part of our VIE structure do not comply with PRC regulations, or if regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of our VIE, and our Common Shares may decline in value or become worthless.

Our ability to manage and operate JiuGe Technology under the VIE Agreements may not be as effective as direct ownership.

We conduct our mobile data business in the PRC and generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of JiuGe Technology. However, the VIE Agreements may not be as effective in providing us with control over JiuGe Technology as direct ownership. Under the current VIE arrangements, as a legal matter, if JiuGe Technology fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control JiuGe Technology, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

The VIE Agreements have never been challenged or recognized in court in the PRC, the PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

The VIE Agreements are governed by the PRC law and provide for the resolution of disputes through arbitral proceedings pursuant to PRC law. If JiuGe Technology or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing JiuGe Technology to meet its obligations or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in the United States and certain other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher tax liability or cause other adverse financial consequences.

Shareholders of JiuGe Technology have potential conflicts of interest with our Company which may adversely affect our business.

Li Li is the legal representative and general manager, and also a shareholder of JiuGe Technology. There could be conflicts that arise from time to time between our interests and the interests of Ms. Li. There could also be conflicts that arise between us and JiuGe Technology that would require our shareholders and JiuGe Technology’s shareholder to vote on corporate actions necessary to resolve the conflict. There can be no assurance in any such circumstances that Ms. Li will vote her shares in our best interest or otherwise act in the best interests of our company. If Ms. Li fails to act in our best interests, our operating performance and future growth could be adversely affected.

We rely on the approval certificates and business license held by JiuGe Management and any deterioration of the relationship between JiuGe Management and JiuGe Technology could materially and adversely affect our business operations.

We operate our mobile data business in China on the basis of the approval certificates, business license and other requisite licenses held by JiuGe Management and JiuGe Technology. There is no assurance that JiuGe Management and JiuGe Technology will be able to renew their licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.

Further, our relationship with JiuGe Technology is governed by the VIE Agreements that are intended to provide us with effective control over the business operations of JiuGe Technology. However, the VIE Agreements may not be effective in providing control over the application for and maintenance of the licenses required for our business operations. JiuGe Technology could violate the VIE Agreements, go bankrupt, suffer from difficulties in its business or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputations and business could be severely harmed.

If JiuGe Management exercises the purchase option it holds over JiuGe Technology’s share capital pursuant to the VIE Agreements, the payment of the purchase price could materially and adversely affect our financial position.

Under the VIE Agreements, JiuGe Technology’s shareholder has granted JiuGe Management an option for the maximum period of time permitted by law to purchase all of the equity interest in JiuGe Technology at a price equal to one dollar or the lowest applicable price allowable by PRC laws and regulations. As JiuGe Technology is already our contractually controlled affiliate, JiuGe Management’s exercising of the option would not bring immediate benefits to our company, and payment of the purchase prices could adversely affect our financial position.

Risks Related to Doing Business in China

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

●	Level of government involvement in the economy;

●	Control of foreign exchange;

●	Methods of allocating resources;

●	Balance of payments position;

●	International trade restrictions; and

●	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development (the “OECD”), in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary and affiliate in the PRC. Our principal operating subsidiary and affiliate, JiuGe Management and JiuGe Technology, are subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, most of our executive officers and all of our directors are not residents of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to effect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations, subsidiary and affiliate.

The current tensions in international trade and rising political tensions, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Recently there have been heightened tensions in international economic relations, such as the one between the United States and China. Political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the PRC central government, export control restrictions imposed by U.S. Department of Commerce on Chinese entities and the executive orders issued by the U.S. government in November 2020 that prohibit certain transactions with certain China-based companies and their respective subsidiaries. Responding to the restrictions aforementioned, the PRC central government also issued several countermeasures, including but not limited to counter-sanctions and export control rules of China. Rising political tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between the two major economies. Such tensions between the United States and China, and any escalation thereof, may have a negative impact on the general, economic, political, and social conditions in China and, in turn, adversely impacting our business, financial condition, and results of operations. Regulations were introduced which includes but not limited to Article 177 of the PRC Securities Law which states that overseas securities regulatory authorities shall not carry out an investigation and evidence collection activities directly in China without the consent of the securities regulatory authority of the State Council and the relevant State Council department(s). It further defines that no organization or individual shall provide the documents and materials relating to securities business activities to overseas parties arbitrarily. With this regulation in force, it may result in delays by the Company to fulfill any request to provide relevant documents or materials by the regulatory authorities or in the worst-case scenario that the Company would not be able to fulfill the request if the approval from the regulatory authority of the State Council and the relevant State Council department(s) were rejected.

You may have difficulty enforcing judgments against us.

We are a Delaware holding company, but Finger Motion (CN) Limited is a Hong Kong company, and our principal operating affiliate and subsidiary, JiuGe Technology and JiuGe Management, are located in the PRC. Most of our assets are located outside the United States and most of our current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments predicated on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, all of whom are not residents in the United States and the substantial majority of whose assets are located outside the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. Therefore, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

The PRC government may exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers.

Recent statements by the PRC government indicate an intent to take actions to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. On February 17, 2023, the CSRC promulgated Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and five guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures have introduced a filing-based regulatory regime that regulates both direct and indirect overseas offerings and listings of PRC domestic companies’ securities. Under the Overseas Listing Trial Measures, if the issuer meets both of the following conditions, any overseas securities offering or listing conducted by such issuer will constitute an indirect overseas offering that is subject to the prescribed filing procedures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. Any such issuer that submits an application for an initial public offering to competent overseas regulators, must make the required filing with the CSRC within three business days following the date of the application. Where a domestic company fails to comply with filing requirements or is otherwise determined to be in violation of the Overseas Listing Trial Measures, the CSRC may order rectification, issue a warning, and impose a fine ranging from RMB1,000,000 to RMB10,000,000. Controlling persons (including directors and officers) of the domestic company that are determined to be responsible for such filing delinquencies or violations can also be sanctioned.

On February 17, 2023, the CSRC held a press conference in connection with the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among other things, clarified that domestic companies that had been listed overseas on or before the effective date of the Overseas Listing Trial Measures (March 31, 2023) shall be deemed to be “stock enterprises”. Stock enterprises were exempted from having to immediately comply with the filing procedures, with their first filings being deferred to when they undertook a further overseas offering or listing. Generally, we understand that, for these purposes, the filing requirement would apply in respect of securities that are offered in a public overseas offering, and likely to securities that, having been offered in a private overseas offering, become eligible for resale to the public.

Specifics of the Overseas Listing Trial Measures, and the administrative rules, policies and practices of the CSRC, are somewhat unclear, and it remains uncertain what potential impact such modified or new laws and regulations will have on our ability to conduct our business, accept investments or list or maintain a listing on a U.S. or foreign exchange. If we are found to be delinquent in our filing obligations under, or are otherwise found to be in violation of, the Overseas Listing Trial Measures, this could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 4.5% and as low as 0.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The PRC has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of one of our operating subsidiaries to the U.S. or to our shareholders.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the CSRC stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

China has implemented or will implement rules and is considering a number of additional proposals relating to data protection. China’s new Data Security Law promulgated by the Standing Committee of the National People’s Congress of China in June 2021, or the Data Security Law, took effect in September 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. As a result of the new Data Security Law, we may need to make adjustments to our data processing practices to comply with this law.

Additionally, China’s Cyber Security Law, requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cyber Security Law provides that China adopt a multi-level protection scheme (MLPS), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to the Measures for the Graded Protection and the Guidelines for Grading of Classified Protection of Cyber Security. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

The Cyberspace Administration of China (the “CAC”) has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On July 10, 2021, the CAC published a revised draft of the Measures on Cybersecurity Review, expanding the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

It is unclear at the present time how widespread the cybersecurity review requirement and the enforcement action will be and what effect they will have on the telecommunications sector generally and the Company in particular. China’s regulators may impose penalties for non-compliance ranging from fines or suspension of operations, and this could lead to us delisting from the U.S. stock market.

Also, on November 20, 2021, the National People’s Congress passed the Personal Information Protection Law, which was implemented on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the draft contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in Chinese Renminbi (RMB), and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to our shareholders, and otherwise fund and conduct our businesses.

Substantially all of our revenue is earned by JiuGe Management, our PRC subsidiary. PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amount in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and affiliated entities, which could harm our liquidity and our ability to fund and expand our business.

As an offshore holding company of our PRC subsidiary, we may (i) make loans to our PRC subsidiary and affiliated entities, (ii) make additional capital contributions to our PRC subsidiary, (iii) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, and (iv) acquire offshore entities with business operations in China in an offshore transaction. However, most of these uses are subject to PRC regulations and approvals. For example:

●	loans by us to our wholly-owned subsidiary in China, which is a foreign-invested enterprise, cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange of the PRC (the “SAFE”) or its local counterparts;

●	loans by us to our affiliated entities, which are domestic PRC entities, over a certain threshold must be approved by the relevant government authorities and must also be registered with the SAFE or its local counterparts; and

●	capital contributions to our wholly-owned subsidiary must file a record with the PRC Ministry of Commerce (“MOFCOM”) or its local counterparts and shall also be limited to the difference between the registered capital and the total investment amount.

We cannot assure you that we will be able to obtain these government registrations or filings on a timely basis, or at all. If we fail to finish such registrations or filings, our ability to capitalize our PRC subsidiary’s operations may be adversely affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated a notice relating to the administration of foreign invested company of its capital contribution in foreign currency into RMB (Hui Fa [2015]19) (“Circular 19”). Although Circular 19 has fastened the administration relating to the settlement of exchange of foreign-investment, allows the foreign-invested company to settle the exchange on a voluntary basis, it still requires that the bank review the authenticity and compliance of a foreign-invested company’s settlement of exchange in previous time, and the settled in RMB converted from foreign currencies shall deposit on the foreign exchange settlement account, and shall not be used for several purposes as listed in the “negative list”. As a result, the notice may limit our ability to transfer funds to our operations in China through our PRC subsidiary, which may affect our ability to expand our business. Meanwhile, the foreign exchange policy is unpredictable in China, it shall be various with the nationwide economic pattern, the strict foreign exchange policy may have an adverse impact in our capital cash and may limit our business expansion.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, the SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company (“SPV”), for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by the SAFE, which became public in June 2007 (“Notice 106”), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 30, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by the SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether the SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ and affiliates’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if the SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s and affiliate’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

We may be subject to fines and legal sanctions by the SAFE or other PRC government authorities if we or our employees who are PRC citizens fail to comply with PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens.

On March 28, 2007, the SAFE promulgated the Operating Procedures for Foreign Exchange Administration of Domestic Individuals Participating in Employee Stock Ownership Plans and Stock Option Plans of Offshore Listed Companies (“Circular 78”). Under Circular 78, Chinese citizens who are granted share options by an offshore listed company are required, through a Chinese agent or Chinese subsidiary of the offshore listed company, to register with SAFE and complete certain other procedures, including applications for foreign exchange purchase quotas and opening special bank accounts. We and our Chinese employees who have been granted share options are subject to Circular 78. Failure to comply with these regulations may subject us or our Chinese employees to fines and legal sanctions imposed by the SAFE or other PRC government authorities and may prevent us from further granting options under our share incentive plans to our employees. Such events could adversely affect our business operations.

Under the New EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the New EIT Law effective on January 1, 2008, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies (the “Notice”), further interpreting the application of the New EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

Given the above conditions, although unlikely, we may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We may be exposed to liabilities under the Foreign Corrupt Practices Act (the “FCPA”) and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the FCPA and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties and we earn the majority of our revenue in China. PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by our executive officers, employees, consultants, sales agents or other representatives of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the executive officers, employees, consultants, sales agents or other representatives of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. securities laws.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and computer, financial and other control systems. Some of our staff is not educated and trained in the Western system, and we may have difficulty hiring new employees in the PRC with such training. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the SOX. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with Commission rules and regulations and the requirements of the SOX. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

The disclosures in our reports and other filings with the SEC and our other public announcements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in the PRC, where part of our operations and business are located, has conducted any due diligence on our operations or reviewed or cleared any of our disclosure.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Unlike public reporting companies whose operations are located primarily in the United States, however, substantially all of our operations are located in the PRC and Hong Kong. Since substantially all of our operations and business takes place outside of United States, it may be more difficult for the staff of the SEC to overcome the geographic and cultural obstacles that are present when reviewing our disclosure. These same obstacles are not present for similar companies whose operations or business take place entirely or primarily in the United States. Furthermore, our SEC reports and other disclosure and public announcements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review of the CSRC. Accordingly, you should review our SEC reports, filings and our other public announcements with the understanding that no local regulator has done any due diligence on our Company and with the understanding that none of our SEC reports, other filings or any of our other public announcements has been reviewed or otherwise been scrutinized by any local regulator.

Certain PRC regulations, including those relating to mergers and acquisitions and national security, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective in September 2006 and were further amended in June 2009, requires that if an overseas company is established or controlled by PRC domestic companies or citizens intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC domestic companies or citizens, such acquisition must be submitted to the MOFCOM, rather than local regulators, for approval. In addition, the M&A Rules requires that an overseas company controlled directly or indirectly by PRC companies or citizens and holding equity interests of PRC domestic companies needs to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to listing its securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice on its official website specifying the documents and materials required to be submitted by overseas special purpose companies seeking the CSRC’s approval of their overseas listings.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the MOFCOM must be notified in the event a foreign investor takes control of a PRC domestic enterprise. In addition, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the MOFCOM. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in November 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by the MOFCOM. In addition, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited.

The Regulations on Foreign Investment Security Assessment (the “Security Assessment Rules”) which became effective in January 2021, requires that if foreign investors intend to directly or indirectly invest in the PRC in key industries and obtaining actual control over the invested enterprise, including important agricultural products, important energy and resources, major equipment manufacturing, important infrastructure, important transport services, important cultural products and services, important information technology and internet products and services, important financial services, key technologies, and other important areas, they shall proactively apply for approval to the working mechanism office (the “Security Assessment Office”) before their implementation.

There is significant uncertainty regarding the interpretation and implementation of these regulations relating to merger and acquisition activities in China. In addition, complying with these requirements could be time-consuming, and the required notification, review or approval process may materially delay or affect our ability to complete merger and acquisition transactions in China. As a result, our ability to seek growth through acquisitions may be materially and adversely affected. In addition, if the MOFCOM or Security Assessment Office determines that we should have obtained its approval for our entry into contractual arrangements with our affiliated entities, we may be required to file for remedial approvals. There is no assurance that we would be able to obtain such approval from the MOFCOM or Security Assessment Office.

If the MOFCOM, the CSRC and/or other PRC regulatory agencies subsequently determine that the approvals from the MOFCOM and/or CSRC and/or other PRC regulatory agencies were required, our PRC business could be challenged, and we may need to apply for a remedial approval and may be subject to certain administrative punishments or other sanctions from PRC regulatory agencies. The regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the conversion and remittance of our funds in foreign currencies into the PRC, or take other actions that could materially and adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.

As substantially all of our operations are conducted through the VIE in China, our ability to pay dividends is primarily dependent on receiving distributions of funds from the VIE. However, the PRC government might exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which would likely result in a material change in our operations, even significantly limit or completely hinder our ability to offer or continue to offer securities or dividends to investors, and the value of our common stock may depreciate significantly or become worthless.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law (the “Cracking Down on Illegal Securities Activities Opinions”). The Cracking Down on Illegal Securities Activities Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by China-based companies, and proposed to take measures, including promoting the construction of relevant regulatory systems to control the risks and deal with the incidents faced by China-based overseas-listed companies.

In addition, on December 24, 2021, the CSRC issued the draft Administration Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administration Provisions”) and the draft Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administrative Measures”), for public comments. The Draft Administration Provisions and the Draft Administrative Measures regulate overseas securities offering and listing by domestic companies in direct or indirect form. The Draft Administration Provisions specify the responsibilities of the CSRC to regulate the activities of overseas securities offering and listing by domestic companies and establish a filing-based regime. As a supporting measure to the Draft Administration Provisions, the Draft Administrative Measures, detail the determination criteria for indirect overseas listing in overseas markets. Specifically, an offering and listing shall be considered as an indirect overseas offering and listing by a domestic company if the issuer meets the following conditions: (i) the operating income, gross profit, total assets, or net assets of the domestic enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, or the main place of business is in the PRC or carried out in the PRC. In accordance with the Draft Administrative Measures, the issuer or its designated material domestic company, shall file with the CSRC and report the relevant information for its initial public offering.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and five relevant guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. According to the Overseas Listing Trial Measures, if the issuer meets both the following conditions, the overseas securities offering and listing conducted by such issuer will be determined as indirect overseas offering, which shall be subject to the filing procedure set forth under the Overseas Listing Trial Measures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. Where an abovementioned issuer submits an application for an initial public offering to competent overseas regulators, such issuer shall file with the CSRC within three business days after such application is submitted. Where a domestic company fails to fulfill filing procedure or in violation of the provisions as stipulated above, in respect of its overseas offering and listing, the CSRC shall order rectification, issue warnings to such domestic company, and impose a fine ranging from RMB1,000,000 to RMB10,000,000. Also, the directly liable persons and actual controllers of the domestic company that organize or instruct the aforementioned violations shall be warned and/or imposed fines.

Also on February 17, 2023, the CSRC also held a press conference for the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that the domestic companies that have already been listed overseas on or before the effective date of the Overseas Listing Trial Measures (March 31, 2023) shall be deemed as “stock enterprises”. Stock enterprises are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC when subsequent matters such as refinancing are involved.

Due to the Overseas Listing Trial Measures, we will be required to file with the CSRC with respect to an offering of new securities, which may subject us to additional compliance requirements in the future and we cannot assure you that we will be able to get the clearance from the CSRC for any offering of new securities on a timely manner. Any failure of us to comply with the new Overseas Listing Trial Measures may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation.

Furthermore, it is uncertain when and whether we will be able to obtain permission or approval from the CSRC or the PRC government to offer securities to list on U.S. exchanges or the execution of a VIE Agreement in the future. However, our operations are conducted through the VIE in PRC, and our ability to pay dividends is primarily dependent on receiving distributions of funds from the VIE, if we do not obtain or maintain any of the permissions or approvals which may be required in the future by the PRC government for the operation of the VIE or the execution of VIE Agreements, our operations and financial conditions could be adversely effected, even significantly limit or completely hinder our ability to offer or continue to offer securities or dividends to investors and cause the value of our securities to significantly decline or become worthless.

Risks Related to the Note and the Offering

A substantial number of shares of our common stock may be issued pursuant to the terms of the Note, which could cause the price of our common stock to decline, as well as cause a greater dilution to our existing stockholders.

The Note is convertible, at any time at the Selling Stockholder’s option into shares of our common stock, at an initial Fixed Conversion Price of $0.94 per share, which is subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations, and other customary events. In addition, during each Monthly Redemption Conversion Period, the Selling Stockholder may convert up to $1,000,000 in aggregate principal amount of the Note (plus all accrued and unpaid amounts thereon) at a “Redemption Conversion Price” equal to the lower of (i) the Fixed Conversion Price then in effect and (ii) 90% of the lowest daily volume-weighted average price of the Company’s common stock during the seven consecutive trading days ending on and including the applicable date of conversion or the first trading day of the applicable Monthly Redemption Conversion Period, in each case subject to a Floor Price initially set at 20% of the Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635) on the trading day prior to the date of the Purchase Agreement, which resets automatically every six months. As a result, the conversion price is variable and depends upon market performance. In the event our common stock experiences substantial decline in per share price, such decline could cause significantly more conversion shares to be issuable upon conversion of the Note, cause greater dilution to our shareholders and have a depressive effect on the overall market price.

Sales of substantial amounts of our common stock by the Selling Stockholder, or the perception that these sales could occur, could adversely affect the price of our common stock.

The sale by the Selling Stockholder of a significant number of shares of common stock could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the Selling Stockholder may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

The requirement that we repay the Note and interest thereon in cash under certain circumstances, and the restrictive covenants contained in the Note, could adversely affect our business plan, liquidity, financial condition, and results of operations.

We may be required to repay the Note and interest thereon in cash, if we do not meet certain in certain circumstances. For example, if the Company is unable to issue conversion shares due to the Exchange Cap or if a Floor Price condition exists, the Selling Stockholder may require the Company to satisfy the applicable monthly conversion amount in cash at a 7.5% premium. If an event of default occurs and is continuing, the Note will become due and payable, at the Selling Stockholder’s election, in cash at an amount equal to 125% of all the outstanding principal amount of the Note, accrued and unpaid interest, and any other unpaid amounts. Upon the occurrence and continuation of an event of default, default interest will accrue at an annual rate of 12%. Furthermore, the Selling Stockholder could foreclose on its security interests in our assets, including our intellectual property.

The Note contains restrictive covenants, including financial covenants. These obligations and covenants could have important consequences on our business. In particular, they could:

•	require us to dedicate a substantial portion of our cash flow from operations to payments on the Note;

•	limit, among other things, our ability to borrow additional funds and otherwise raise additional capital, and our ability to conduct acquisitions, joint ventures or similar arrangements, as a result of our obligations to make such payments and comply with the restrictive covenants in the Note;

•	limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate; and

•	increase our vulnerability to general adverse economic and industry conditions.

In the event we are required to repay the Note in cash, we may seek to refinance the remaining balance. No assurances can be given that we will be successful in making the required payments under the Note, or in refinancing our obligations on favorable terms, or at all. Should we determine to refinance through equity, it could be dilutive to shareholders.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account to the Selling Stockholder and we will not receive any proceeds from the sale of these shares by the Selling Stockholder.

The Note bears an original principal amount of $5,000,000 with an original issue discount of $700,000. At closing of the Note, the Company received $3,300,000, with the remaining $1,000,000 of the $4,300,000 aggregate discounted principal amount to be released to the Company upon the SEC declaring effective a resale registration statement covering the resale of a number of shares of common stock equal to 200% of the maximum number of conversion shares issuable upon conversion of the Note.

DETERMINATION OF OFFERING PRICE

The Selling Stockholder may sell its shares offered under this prospectus at prevailing market prices, privately negotiated prices or otherwise as set forth under “Plan of Distribution” in this prospectus.

SELLING STOCKHOLDER

The shares of common stock being offered by the Selling Stockholder are those issuable to the Selling Stockholder upon conversion of the Note. For additional information regarding the issuances of those shares of common stock and the Note, see “Prospectus Summary — The Note Private Placement” above. We are registering the shares of common stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the Note, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of common stock and Note, as of June 10, 2026, assuming conversion of the Note held by the Selling Stockholder on that date, without regard to any limitations on conversion.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholder.

In accordance with the terms of a registration rights agreement with the Selling Stockholder, this prospectus covers the resale of 200% of the maximum number of shares of common stock issuable upon conversion of the Note, determined as if the outstanding Note was converted in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC, calculated as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration rights agreement, without regard to any limitations on the conversion of the Note. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Note, the Selling Stockholder may not convert the Note to the extent such conversion would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of common stock following such conversion, excluding for purposes of such determination of shares of common stock issuable upon conversion of the Note which have not been converted. The number of shares in the second and fourth columns do not reflect this limitation. The selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

	Shares Beneficially Owned Prior to Offering(1)		Maximum Number of Shares to be Offered(2)	Shares Beneficially Owned After Offering(3)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Alto Opportunity Master Fund, SPC –Segregated Master Portfolio B (4)	6,801,470	9.99%	16,531,931	—	—

(1)	This column lists the number of shares of our common stock beneficially owned by the Selling Stockholder as of June 10, 2026, which includes (i) 100,258 shares of common stock issuable upon exercise of common stock purchase warrants held by the Selling Stockholder, and (ii) 6,701,212 shares of common stock issuable upon conversion of the Note based on the assumed redemption conversion price (calculated for these purposes at 90% of the lowest daily VWAP during the seven trading days ending on June 9, 2026), and after giving effect to the 9.99% beneficial ownership limitation described above. Percentages are based on 61,281,308 shares of common stock outstanding as of June 10, 2026.
(2)	Assumes the immediate conversion of the Note that may be issued to the Selling Stockholder.
(3)	Assumes the issuance of all of the shares of common stock underlying the Note that are offered for resale hereby, and the sale by the Selling Stockholder of all of such shares offered for resale hereby.
(4)	Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (“Alto Opportunity Master Fund B”) and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

PLAN OF DISTRIBUTION

The Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits buyers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may
•	position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a
•	specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through
•	an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the Buyer of securities, from the Buyer) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each Buyer at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

Authorized Capital

We are authorized to issue 200,000,000 shares of common stock, having a par value of $0.0001 per share, and 1,000,000 shares of preferred stock, having a par value of $0.0001 per share.

Outstanding Capital Stock

As of June 10, 2026, we had 61,281,308 shares of common stock issued and outstanding and we had 74 registered holders of our shares of common stock. As of June 10, 2026, we had outstanding options to acquire 6,039,100 shares of our common stock held by employees, directors, officers and consultants granted options to purchase shares of our common stock, as well as outstanding warrants to purchase 8,175,595 shares of common stock. As of June 10, 2026, we had a senior secured convertible note in the outstanding principal amount of $5,000,000 issued to the Selling Shareholder.

Common Stock

Holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. However, the current policy of our Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are fully-paid and non-assessable.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer, LLC located at 18 Lafayette Place, Woodmere, New York, U.S.A. 11598.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

Our common stock began trading on the Nasdaq Capital Market on December 28, 2021 under the symbol “FNGR”, and before that it traded on the OTCQX operated by OTC Markets Group Inc. under the symbol “FNGR”. Trading volume in our shares may be sporadic and the price could experience volatility. The following table sets forth the high and low bid prices relating to our common stock for the periods indicated as quoted by the Nasdaq Capital Market. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

Quarter Ended	High Bid	Low Bid
May 31, 2026	$1.57	$0.7501
February 29, 2026	$1.68	$1.05
November 30, 2025	$2.20	$1.21
August 31, 2025	$3.00	$1.36
May 31, 2025	$5.20	$1.12
February 29, 2025	$2.70	$1.03
November 30, 2024	$2.46	$1.79
August 31, 2024	$3.26	$1.63
May 31, 2024	$3.96	$1.92
February 29, 2024	$4.50	$2.05

On June 10, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.6342 per share.

Holders of Common Shares

As of June 10, 2026, there were approximately 74 holders of record of our common stock as reported by our transfer agent, VStock Transfer, LLC, which does not include shareholders whose shares are held in street or nominee names.

Dividends

We have never declared or paid any cash dividends on our capital stock. We intend to use the net proceeds from any offerings of our securities and our future earnings, if any, to finance the further development and expansion of our business and do not intend or expect to pay cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, outstanding indebtedness, and plans for expansion and restrictions imposed by lenders, if any.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives, expectations, intentions and projections. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section entitled “Cautionary Note Regarding Forward-looking Statements.”

Introduction

The following discussion summarizes the results of operations for each of our fiscal years ended February 28, 2026 and February 28, 2025 and our financial condition as at February 28, 2026 and February 28, 2025, with a particular emphasis on fiscal 2026, our most recently completed fiscal year.

Overview

The Company is a mobile services, data, and technology company incorporated in Delaware, USA, with its head office located at 111 Somerset Road, Level 3, Singapore 283164. As described elsewhere in this prospectus, the Company has been organized as a holding company and conducts a significant part of its operations through its subsidiaries and through contractual agreements with JiuGe Technology, the VIE based in China. The Company indirectly owns 100% of the equity of JiuGe Management, a WFOE that has entered into the VIE Agreements which gives the Company operational control over JiuGe Technology and consolidates its financial results.

The Company operates its business across four primary segments:

•	telecommunications products and services;
•	marketplace platform and digital commerce infrastructure solutions;
•	data and analytics platform solutions; and
•	advanced technology and platform solutions.

The telecommunications products and services segment includes the distribution of telecommunications-related products and the provision of communication services, such as SMS, MMS, and related messaging solutions. The marketplace platform and digital commerce infrastructure segment includes the Company’s mobile-first, online-to-offline (“O2O”) marketplace platforms. The data and analytics platform solutions segment includes the Company’s Sapientus platform, which provides data-driven analytics solutions to enterprise customers, particularly in the insurance and financial services sectors. The advanced technology and platform solutions segment includes the Company’s C2 Platform, designed to support real-time communication, coordination, and operational management across enterprise and industry applications.

Historically, the Company’s revenue has primarily derived from its telecommunications products and services segment. However, the Company is increasingly focused on expanding its higher-margin, technology-driven platform businesses, including enterprise communications, data analytics, and platform solutions. The newer platform segments are in various stages of development and commercialization, and their future contributions to revenue and profitability will depend on market adoption, technological advancements, and regulatory conditions.

Business Segments

The Company operates its business across four primary segments:

•	Telecommunications Products and Services

The Company’s telecommunications products and services segment represents its core operating business, encompassing mobile recharge and top-up services, data plans, subscription plans, mobile devices, and related value-added telecommunications services for consumers and enterprise customers in the PRC. These services are primarily delivered through strategic arrangements and integrations with major telecommunications operators, including China Mobile and China Unicom.

•	Marketplace Platform and Digital Commerce Infrastructure Solutions

The Company’s marketplace platform and digital commerce infrastructure segment comprises mobile-first, O2O marketplace and procurement platform solutions designed to facilitate digital commerce transactions and service integration across various industry verticals. This segment includes the DaGe Platform, which connects automotive owners with providers of vehicle-related products and services, and the JiuGe Procurement Platform, an enterprise procurement solution that supports supplier coordination and procurement workflows. The Company continues to invest in platform development, scalability, data analytics integration, and user experience enhancements to support long-term growth and monetization through transaction-based fees, subscription services, advertising, and other value-added offerings.

•	Data And Analytics Platform Solutions

The Company’s data and analytics platform solutions segment operates under the Sapientus brand, offering AI-powered data analytics and enterprise intelligence solutions for the telecommunications and insurance industries. The platform leverages telecommunications and behavioural data to enhance precision marketing, customer acquisition, risk assessment, product personalization, and analytics-driven business decision-making.

•	Advanced Technology and Platform Solutions

The Company’s advanced technology and platform solutions segment includes its C2 Platform, which integrates satellite communications, 5G networks, IoT systems, and AI-driven analytics for emergency response vehicles and specialized commercial applications. The platform is designed to support mission-critical communications, operational coordination, and real-time data transmission in public safety, emergency response, transportation, and related infrastructure environments.

Technology and Platform Strategy

The Company’s operations are supported by proprietary and third-party technology platforms, including messaging infrastructure, digital commerce systems, and data analytics capabilities. The Company continues to invest in enhancing these platforms to improve scalability, reliability, and performance across its operating subsidiaries.

Customers and Markets

The Company serves enterprise customers, telecommunications operators, and platform users primarily in the PRC. The Company’s solutions are designed to support high-volume transactional environments and data-driven enterprise use cases.

Key Business Developments

During fiscal 2026, the Company continued its strategic transformation from a telecommunications-focused operating business to a diversified technology and platform enterprise. Management’s initiatives during the fiscal year were focused on expanding platform-based capabilities, enhancing technology infrastructure, strengthening strategic positioning across multiple business segments, and pursuing scalable growth opportunities.

Expansion of Marketplace Platform and Digital Commerce Infrastructure Solutions

During fiscal 2026, the Company expanded its marketplace platform and digital commerce infrastructure solutions segment through the acquisition of intellectual property assets related to the DaGe Platform.

The DaGe Platform is an integrated digital marketplace ecosystem that connects vehicle owners with automotive service providers, electric vehicle (EV) charging networks, and accessory vendors through mobile applications and mini-program platforms. As of February 28, 2026, the platform had integrated approximately 86,000 charging stations and approximately 12,500 vendors and service providers.

Management believes the acquisition enhances the Company’s position within the intelligent mobility and digital commerce ecosystem and supports the Company’s strategy of developing scalable platform-based revenue models and diversified enterprise service capabilities.

In addition, the Company launched the JiuGe Procurement Platform during fiscal 2026, the enterprise procurement and supplier management platform is designed to support employee benefits programs, customer rewards initiatives, and promotional campaign management for enterprise customers. As of February 28, 2026, the platform was being piloted with select regional operations of China Mobile and Juneyao Airlines.

Management believes the procurement platform may facilitate future expansion of enterprise-focused digital commerce infrastructure services and contribute to the diversification of the Company’s marketplace-related revenue streams.

Development of Data and Analytics Platform Solutions

The Company continued to invest in its Sapientus platform, which provides AI-powered data analytics and enterprise intelligence solutions for the telecommunications and insurance industries.

The platform leverages telecommunications-related and behavioural data to facilitate precision marketing, analytics-driven customer acquisition, risk assessment, product personalization, and enhanced enterprise decision-making capabilities. Although the current revenue contribution from this segment remains limited, management views the platform as a strategic long-term initiative that may support future growth opportunities in both domestic and regional markets.

Advancement of Advanced Technology and Platform Solutions

During fiscal 2026, the Company continued its development and commercialization activities related to the Advanced Mobile Integrated C2 Platform through JiuGe Technology.

The C2 Platform integrates satellite communications, 5G networks, IoT systems, high-definition video transmission, intelligent conferencing systems, and AI-driven analytics specifically designed for emergency response vehicles and specialized operational environments.

Throughout the fiscal year, JiuGe Technology secured contracts from government emergency response agencies in multiple Chinese cities through competitive public tender processes. As of February 28, 2026, ten vehicles equipped with the C2 Platform had been deployed for beta testing and operational use.

Management believes that the advanced technology and platform solutions segment may represent a long-term, higher-margin growth opportunity, expanding the Company’s exposure beyond traditional telecommunications-related services into mission-critical communications and infrastructure solutions.

Results of Operations

Year Ended February 28, 2026 Compared to Year Ended February 28, 2025

The following table sets forth our results of operations for the fiscal years ended February 28, 2026 and February 28, 2025:

	Year Ended February 28, 2026	Year Ended February 28, 2025
Revenue	$24,132,261	$35,607,614
Cost of revenue	$(23,438,416)	$(32,843,907)
Total operating expenses	$(7,633,882)	$(8,712,708)
Total other income (expenses)	$(101,296)	$(39,462)
Net Loss attributable to the Company’s stockholders	$(6,997,770)	$(5,112,804)
Foreign currency translation adjustment	$859,172	$(176,265)
Comprehensive loss attributable to the Company	$(6,139,142)	$(5,288,467)
Basic Loss Per Share attributable to the Company	(0.12)	(0.09)
Diluted Loss Per Share attributable to the Company	(0.12)	(0.09)

Revenue

The following table sets forth the Company’s revenue from its three lines of business for the periods indicated:

	Year Ended February 28, 2026	Year Ended February 28, 2025	Change (%)
Telecommunication Products & Services	$23,937,558	$35,396,655	-32%
Marketplace Platform & Digital Commerce Infrastructure Solutions	$25,037	$80,592	-69%
Advanced Technology & Platform Solutions	$141,886	$188,576	-25%
Data & Analytics Platform Solutions	$27,780	$(58,209)	148%
Total Revenue	$24,132,261	$35,607,614	-32%

We recorded $24,132,261 in revenue for the year ended February 28, 2026, a decrease of $11,475,353 or 32%, compared to the year ended February 28, 2025. This decrease was primarily attributable to a decline of $11,459,097 in revenue from our Telecommunication Products & Services segment. Within this segment, revenue from sales of mobile devices amounted to $7,410,130 for the year ended February 28, 2026, compared to $17,964,650 for the year ended February 28, 2025, representing a decrease of $10,554,520. The overall decrease was also attributable to decreases of $55,555 from Marketplace Platform and Digital Commerce Infrastructure Solutions, mainly the DaGe Platform and $46,690 from Advanced Technology and Platform Solutions, primarily the C2 Platform. These decreases were partially offset by an increase of $85,989 in revenue from Data and Analytics Platform Solutions, mainly the Sapientus Platform.

We principally earn revenue by providing mobile payment and recharge services to customers of telecommunications companies in China. Specifically, we earn a negotiated rebate amount from the telecommunications companies for all monies paid by consumers to those companies that we process. This operating model requires working capital to support transaction volumes. During the year ended February 28, 2026, our revenue remained primarily driven by our Telecommunication Products & Services segment, which contributed $23.94 million, representing 99.2% of total revenue.

The DaGe Platform, launched in 2024, generated $25,037 in revenue compared to $80,592 in the prior year. Revenue remained limited during the year as operational and promotional activities were constrained by available working capital.

The Advanced Technology and Platform Solutions segment generated $141,886 in revenue for the year ended February 28, 2026, compared to $188,576 in the prior year. Revenue contributions remained limited, and activity during the year primarily reflected project-based work, with the scope and pace of deployment constrained by available working capital.

The Data and Analytics Platform Solutions segment generated revenue of $27,780 for the year ended February 28, 2026. Activity in this segment remains limited during the year.

Cost of Revenue

The following table sets forth the Company’s cost of revenue for the periods indicated:

	Year Ended February 28, 2026	Year Ended February 28, 2025
Telecommunication Products & Services	$23,270,576	$32,532,881
Marketplace Platform & Digital Commerce Infrastructure Solutions	$48,049	$151,065
Advanced Technology & Platform Solutions	$119,791	$159,961
Data & Analytics Platform Solutions	$—	$—
Total Cost of Revenue	$23,438,416	$32,843,907

We recorded $23,438,416 in costs of revenue for the year ended February 28, 2026, a decrease of $9,405,491 or 29%, compared to the year ended February 28, 2025. As previously mentioned, we principally earn revenue by providing mobile payment and recharge services to customers of telecommunications companies, subscription plans and mobile phone sales in China. To earn this revenue, we incur cost of the product, certain customer acquisition costs, including discounts, promotion and marketing initiatives aimed at user growth and partner engagement, particularly in our emerging segments, which are reflected in our cost of revenue.

Gross Profit

Our gross profit for the year ended February 28, 2026 was $693,845, a decrease of $2,069,862 or 75%, compared to the year ended February 28, 2025. Cost of revenue primarily consists of product costs and transaction-related costs incurred in connection with mobile payment and recharge services provided to customers of telecommunications companies in China. As transaction activity declined during the year due to working capital constraints, the associated variable costs declined proportionately.

Amortization & Depreciation

We recorded amortization & depreciation of $351,204 for intangible assets & fixed assets for the year ended February 28, 2026, an increase of $194,707 or 124%, compared to the year ended February 28, 2025. The increase resulted from the purchase of software IP.

General and Administrative Expenses

The following table sets forth the Company’s general and administrative expenses for the periods indicated:

	Year Ended February 28, 2026	Year Ended February 28, 2025
Accounting	$247,671	$330,021
Consulting	$1,265,334	$1,768,516
Entertainment	$178,181	$321,404
IT	$59,482	$64,945
Rent	$150,470	$22,746
Salaries & Wages	$2,191,595	$2,452,796
Technical Fee	$136,596	$144,202
Travelling	$181,904	$386,408
Others	$638,187	$954,733
Total G&A Expenses	$5,049,420	$6,445,771

We recorded $5,049,420 in general and administrative expenses for the year ended February 28, 2026, a decrease of $1,396,351 or 22%, compared to the year ended February 28, 2025. The decrease was primarily due to lower salaries & wages, traveling, entertainment, accounting, consulting and other miscellaneous expenses compared to the prior year. General and administrative expenses consist of personnel-related costs, professional and accounting services, and general office and operational expenses necessary to support regulatory compliance. These expenses include ongoing costs associated with corporate governance, audit and regulatory filings, consulting and advisory services, as well as operational support across our business segments.

Marketing Costs

The following table sets forth the Company’s marketing costs for the periods indicated:

	Year Ended February 28, 2026	Year Ended February 28, 2025
Marketing Costs	$83,197	$276,258

We recorded $83,197 in marketing costs for the year ended February 28, 2026, a decrease of $193,061 or 70% compared to the year ended February 28, 2025. The decrease was primarily attributable to reduced marketing and promotional activities during the year, reflecting cost control measures implemented in response to liquidity constraints.

Research & Development

The following table sets forth the Company’s research & development for the periods indicated:

	Year Ended February 28, 2026	Year Ended February 28, 2025
Research & Development	$411,925	$632,767

We recorded $411,925 in research & development for the year ended February 28, 2026, a decrease of $220,842 or 35% compared to the year ended February 28, 2025. Research and development expenses primarily consist of personnel-related costs. Activities during the year remained limited in scope, with expenditures aligned to our available working capital.

Credit Impairment Loss

The following table sets forth the Company’s credit impairment loss for the periods indicated:

	Year Ended February 28, 2026	Year Ended February 28, 2025
Credit impairment loss	$1,207,516	$439,613

We recorded $1,207,516 in credit impairment loss for the year ended February 28, 2026, an increase of $767,903 or 175% compared to the year ended February 28, 2025. The increase was mainly attributable to a higher allowance recognized on trade receivables following management’s assessment of expected credit losses, including the aging of outstanding balances, collection experience, current business conditions and expected timing of recoveries. The provision reflects a prudent assessment of expected credit risk, while management continues to monitor collections and credit exposure on an ongoing basis.

Share Compensation Expenses

The following table sets forth the Company’s share compensation expenses for the periods indicated:

	Year Ended February 28, 2026	Year Ended February 28, 2025
Share compensation expenses	$530,620	$761,802

We incurred fees of $530,620 in share issuance for consultants in consideration of services and stock option compensation expenses for the year ended February 28, 2026 as compared to $761,802 for the year ended February 28, 2025. The decrease of $231,182 or 30% was due to the reduced engagement of consultants to the Company that were compensated with shares of our common stock, which highlights our effort to minimize equity issuances as part of our broader financial strategy to optimize equity issuances. However, we will continue to employ equity compensation for consultants selectively, aligning with our strategic and financial objectives.

Operating Expenses

We recorded $7,633,882 in operating expenses for the year ended February 28, 2026 as compared to $8,712,708 in operating expenses for the year ended February 28, 2025. The decrease of $1,078,826 or 12% for the year ended February 28, 2026 is as set forth above.

Net Loss attributable to the Company’s stockholders

The net loss attributable to the Company’s stockholders was $6,997,770 for the year ended February 28, 2026 and $5,112,804 for the year ended February 28, 2025. The increase in net loss attributable to the Company’s stockholders of $1,884,966 or 37% is as set forth above.

Liquidity and Capital Resources

The following table sets out our cash and working capital as of February 28, 2026 and February 28, 2025:

	As at February 28, 2026	As at February 28, 2025
Cash reserves	$68,596	$1,128,135
Working capital	$6,093,153	$6,902,805

At February 28, 2026, we had cash and cash equivalents of $68,596 as compared to cash and cash equivalents of $1,128,135 at February 28, 2025.

Our business model, particularly in mobile payment, requires periodic fund deposits with our telecommunication companies to obtain access to the mobile data and talk time we make available to consumers on our portal. During the period, liquidity constraints limited our ability to fund certain operations, which contributed to reduced activity levels. Management continues to monitor cash flows and align expenditures with available resources. In addition, the Company is pursuing financing initiatives, including equity and debt financing arrangements, to support ongoing operations, satisfy certain obligations, and advance its strategic initiatives. The Company continues to focus on improving collection cycles, optimizing payment terms, and enhancing operational efficiency. The Company’s ability to support its operations and execute its business strategy will depend on a combination of operational cash flows, effective working capital management, and access to additional financing. There can be no assurance that additional financing will be available on acceptable terms, or at all.

Statement of Cashflows

The following table provides a summary of cash flows for the periods presented:

	Year Ended February 28, 2026	Year Ended February 28, 2025
Net cash used in operating activities	$(3,905,194)	$(8,179,304)
Net cash used in investing activities	$(20,216)	$(4,115)
Net cash provided by financing activities	$2,863,503	$7,776,249
Effect of exchange rates on cash & cash equivalents	$2,368	$18,073
Net increase (decrease) in cash and cash equivalents	$(1,059,539)	$(389,097)

Cash Flow used in Operating Activities

Net cash used in operating activities decreased by $4,274,110 in the year ended February 28, 2026 compared to the year ended February 28, 2025, primarily due to increase in accounts receivable of ($10,974,384) (2025: ($24,860,498)), increase in other receivable of ($621,761) (2025: 1,399,140), increase in inventories of ($109,386) (2025: ($137,354)) and decrease in lease liability of ($8,487) (2025: ($100,668)) offset by, decrease in prepayment and deposit of $2,124,453 (2025: ($1,365,105)), increase in accounts payable of $8,016,055 (2025: $19,665,662) and increase in accrual and other payables of $2,620,191 (2025: $7,788,318).

Cash Flow used in Investing Activities

During the year ended February 28, 2026, investing activities increased by $16,101 compared to the year ended February 28, 2025 due to the purchase of equipment.

Cash Flow provided by Financing Activities

During the year ended February 28, 2026, net cash provided by financing activities was $2,863,503 compared to net cash provided by financing activities during the year ended February 28, 2025 of $7,776,249. The decrease was primarily attributable to lower net borrowings during the year, including repayments of loans made earlier in the fiscal year. During the year ended February 28, 2026, we also raised additional capital through sales of common stock under our at-the-market (“ATM”) offering program. Proceeds from these issuances were used primarily for general working capital purposes. Notwithstanding these proceeds, we continue to experience working capital constraints, and our liquidity remains dependent on operating performance, the timing of customer collections, and access to additional financing.

During the fourth quarter of Fiscal 2026, we issued 64,083 shares of our common stock under the sales agreement pursuant to the ATM offering program for gross cash proceeds of $98,942. The total issuance costs were $2,474, all of which were related to compensation paid to the sales agent.

Our ATM offering is being conducted pursuant to an at-the-market issuance sales agreement (the “Sales Agreement”) with R.F. Lafferty & Co., Inc. (the “Sales Agent”), under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of not more than $50,000,000 through the Sales Agent. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law. The Sales Agent will offer our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Sales Agent. The shares have been registered under our shelf registration statement Form S-3 under the Securities Act (the “Registration Statement”), filed with the SEC on September 11, 2023 (SEC File Nol 333-274456), and declared effective by the SEC on September 29, 2023, and are being offered pursuant to a prospectus supplement (the “ATM Prospectus Supplement”) filed pursuant to Rule 424(b)(5) under the Securities Act on October 23, 2025, and the accompanying base prospectus dated September 29, 2023 (the “Base Prospectus”).

Upon filing with the SEC on May 29, 2026, our annual report on Form 10-K for the fiscal year ended February 28, 2026, was deemed to update the Base Prospectus and ATM Prospectus Supplement for the purposes of section 10(a)(3) of the Securities Act. As of the date of the annual report, the aggregate market value of our common stock held by non-affiliates of our Company was less than $75 million. Accordingly, our Company no longer qualifies for General Instruction I.B.I of Form S-3 and is instead subject to General Instruction I.B.6 of Form S-3 which limits the amounts that we may sell under a registration statement prepared on that form. However, the Company is relying on administrative guidance published by the Corporation Finance Division of the SEC (Corporation Finance Interpretation No. 116.26) to the effect that staff at the SEC will not object if a registrant continues offering and selling the full amount of securities covered by a previously-filed prospectus supplement in these circumstances. At the time of filing the ATM Prospectus Supplement, our Company qualified for General Instruction I.B.I of Form S-3, and the Sales Agreement contemplated an at-the-market offering of up to an aggregate of $50,000,000 of shares of common stock, being an amount of securities that we reasonably expected to offer and sell. Accordingly, the Registration Statement of which the Prospectus and the ATM Prospectus Supplement collectively form a part continues to be available to sell such aggregate amount of our common stock under the Sales Agreement.

Capital Allocation Strategy

Our capital allocation strategy focuses on:

1.	Supporting Core Business Operations – Maintaining adequate working capital to support the telecommunications products and services business at sustainable transaction volumes while optimizing capital efficiency.

2.	Selective Platform Investments – Allocating capital to platform-based initiatives (C2 Platform, DaGe Platform, JiuGe Procurement Platform, Sapientus solutions) based on commercial traction, market opportunity, and potential return on investment.

3.	Strategic Acquisitions – Pursuing selective acquisition opportunities that provide complementary technology capabilities, expand market access, enhance operational scale, or accelerate platform development..

4.	Regional Expansion – Investing in market entry and business development activities in Southeast Asian markets, such as Indonesia and Thailand, for the C2 Platform and Sapientus solutions.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Subsequent Events

On March 4, 2026, Finger Motion Company Limited, a wholly owned subsidiary of the Company, entered into a further extension agreement with Dr. Liew Yow Mingin respect of the remaining outstanding balance of SGD$500,000 under the loan agreement dated July 18, 2024, extending the repayment date from March 4, 2026 to September 4, 2026. The loan had previously been extended on September 4, 2025, when the repayment date was extended from September 4, 2025 to March 4, 2026 and the interest rate was revised to 24.5% per annum. All other material terms remained unchanged.

On May 13, 2026, the Company entered into the Purchase Agreement with the Selling Stockholder and issued the Note with an original principal amount of $5,000,000 and an original issue discount of $700,000. The Note is convertible into shares of the Company’s common stock at an initial fixed conversion price of $0.94 per share, subject to adjustment as set forth in the Note. The Note and the shares issuable upon conversion were issued in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. See Prospectus Summary—The Note Private Placement” for a more detailed description.

In connection with the issuance of the Note, pursuant to the adjustment provisions to the exercise price contained within the common stock purchase warrants (the “Common Warrants”) and the placement agent warrant (the “Placement Agent Warrant”) issued in the registered direct offering that closed on December 23, 2024, the holders of the Common Warrants and the Placement Agent are entitled to purchase an aggregate of 3,950,261 shares of common stock at a price of $0.94 per share.

Outstanding Share Data

At June 10, 2026, we have 61,281,308 issued and outstanding shares of common stock.

Critical Accounting Policies

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements include the financial statements of the Company, and its wholly-owned subsidiaries. All intercompany accounts, transactions, and profits have been eliminated upon consolidation.

Variable interest entity

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 810, “Consolidation” (“ASC 810”), the Company is required to include in its consolidated financial statements, the financial statements of its variable interest entities (“VIEs”). ASC 810 requires a VIE to be consolidated if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which a company, through contractual arrangements, bears the risk of, and enjoys the rewards normally associated with ownership of the entity, and therefore the company is the primary beneficiary of the entity.

Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance; and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The reporting entity’s determination of whether it has this power is not affected by the existence of kick-out rights or participating rights, unless a single enterprise, including its related parties and de - facto agents, have the unilateral ability to exercise those rights. JiuGe Technology’s actual stockholders do not hold any kick-out rights that affect the consolidation determination.

Through the VIE agreements disclosed in Note 1 – Nature of Business and basis of Presentation of the Notes to the Consolidated Financial Statements as presented under Item 8, Financial Statements and Supplementary Data in this Annual Report on Form 10-K, the Company is deemed the primary beneficiary of JiuGe Technology. Accordingly, the results of JiuGe Technology have been included in the accompanying consolidated financial statements. JiuGe Technology has no assets that are collateral for or restricted solely to settle their obligations. The creditors of JiuGe Technology do not have recourse to the Company’s general credit.

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

Certain Risks and Uncertainties

The Company relies on cloud-based hosting through a global accredited hosting provider. Management believes that alternate sources are available; however, disruption or termination of this relationship could adversely affect our operating results in the near term.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s CODM, specifically the Company’s CEO and CFO, for making decisions, allocating resources and assessing performance. The Company does not distinguish revenues, costs and expenses between segments in its internal reporting, but instead reports costs and expenses by nature as a whole. Based on the management’s assessment, the Company determines that it has only one operating segment and therefore one reportable segment as defined by ASC 280. Furthermore, the whole of the Group’s revenue is derived in or from China with all operation being carried out in China, and the Company’s long-lived assets are located in China, no geographical segments are presented. As such, all financial segment information required by the authoritative guidance can be found in these consolidated financial statements.

Foreign Currency Translation and Transactions

The Company’s reporting currency is the US dollar. The functional currencies of the Company’s foreign subsidiaries are their respective local currencies (China Renminbi, Singapore dollar and Hong Kong dollar), which are the monetary unit of account of the principal economic environment in which the Company’s foreign subsidiaries operate. Assets and liabilities of the foreign subsidiaries are translated into US dollars at exchange rates in effect at each period end. Revenues and expenses are translated at average exchange rates in effect during the period. The resulting translation adjustments are recorded in accumulated other comprehensive income (loss) as a component of stockholders’ equity.

Translation of amounts from RMB into USD has been made at the following exchange rates for the respective periods:

Balance sheet items, except for equity accounts
February 28, 2026	RMB6.8590 to $1.00
February 28, 2025	RMB7.2830 to $1.00
Income statement and cash flows items
For the year ended February 28, 2026	RMB7.1315 to $1.00
For the year ended February 28, 2025	RMB7.2123 to $1.00

Identifiable Intangible Assets

Identifiable intangible assets are recorded at cost and are amortized over 3-10 years. Similar to tangible property and equipment, the Company periodically evaluates identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Impairment of Long-Lived Assets

The Company classifies its long-lived assets into: (i) computer and office equipment; (ii) furniture and fixtures, (iii) leasehold improvements, and (iv) finite–lived intangible assets.

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be fully recoverable. It is possible that these assets could become impaired as a result of technology, economy, or other industry changes. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, relief from royalty income approach, quoted market values and third-party independent appraisals, as considered necessary.

The Company makes various assumptions and estimates regarding estimated future cash flows and other factors in determining the fair values of the respective assets. The assumptions and estimates used to determine future values and the remaining useful lives of long-lived assets are complex and subjective. They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as the Company’s business strategy and its forecasts for specific market expansion.

Accounts Receivable, Net

Accounts receivable is stated at the amount the Company expects to collect. The Company maintains allowances for credit losses for estimated losses. Management considers the following factors when determining the collectability of specific accounts: historical experience, creditworthiness of the clients, aging of the receivables and other specific circumstances related to the accounts. Allowance for credit losses is made and recorded into administrative expenses based on the aging of accounts receivable and on any specifically identified receivables that may become uncollectible. Accounts receivable which are deemed to be uncollectible are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Our assessment considered the estimates of expected credit and collectability trends. Volatility in market conditions and evolving credit trends are difficult to predict and may cause variability and volatility that may have an impact on our allowance for credit losses in future periods. Refer to Note 8 – Accounts Receivable, net of the Notes to the Consolidated Financial Statements as presented under Item 8, Financial Statements and Supplementary Data in this Annual Report on Form 10-K, for allowances for credit losses recognized in profit or loss by the Company during the year ended February 28, 2026 and February 28, 2025.

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable and other receivable. The Company’s cash and cash equivalents are placed with high-credit-quality financial institutions, and at times exceed federally insured limits. To date, the Company has not experienced any credit loss relating to its cash and cash equivalents.

For the year ended February 28, 2026, two customers each accounted for more than 10% of the Company’s total revenue, with individual contributions of 57% and 23%. As at February 28, 2026, amounts due from these customers represented approximately 62% of the Company’s total accounts receivable.

For the year ended February 28, 2025, three customers each accounted for more than 10% of the Company’s total revenue, with individual contributions of 47%, 24% and 20%. As at February 28, 2025, amounts due from these customers represented approximately 92% of the Company’s total accounts receivable.

For the year ended February 28, 2026, two suppliers each accounted for more than 10% of the Company’s total purchase, with individual contributions of 57% and 23%. As at February 28, 2026, amounts due to these suppliers represented approximately 54% of the Company’s total accounts payable.

For the year ended February 28, 2025, three suppliers each accounted for more than 10% of the Company’s total purchase, with individual contributions of 45%, 25% and 23%. As at February 28, 2025, amounts due to these suppliers represented approximately 83% of the Company’s total accounts payable.

Lease

Operating and finance lease right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the future lease payments over the lease term. When the rate implicit to the lease cannot be readily determined, the Company utilizes its incremental borrowing rate in determining the present value of the future lease payments. The incremental borrowing rate is derived from information available at the lease commencement date and represents the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term and amount equal to the lease payments in a similar economic environment. The right-of-use asset includes any lease payments made and lease incentives received prior to the commencement date. Operating lease right-of-use assets also include any cumulative prepaid or accrued rent when the lease payments are uneven throughout the lease term. The right-of-use assets and lease liabilities may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of three months or less and are readily convertible to known amounts of cash.

Equipment

Equipment is stated at cost. Depreciation of equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets. Estimated useful lives range from three to seven years. Land is classified as held for sale when management has the ability and intent to sell, in accordance with ASC Topic 360-45.

Earnings Per Share

Basic (loss) earnings per share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share.

FASB Accounting Standard Codification Topic 260 (“ASC 260”), “Earnings Per Share,” requires that employee equity share options, non-vested shares and similar equity instruments granted to employees be treated as potential common shares in computing diluted earnings per share. Diluted earnings per share should be based on the actual number of options or shares granted and not yet forfeited, unless doing so would be anti-dilutive. The Company uses the “treasury stock” method for equity instruments granted in share-based payment transactions provided in ASC 260 to determine diluted earnings per share. Antidilutive securities represent potentially dilutive securities which are excluded from the computation of diluted earnings or loss per share as their impact was antidilutive.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, when control of promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. It generates revenue primarily from telecommunications mobile recharge and top-up services, data plans, subscription plan, mobile devices and related services provided to consumer and enterprise customers.

Telecommunication Services

The Company provides mobile recharge and top-up services, data plans, subscription plans, and other related telecommunication services to third-party businesses and online marketplaces through its digital platform. Revenue is recognized when the related services are delivered, activated, or otherwise made available to the customer, which is the point at which control of the promised services is transferred to the customer in accordance with the terms of the underlying arrangements.

Telecommunication Products

Telecommunication products revenue primarily relates to sales of mobile devices. Telecommunication products are generally considered separate performance obligations because customers can benefit from the devices independently. Revenue associated with mobile devices sales is recognized at a point in time when control transfers to the customer, generally upon picked up by the customer.

Other Segments

The Company recognizes revenue from providing online-to-offline integration services (DaGe platform), communication and coordination solutions, and data and analytics services to its customers. The Company recognizes revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer or the equipment has been accepted by the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of fees is probable. We account for our multi-element arrangements in data and analytics services, such as instances where we design a custom website and separately offer other services, which are recognized over the period for when services are performed.

Cost of Revenue

Cost of revenue consists of telecommunication products and services, and SMS & MMS business for operators or other suppliers, and the purchase cost of emergency equipment for command and communication.

Research and Development

Research and development costs are expensed as incurred. Research and development expenses for Sapientus include compensation, employee benefits, stock-based compensation, materials and components purchased for research and development. During the year ended February 28, 2026, the Company also commenced product development efforts under a new strategic collaboration to integrate its Mobile Integrated Command and Communication Platform into emergency response vehicles.

Selling, General and Administrative

Selling, general and administrative expenses include compensation, employee benefits, stock-based compensation, professional service fees, allocation of facility costs, depreciation, and amortization associated with general selling and administrative overhead activities.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Non-controlling interest

Non-controlling interests held 1% of the shares of three of our subsidiaries, 30% of the shares of Zhejiang ChangXin Communication Equipment Co., Ltd. and 20% of the shares of Shanghai XiaoYi Bin Tong Technology Co., Ltd., are recorded as a component of our equity, separate from the Company’s equity. Purchase or sales of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the non-controlling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings. The cumulative results of operations attributable to noncontrolling interests are also recorded as noncontrolling interests in the Company’s consolidated balance sheets.

Recently Issued Accounting Pronouncements

(i) Recently adopted accounting pronouncements

In December 2023, the FASB issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances the transparency and decision usefulness of income tax disclosures. The amendments address more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. The ASU also includes certain other amendments to improve the effectiveness of income tax disclosures. The amendments in this ASU are effective for public business entities for annual periods beginning after December 15, 2024 on a prospective basis through retrospective application is permitted. Early adoption is permitted. The Company adopted ASU 2023-09 for the year beginning on March 1, 2025 on a retrospective basis and the adoption does not have a material impact on its disclosures.

(ii) Recently issued accounting pronouncements not yet adopted

In November 2024, the FASB issued ASU No. 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40). This ASU requires disclosure, in the notes to financial statements, of specified information about certain costs and expenses. A reporting entity is required to 1) disclose the amounts of (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depreciation, depletion, and amortization recognized as part of oil and gas-producing activities (DD&A) (or other amounts of depletion expense) included in each relevant expense caption. A relevant expense caption is an expense caption presented on the face of the income statement within continuing operations that contains any of the expense categories listed in (a)–(e); 2) include certain amounts that are already required to be disclosed under current generally accepted accounting principles in the same disclosure as the other disaggregation requirements; 3) disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, and 4) disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. The ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

In January 2025, the FASB issued ASU 2025-01, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures.” The amendment in ASU 2025-01 amends the effective date of ASC 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (ASU 2025-05), which amends guidance on the measurement of credit losses for accounts receivable and contract assets. ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, and interim periods within those annual periods. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

In December 2025, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2025-11, Interim Reporting (Topic 270): Improvements to Interim Disclosure Requirements. The standard clarifies disclosure requirements for interim financial statements and is effective for interim periods beginning after December 15, 2026. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

BUSINESS

Company Overview

FingerMotion, Inc. (“FingerMotion,” the “Company,” “we,” “our,” or “us”) is a Delaware holding company. Headquartered in Singapore, the Company provides technology-enabled platforms and services in the People’s Republic of China (“PRC” or “China”, and, unless the context requires otherwise and solely for the purpose of this prospectus, such as describing legal or tax matters, authorities, entities, or persons, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) and selected international markets. The Company’s offerings include mobile payment and recharge solutions, data analytics services, and platform-based digital applications and solutions.

The Company operates through its subsidiaries and contractual arrangements with affiliated entities in the PRC, including its variable interest entity (“VIE”), through which it conducts a substantial portion of its operations. These contractual arrangements are intended to provide the Company with effective control over, and the ability to receive economic benefits from, the VIE. Its business model focuses on delivering transaction-based services, platform solutions, and data-driven applications to telecommunications carriers, enterprise customers, and other commercial partners. For a description of the contractual arrangements and the related risks, see “Risk Factors—Risks Related to VIE Agreements” on page 24 and “Risks Related to Doing Business in China” on page 26.

The Company organizes its operations across four primary areas: (i) telecommunications products and services, (ii) marketplace platform and digital commerce infrastructure solutions, (iii) data and analytics platform solutions, and (iv) advanced technology and platform solutions.

The Company’s strategic focus is to continue operating and optimizing its telecommunications products and services business while expanding its higher-margin, technology-driven platform offerings. These offerings include the development and commercialization of its marketplace platforms, data analytics solutions (including applications for insurance and financial services), and critical infrastructure technology platforms. The Company is also focused on enhancing its underlying technology capabilities, including platform scalability, data processing, and system integration, to support growth across multiple industry verticals. The timing and extent of growth in these areas will depend on factors such as market adoption, competitive conditions, regulatory developments, and the Company’s ability to execute its platform development and commercialization strategies.

Business Segments

The Company operates an integrated portfolio of technology-driven platforms and services across four core areas:

(i) telecommunication products and services,

(ii) marketplace platform and digital commerce infrastructure solutions,

(iii) data and analytics platform solutions, and

(iv) advanced technology and platform solutions.

These offerings leverage the Company’s technological capabilities across multiple industry applications, with a focus on scalable and extensible platform architectures.

(i)	Telecommunications Products and Services

The Company offers telecommunications-related services in the PRC through its subsidiaries and VIE structure. This segment includes mobile payment and recharge services, as well as enterprise messaging services such as short message services (“SMS”) and multimedia messaging services (“MMS”). These services historically represent a significant portion of the Company’s revenue. The Company conducts its operations through JiuGe Technology.

Mobile Payment and Recharge Services

The Company offers recharge services, data plan, mobile phones, subscription plans and other value-added products and services. The Company provides mobile airtime and data recharge services to telecommunications carriers and channel partners, allowing end users to purchase prepaid mobile credits through its platform. The Company procures airtime and data packages in bulk from telecommunications operators and distributes them through a network of enterprise customers, digital platforms, and other distribution channels.

Enterprise Messaging Services (SMS and MMS)

The Company procures messaging capacity in bulk and delivers these services to enterprise customers, including automobile manufacturers, hotel chains, airlines, and e-commerce companies. Its integrated messaging platform enables enterprise customers to manage high-volume messaging campaigns, ensuring compliance with relevant regulatory requirements for message content and distribution, and provides delivery tracking capabilities.

(ii)	Marketplace Platform and Digital Commerce Infrastructure Solutions

The Company’s Marketplace Platform and Digital Commerce Infrastructure Solutions segment consists of the DaGe Platform, which connects automotive owners with providers of vehicle-related products and services, and the JiuGe Procurement Platform, an enterprise procurement solution that supports supplier coordination and procurement workflows.

The Company develops mobile-first, online-to-offline (“O2O”) marketplace platform solutions designed to connect consumers with service providers and vendors of products and services. The platform integrates core marketplace functionalities, including service discovery, provider matching, booking and scheduling, payment processing, and post-transaction feedback mechanisms.

The Marketplace Platform and Digital Commerce Infrastructure Solutions segment is designed to be scalable and extensible across multiple service-based and transaction-oriented industry verticals. The Company focuses on ongoing technology development and platform enhancement, including improvements to system performance, user experience, data analytics integration, and transaction processing efficiency. These initiatives are intended to enhance user engagement, improve transaction conversion rates, and support long-term scalability.

The Company intends to generate revenue from its Marketplace Platform and Digital Commerce Infrastructure services through transaction-based fees, subscription arrangements, advertising services, and other value-added offerings. The timing and extent of revenue generation will depend on factors such as market adoption, platform scalability, competitive conditions, regulatory developments, and the Company’s ability to execute its commercialization strategy.

DaGe Platform

The DaGe Platform is a digital marketplace designed to connect automotive owners with service providers and vendors of automotive-related products and services. This platform facilitates various services, including vehicle maintenance, repair, tire replacement, and electric vehicle (EV) charging, as well as the sale of automotive accessories. The platform includes functionality for service discovery, booking management, payment processing, and user feedback, and is intended to support mobility-related applications.

The DaGe Platform is part of the Company’s Marketplace Platform and Digital Commerce Infrastructure services initiatives and is at early stages of development. These activities may require ongoing investment and may not generate significant revenue in the near term. The Company may seek to generate revenue from this platform through transaction-based fees, subscriptions, advertising, and related services; however, the timing and extent of such revenue remain uncertain and will depend on market adoption, platform development, and regulatory conditions.

JiuGe Procurement Platform

The JiuGe Procurement Platform is an enterprise procurement solution operated by JiuGe Technology and is included within the Company’s Marketplace Platform and Digital Commerce Infrastructure initiatives. The platform is designed to support JiuGe Technology’s mobile recharge business by centralizing supplier product catalogues and facilitating procurement workflows for employee benefits, customer rewards, and promotional campaign distribution. The goal is to improve procurement efficiency, supplier coordination, and internal resource allocation.

(iii)	Data And Analytics Platform Solutions

The Company provides data analytics and data-driven solutions through its Sapientus platform to insurance companies, financial service providers, and enterprise customers. This segment represents a key strategic focus and is intended to support the Company’s transition toward higher-margin and scalable services.

Sapientus aggregates and processes large volumes of structured and unstructured data from multiple sources to generate analytical insights and reporting outputs that support decision-making in sectors such as insurance, financial services, and mobility. The platform is designed to support risk assessment, trends identification, customer segmentation, marketing analysis, and related business operations.

The Company continues to invest in expanding its data capabilities and analytical models. The performance and growth of this segment may be affected by market acceptance, regulatory developments, and the Company’s ability to access and utilize data in compliance with applicable laws and regulations.

(iv)	Advanced Technology and Platform Solutions

The Company develops advanced technology and platform solutions designed for enterprise and mission-oriented environments that require real-time communication, coordination, and operational management capabilities. These solutions are intended to support complex workflows across a range of industry applications where reliability, performance, and system integration are important.

C2 Platform

The Company, through its VIE, JiuGe Technology, has developed a C2 Platform focused on communications and operational coordination for mobility-related applications, including emergency response, logistics, and specialized field operations.

The C2 Platform represents the Company’s initial deployment of its technology in mission-critical and public infrastructure environments that support public safety and operational coordination. The platform reflects the Company’s ability to design and implement system-level software solutions intended to operate in environments requiring reliability, performance, and continuity of service.

The Company intends to leverage its experience and technical capabilities developed through the C2 Platform to evaluate and pursue opportunities in other areas of critical infrastructure. These potential applications may include public safety systems, transportation networks, emergency response coordination, and other large-scale operational environments, subject to customer demand, technical feasibility, and regulatory considerations.

The C2 Platform integrates mobile communications, data processing, and system coordination functions to facilitate information sharing between field personnel and centralized command centres. This platform is designed to support real-time data transmission, remote monitoring, and coordination of field operations.

The Company’s C2 Platform initiatives focus on developing and deploying communication and platform solutions for commercial and specialty vehicles. These solutions aim to enhance situational awareness, fleet coordination, and remote operations across various use cases, including emergency response, logistics, and infrastructure services. The C2 Platform is currently in the commercialization stage and is being introduced to enterprise and public-sector customers through pilot deployments, procurement processes, and direct engagement activities. The timing and extent of future revenue generation will depend on a number of factors, including customer adoption, procurement cycles, competitive conditions, and the successful scaling of deployments across additional jurisdictions and applications.

Corporate Information

The Company has been organized as a holding company and conducts a significant part of its operations through subsidiaries and contractual arrangements with affiliated entities in the PRC, including its VIE. The Company’s operations in the PRC are primarily carried out through its wholly owned subsidiaries and a wholly foreign-owned enterprise (“WFOE”), which has entered into a series of contractual agreements with the VIE and its respective shareholder.

These contractual arrangements are intended to provide the Company with effective control over the VIE and the ability to receive substantially all of the economic benefits of the VIE’s operations. The VIE structure is employed to comply with PRC laws and regulations that restrict or prohibit foreign ownership in certain industries. However, these arrangements have not been tested in a court of law in the PRC and carry associated risks and uncertainties. See “Item 1A. Risk Factors—Risks Related to VIE Agreements.”

The following diagram depicts our corporate structure:

The Company’s holding company structure presents unique risks as the Company’s investors may never directly hold equity interests in the Company’s subsidiaries or the VIE.

The Company relies on distributions and other payments from its subsidiaries and VIE to fund its operations. These payments are subject to PRC laws and regulations, including restrictions on dividends, foreign exchange controls, and other regulatory requirements.

The Company’s subsidiaries and VIE are subject to regulation by PRC authorities, including the China Securities Regulatory Commission (“CSRC”) and the Cyberspace Administration of China (“CAC”). As of the date of this prospectus, the Company is not required to obtain specific approvals from these authorities to operate its current business. However, under the CSRC’s Overseas Listing Trial Measures, the Company may be required to complete filing procedures for future overseas securities offerings.

The regulatory environment in China is evolving, and it remains uncertain how new or changing laws and regulations may impact the Company’s operations, its ability to accept foreign investment, or its ability to maintain a listing on a U.S. or other foreign exchange.

Licensing

The Company’s operations in the PRC require specific licenses and permits. Its VIE and related operating entities hold value-added telecommunications business licenses issued by the MIIT. These licenses are necessary for providing mobile payment, recharge, and messaging services in China.

VIE Structure

The Company conducts a substantial portion of its operations in China through VIE arrangements. These arrangements consist of a series of contractual agreements (the “VIE Agreements”) between the Company’s WFOE and the VIE, along with its shareholder, pursuant to which JiuGe Technology became the Company’s contractually controlled affiliate. The VIE Agreements include a consulting services agreement, a loan agreement, a power of attorney agreement, a call option agreement and a share pledge agreement in order to secure the connection and commitments of the VIE.

The purpose of these agreements is to give the Company effective control over the VIE and to enable it to receive the majority of the economic benefits from its operations. However, the Company lacks direct equity ownership in the VIE, which means these arrangements may not be as effective as direct ownership.

The enforceability of the VIE agreements under PRC law remains uncertain, and there is no guarantee that the Company will be able to maintain effective control over the VIE. Please see “Risk Factors—Risks Related to VIE Agreements.”

Acquisition of Operational Control of Beijing Technology

The Company acting through the VIE expanded its telecommunications services through the acquisition of operational control of Beijing XunLian TianXia Technology Co., Ltd., which provides enterprise messaging solutions, including SMS and MMS, for enterprise customers. This service complements the Company’s mobile payment and recharge offerings and operates under licenses issued by the MIIT.

Strategic Cooperation with China Unicom

The Company, through its VIE, JiuGe Technology, has established cooperative arrangements with China United Network Communications Limited and its regional branches, including China Unicom Yunnan. These arrangements represent a key component of the Company’s telecommunications ecosystem and support its transaction-based service model.

Under these cooperation arrangements, JiuGe Technology is responsible for constructing and operating electronic sales platforms and related services through which consumers may purchase telecommunications products and services, including mobile devices, mobile service plans, broadband services, and related offerings. The Company receives a share of the revenue generated from transactions processed through these platforms.

The Company believes these arrangements enhance its integration with major telecommunications operators in China and provide opportunities to increase transaction volume and service penetration. The extent of revenue generated from these arrangements depends on transaction activity, customer adoption, and ongoing commercial cooperation with the relevant counterparties.

In addition, in January 2022, TengLian, a subsidiary of JiuGe Technology, entered into a cooperation arrangement with China Unicom to support device protection programs for mobile and 5G devices. This initiative expands the Company’s involvement in value-added telecommunications services and may enhance its broader service offerings.

These cooperative arrangements are subject to customary commercial terms, including renewal provisions and termination rights, and their continuation and financial contributions will depend on ongoing performance, regulatory conditions, and market demand.

Intercorporate Relationships

The following is a list of all of our subsidiaries and the corresponding date of jurisdiction of incorporation or organization and the ownership interest of each. All of our subsidiaries are directly or indirectly owned or controlled by us:

Name of Entity	Place of Incorporation / Formation	Ownership Interest
Finger Motion Company Limited (1)	Hong Kong	100%
Finger Motion (CN) Global Limited (2)	Samoa	100%
Finger Motion (CN) Limited (3)	Hong Kong	100%
Shanghai JiuGe Business Management Co., Ltd.(4)	PRC	100%
Shanghai JiuGe Information Technology Co., Ltd.(5)	PRC	Contractually controlled (5)
Beijing XunLian TianXia Technology Co., Ltd.(6)	PRC	Contractually controlled
Finger Motion Financial Group Limited(7)	Samoa	100%
Finger Motion Financial Company Limited(8)	Hong Kong	100%
Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd.(9)	PRC	Contractually controlled
Shanghai KeShunXiang Automobile Service Co., Ltd.(10)	PRC	Contractually controlled
Zhejiang ChangXin Communication Equipment Co., Ltd.(11)	PRC	Contractually controlled
Shanghai XiaoYi Bin Tong Technology Co., Ltd.(12)	PRC	Contractually controlled

Notes:

(1)	Finger Motion Company Limited is a wholly-owned subsidiary of FingerMotion, Inc.
(2)	Finger Motion (CN) Global Limited is a wholly-owned subsidiary of FingerMotion, Inc.
(3)	Finger Motion (CN) Limited is a wholly-owned subsidiary of Finger Motion (CN) Global Limited.
(4)	Shanghai JiuGe Business Management Co., Ltd., sometimes referred to in this prospectus as “the WFOE,” is a wholly-owned subsidiary of Finger Motion (CN) Limited.
(5)	Shanghai JiuGe Information Technology Co., Ltd., sometimes referred to in this prospectus as “the VIE,” is a variable interest entity that is contractually controlled by Shanghai JiuGe Business Management Co., Ltd.
(6)	Beijing XunLian TianXia Technology Co., Ltd. is a 99% owned subsidiary of Shanghai JiuGe Information Technology Co., Ltd.
(7)	Finger Motion Financial Group Limited is a wholly-owned subsidiary of FingerMotion, Inc.
(8)	Finger Motion Financial Company Limited is a wholly-owned subsidiary of Finger Motion Financial Group Limited.
(9)	Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd. is a 99% owned subsidiary of Shanghai JiuGe Information Technology Co., Ltd.
(10)	Shanghai KeShunXiang Automobile Service Co., Ltd. is a 99% owned subsidiary of Shanghai JiuGe Information Technology Co., Ltd.
(11)	Zhejiang ChangXin Communication Equipment Co., Ltd. is a 70% owned subsidiary of Shanghai KeShunXiang Automobile Service Co., Ltd.
(12)	Shanghai XiaoYi Bin Tong Technology Co., Ltd. is a 80% owned subsidiary of Shanghai JiuGe Information Technology Co., Ltd.

Because we do not directly hold equity interests in the VIE, we are subject to risks and uncertainties of the interpretations and applications of Chinese laws and regulations, including but not limited to, the validity and enforcement of the VIE Agreements among the WFOE, the VIE and the shareholder of the VIE. We are also subject to the risks and uncertainties about any future actions of the Chinese government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and may cause the value of our shares of common stock (“Common Shares”) to depreciate significantly or become worthless.

The VIE Agreements may not be as effective as direct ownership in providing operational control. For instance, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. The shareholder of the VIE may not act in the best interests of our Company or may not perform their obligations under the VIE Agreements. Such risks exist throughout the period in which we intend to operate certain portions of our business through the VIE Agreements with the VIE. In the event that the VIE or its shareholder fail to perform their respective obligations under the VIE Agreements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. In addition, even if legal actions are taken to enforce the VIE Agreements, there is uncertainty as to whether Chinese courts would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Risk Factors—Risks Related to the VIE Agreements”. We rely on the VIE Agreements with the VIE and its shareholder for a significant portion of our business operations. The VIE Agreements may not be as effective as direct ownership in providing operational control. Any failure by the VIE or its shareholder to perform their obligations under such contractual arrangements would have a material and adverse effect on our business.

As of the date of this prospectus, we and the VIE are not required to seek permissions from the CSRC, the CAC, or any other entity that is required to approve of the operations of the VIE, other than a value-added telecommunications business license, which has already been obtained. Nevertheless, Chinese regulatory authorities may in the future promulgate laws, regulations or implement rules that require us, our subsidiaries or the VIEs to obtain permissions from such regulatory authorities to approve the operations of the VIE or any securities listing.

Products and Services

The Company’s activities are organized by its four primary business segments: (i) telecommunications products and services, (ii) marketplace platform and digital commerce infrastructure solutions, (iii) data and analytics platform solutions, and (iv) advanced technology and platform solutions. Across these segments, the Company employs a combination of digital distribution channels, direct sales efforts, and strategic collaborations to support customer acquisition, increase service utilization, and expand its market presence.

(i) Telecommunications Products and Services

The Company offers telecommunications-related services in the PRC through its subsidiaries and VIE structure. This segment includes mobile payment and recharge services, as well as enterprise messaging services such as short message services (“SMS”) and multimedia messaging services (“MMS”). These services historically represent a significant portion of the Company’s revenue. The Company conducts its operations through JiuGe Technology.

The Company conducts its sales and marketing activities for its telecommunications products and services primarily through online distribution channels, including e-commerce marketplaces and social media platforms in the PRC. These channels are used to facilitate customer acquisition, promote product offerings, and support transaction execution.

In coordination with telecommunications operator arrangements, the Company conducts periodic promotional campaigns, including seasonal and region-specific initiatives, designed to align with local market conditions and consumer demand. The Company also maintains relationships with online storefront operators and other business collaborators to support distribution and customer outreach.

In addition, the Company has implemented customer engagement initiatives, including loyalty-based programs in collaboration with telecommunications operators, which are intended to support customer retention and increase usage of its services. For its enterprise-focused communications services, including SMS offerings, the Company utilizes direct sales, account management, and channel partnerships to expand its corporate customer base and increase service adoption across multiple industry sectors.

Mobile Payment and Recharge Services

The Company provides mobile airtime and data recharge services to telecommunications carriers and channel partners, allowing end users to purchase prepaid mobile credits through its platform. The Company procures airtime and data packages in bulk from telecommunications operators and distributes them through a network of enterprise customers, digital platforms, and other distribution channels.

JiuGe Technology holds licensed access agreements with major Chinese telecom providers, including China Mobile Communications Corporation (“China Mobile”) and China United Network Communications Group Co., Ltd. (“China Unicom”). Through these arrangements, JiuGe Technology offers mobile payment and recharge services, earning revenue from transaction rebates paid by telecom operators.

The platform provides real-time payment and recharge services to third-party businesses, e-commerce channels, and online marketplaces such as JD.com, Pinduoduo, and Tmall. JiuGe Technology generates revenue by processing payments for telecom services and receiving rebates from telecom operators. To attract users, it may offer discounted data or talk-time packages through its platform. Additionally, the Company serves as a loyalty redemption agent for China Mobile, allowing customers to redeem telecom loyalty benefits through its platform.

In 2019, JiuGe Technology entered into an agreement with China Unicom’s Yunnan division to build and operate an online sales platform for telecom-related products and services, including mobile phones, broadband services, smart devices, and related insurance offerings. Under this arrangement, JiuGe Technology receives a percentage of the sales revenue generated through the platform.

The Company has also secured contracts with China Mobile and China Unicom to acquire new telecom subscribers and continues to expand mobile phone sales through its online channels.

The Company’s products and services offerings for mobile payment and recharge services include the following:

Product / Service	Details
Recharge Services	The Company offers recharge services to consumers throughout China.

Data Plan	The Company offers mobile data plans to consumers, including 5G plans.

Mobile Phone	The Company offers mobile phones to consumers online. Upon order completion, the Company’s up-stream partners or phone distributors (VSens and ZhengZhouXinSiWei) will arrange direct delivery to the customer.

Subscription Plan	The Company acquires new customers by offering telecommunication subscription plans. The Company shares revenue with telecommunication operators on a new subscribers’ spending over the following 12 months.

Value Added Products and Services	New product lines and services will be brought in by the Company to offer to the existing user base through the delivery channels of the Telecommunication partners and the platform partners.

Up-Stream Partners

The Company partners with all three major telecommunication operators in China, namely China Mobile, China Unicom and China Telecom, to offer its products and services:

Telecommunication Operator	Products and Services
China Mobile	Recharge Service Data Plan Subscription Plans Mobile Protection Plans
China Unicom	Recharge Service Data Plan Subscription Plan Mobile Protection Plans
China Telecom	Recharge Service Data Plan

Down-Stream Partners

The Company currently operates online stores and pages on various e-commerce and social media platforms, gaining access to millions of users without having to incur the associated marketing expenditures or user acquisition investments.

Name of Online Stores	Partners / Platform	Details
JiuGe TongXin Store	TMall.com	Telco Products & Services
HeNan China Mobile Store	TMall.com	China Mobile Flagship Store
JiuGe Mobile Data Store	PingDuoDuo.com	Telco Products & Services
JiuGe Mobile Data Store	Tbao	Telco Products & Services

Enterprise Messaging Services (SMS and MMS)

The Company provides enterprise messaging services through Beijing XunLian TianXia Technology Co., Ltd. (“Beijing Technology”), which it controls operationally via JiuGe Technology. Beijing Technology is licensed by the Ministry of Industry and Information Technology (“MIIT”) to provide SMS and MMS services in the PRC.

The Company procures messaging capacity in bulk and delivers these services to enterprise customers, including automobile manufacturers, hotel chains, airlines, and e-commerce companies. Its integrated messaging platform enables enterprise customers to manage high-volume messaging campaigns, ensuring compliance with relevant regulatory requirements for message content and distribution, and provides delivery tracking capabilities.

The Company’s SMS Integrated System provides a robust back-end control panel for corporate partners to access and manage their own messaging settings. Corporate partners can upload a list of targeted members, compose text or multimedia messages and define broadcasting settings. All messages must be submitted to the ministry for review before being delivered to telecommunication operators’ back-end for broadcasting.

The mass SMS text message service offers bulk SMS services to end consumers with competitive pricing. Beijing Technology retains a license from the MIIT to operate SMS and MMS business in the PRC. Similar to the mobile payment and recharge business, Beijing Technology is required to make a deposit or bulk purchase in advance and has secured business customers that will utilize Beijing Technology’s SMS integrated platform to send bulk SMS text messages monthly. Beijing Technology has the capability to manage and track the entire process, including guiding the Company’s customer to meet government’s guidelines on messages composed, until the SMS messages have been delivered successfully.

The Company’s SMS Integrated System performs more than 150 million SMS transactions monthly. The Company focuses its efforts on:

■	Continuously enhancing the SMS Integrated System to offer a more flexible, reliable, and scalable platform.

■	Working closely with telecommunication operators in a select few provinces allows the Company’s business development team to negotiate and secure better bulk purchase pricing from time to time.

■	The Company’s corporate partners span various industries such as airlines, insurance and financial services, e-commerce and consumer markets; diversifying sources of revenue improves the stability of the Company’s revenue stream and minimizes seasonal fluctuations with SMS volume.

Marketplace Platform and Digital Commerce Infrastructure Solutions

The Company’s Marketplace Platform and Digital Commerce Infrastructure Solutions segment consists of the DaGe Platform and the JiuGe Procurement Platform.

DaGe Platform

During fiscal 2026, the Company expanded its marketplace platform and digital commerce infrastructure solutions segment through the acquisition of intellectual property assets related to the DaGe Platform.

The DaGe platform is an integrated digital marketplace designed to connect automotive owners with a wide network of service providers and merchants. It enables users to access a variety of automotive services, such as car maintenance, repairs, tire replacement, and electric vehicle (EV) charging stations. Additionally, the platform allows merchants to sell car-related products and accessories, creating a comprehensive automotive marketplace. As of February 28, 2026, the platform had integrated approximately 86,000 charging stations and approximately 12,500 vendors and service providers.

The DaGe platform functions as an online marketplace tailored to automotive needs, aggregating service providers and product vendors into a single, user-friendly ecosystem. Through the DaGe Mobile App, users can locate nearby services using geolocation, schedule appointments, purchase accessories, and make secure payments. Features include service provider ratings, booking management, promotions, and loyalty rewards.

Supporting the expansion of EV infrastructure, the DaGe platform facilitates access to a growing network of EV charging stations, aligning with broader trends toward sustainable mobility.

The Company’s sales and marketing efforts for its DaGe Platform are focused on increasing user adoption, expanding service provider participation, and driving transaction volume across its platforms.

Marketing activities are conducted primarily through digital channels, including mobile applications such as WeChat Mini-Programs, social media platforms, and messaging-based campaigns. The Company also leverages its existing telecommunications customer base and distribution channels to promote its marketplace platforms and facilitate user acquisition.

The Company engages in co-marketing initiatives with automotive service providers and commercial partners to expand platform visibility and service offerings. Customer acquisition and retention strategies include promotional campaigns, referral programs, and targeted marketing efforts based on geographic and user behaviour data. As the Company expands its marketplace platforms into additional regions or service categories, it intends to adapt its marketing strategies to reflect local market conditions and consumer preferences.

JiuGe Procurement Platform

Launched on December 1, 2025, the JiuGe Procurement Platform is an enterprise procurement solution operated by JiuGe Technology and is included within the Company’s Marketplace Platform and Digital Commerce Infrastructure initiatives. The platform is designed to support JiuGe Technology’s mobile recharge business by centralizing supplier product catalogues and facilitating procurement workflows for employee benefits, customer rewards, and promotional campaign distribution.

As of February 28, 2026, the platform was being piloted with certain regional operations of China Mobile in Shanghai and Jiangxi, as well as with Juneyao Airlines. The Company intends to continue evaluating opportunities to expand the platform’s adoption and geographic reach as part of its strategy to broaden its enterprise service offerings and diversify revenue sources.

Data and Analytics Platform Solutions

The Company launched its proprietary platform “Sapientus” in July 2020 to deliver data-driven solutions and insights for businesses within the insurance and financial services industries. Sapientus forms the core of the Company’s big data analytics arm, which is housed in the Company’s indirect wholly-owned subsidiary, Finger Motion Financial Company Limited (“FMFC”). Leveraging the Company’s strong tech and data backbone, Sapientus specializes in data mining and insights extraction. The Company’s flexible data structure is built from the ground up, by transforming raw telco data into basic building blocks, statistical measures and behavioral inferences, while layering in auxiliary contextual information, to extract behavioral insights and power revolutionary applications for insurance and financial services.

Over the past several years, Sapientus’s predictive models had garnered much interest and positive receptivity from the industry, particularly reinsurers and insurers in China and the greater region; we continue to elevate our analytic capabilities and align our services against the needs of our partners and the larger ecosystem.

Sapientus is strategically focused on developing and promoting our core analytic products to the market, specifically:

■	enhancing modeling precision by incorporating additional insurance datasets;
■	expanding modeling efforts to cover various insurance products;

■	begin promoting models to a broader client base for extensive real-world use, targeting insurers as well as various other prospective collaborators in the ecosystem; and

■	further developing a sales rating engine by leveraging our comprehensive data assets and applying AI technology.

The Company sells its data and analytics platform solutions to enterprise customers in the insurance and reinsurance sectors, as well as financial institutions and intermediaries. Sales activities are conducted primarily through direct sales and business development personnel and include customer engagement, relationship management, and participation in industry events.

The Company supports customer evaluation and adoption through product demonstrations, pilot deployments, and proof-of-concept implementations. The sales cycle is generally long and complex due to enterprise procurement, integration requirements, and data governance considerations.

The Company may enter into strategic arrangements to support data access, integration, and distribution of its platform. Growth in this segment depends on market acceptance of analytics solutions, data availability, competitive conditions, and compliance with applicable regulatory and data protection requirements.

Advanced Technology and Platform Solutions

C2 Platform

The Company’s advanced technology and platform solutions business vertical focuses on enabling next-generation connected vehicle ecosystems by integrating advanced communication, data, and AI technologies into commercial and specialty (e.g., emergency response) vehicles. Through our subsidiary, JiuGe Technology, we provide system integration services and technology platforms that support the development of intelligent, networked vehicle fleets for government and enterprise customers.

We have developed the Advanced Mobile Integrated Command and Communication Platform (the “C2 Platform”) as a core offering to address critical communications needs for emergency response, disaster recovery, and specialized field operations. The C2 Platform integrates satellite communication, 5G mobile networks, IoT-enabled sensors, AI-driven data analytics, and cloud-based infrastructure to enable real-time data transmission, remote monitoring, and mobile command coordination.

This platform is designed to enhance field operations by maintaining reliable communication links, enabling remote command capabilities, and facilitating data-driven decision-making, even in remote or disaster-affected environments.

The Company markets its C2 platform to enterprise and public-sector customers, including municipalities, emergency response agencies, industrial operators, and automotive partners. Sales activities are conducted through direct engagement, government procurement processes, and strategic partnerships.

The Company supports adoption through pilot programs, live demonstrations, and participation in public safety and technology-related events. The C2 platform is positioned for deployment in mission-critical communication and operational environments.

The Company provides implementation support, system integration, and training services to facilitate customer onboarding and platform deployment. Growth in this segment depends on public-sector procurement activity, enterprise adoption, and the Company’s ability to secure strategic alliances and integration partnerships.

Throughout fiscal 2026, JiuGe Technology secured contracts from government emergency response agencies in multiple Chinese cities through competitive public tender processes. As of February 28, 2026, ten vehicles equipped with the C2 Platform had been deployed for beta testing and operational use.

Growth Strategy

The Company’s long-term growth strategy focuses on scaling its existing business capabilities, enhancing its technology platforms, and expanding into adjacent markets where its platform, data, and system-level expertise can be effectively applied.

Key elements of this strategy include:

•	Strengthening core operations. The Company intends to continue to improve operational efficiency, platform reliability, and technological capabilities within its existing markets in the PRC. This includes optimizing transaction processing, improving system scalability, and maintaining strong relationships with telecommunications operators, service providers, and enterprise customers.

•	Expansion of the telecommunications ecosystem. The Company seeks to support the growth of its telecommunications-related services by increasing transaction volumes, strengthening operator integrations, and broadening service offerings through its operating subsidiaries. Growth in this segment is expected to be driven by enhanced enterprise adoption, deeper ecosystem integration, and ongoing product innovation.

•	Advancement of data analytics technologies and platforms. The Company intends to further develop its data analytics capabilities and platforms to address evolving market demand and create additional revenue streams. This includes enhancing the Sapientus Platform to expand data processing capabilities, analytical modeling, and enterprise reporting solutions, enabling scalable, data-driven decision-making tools across various industry verticals.

•	Scaling of marketplace platform and digital commerce infrastructure solutions. The Company intends to scale its mobile-first, online-to-offline (“O2O”) marketplace platforms through increased user adoption, expansion of service provider networks, and higher transaction volumes across its digital commerce ecosystem. Growth initiatives will include enhancing platform functionality, optimizing user experience, and expanding into additional service categories and geographies. The Company also seeks to strengthen monetization through transaction-based fees, subscription models, and advertising services, subject to market adoption and platform maturity.

•	Expansion of advanced technology and platform solutions. The Company plans to expand its advanced technology and platform solutions offerings, including its C2 Platform, into additional areas of critical infrastructure and business critical operations. These areas may include public safety systems, transportation networks, emergency response coordination, and other large-scale operational environments. Growth in this segment is expected to be driven by continued product development, pilot deployments, and increased customer adoption in both enterprise and public-sector markets, subject to procurement cycles, regulatory requirements, and technical validation.

•	Productization for regional deployment. The Company plans to adapt its existing intellectual property, data analytics models, and platform capabilities, including its Sapientus Platform and mobility platforms, for deployment in selected regional markets. This approach aims to enable scalable expansion by leveraging established technology assets and operational expertise across multiple markets.

•	Strategic partnerships, investments, and acquisitions. The Company seeks to identify and pursue strategic partnerships, joint ventures, and acquisition opportunities that enhance its distribution capabilities, expand its service offerings, and support long-term value creation.

Research & Development

■	Telecommunications Products & Services - The Company continues to develop its messaging platform that allows businesses and brands to engage with their customers using 5G infrastructure, providing a more efficient, cost-effective, and robust user experience. This development is expected to create a new marketing channel for the Company’s current and prospective business partners.
■	Data Analytics Platform Solutions - The Company continues to develop its Data Analytics Platform Solutions (Big Data) analytics capabilities, including its Sapientus data platform, by integrating external data sources and refining proprietary data models to support insurtech and fintech applications in collaboration with insurance and financial services partners.
■	DaGe Platform - The Company is developing its DaGe platform to enhance data processing, aggregation, and analytics capabilities, with a focus on scalable deployment for enterprise use cases that require large-scale processing of structured and unstructured data.
■	JiuGe Procurement Platform - This enterprise procurement solution is being piloted with certain regional operations of China Mobile in Shanghai and Jiangxi, as well as with Juneyao Airlines. The Company intends to continue evaluating opportunities to expand the platform’s adoption and geographic reach.
■	C2 Platform - Development efforts are focused on improving system reliability, integration capabilities, and interoperability with public-sector and enterprise infrastructure.

Competition

The Company operates in a highly competitive and rapidly evolving industry that is subject to technological change and regulatory oversight. The Company competes with a range of participants, including larger, more established companies, as well as providers that offer similar or substitute products and services.

The Company’s mobile payments business competes with other licensed service providers authorized by mobile telecommunications operators in China, as well as unlicensed payment processors that offer comparable services. In addition, the Company competes with alternative payment methods, including credit and debit cards, other electronic payment platforms, and bank transfers.

The Company holds an exclusive license to act as an authorized payment processor for China Unicom and China Mobile. These arrangements provide the Company with access to distribution channels for mobile payment services; however, competition remains based on service capabilities, pricing, technology, and customer adoption.

Intellectual Property

The Company has sufficient intellectual property rights to operate its mobile payment and recharge platform system. Specifically, the Company has registered patents for its mobile payment and recharge platform system. The Company will continue to enhance the system to meet market and consumer demands and requirements. The Company has also implemented strict controls to ensure the safe and secure keeping of any source codes.

The Company has registered the following patents:

Patent Registration Number	Region	Title	Inventors	Applicant	Status as of the date of this Annual Report
2019SR0439119	Shanghai, China	PigeonHoles Integration System (1)	Shanghai JiuGe Business Management Co. Ltd	Shanghai JiuGe Business Management Co. Ltd	Obtained

2020SR0741902	Shanghai, China	SMS Integrated System(2)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2020SR0792227	China	JiuGe Customer Profiling Software V1.0.0 (3)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2020SR0772385	China	JiuGe TELCO Big Data Software V1.0.0 (4)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2020SR0809253	China	JiuGe Risk Assessment System Software V1.0.0 (5)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2020SR0860695	China	JiuGe Internet Big Data Software V1.0.0 (6)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2020SR0867792	China	JiuGe Mobile Digital Precision Marketing Software V1.0.0 (7)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2021SR2129368	China	JiuGe Risk Query API and UI Design V1.0.0 (8)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2021SR1773860	China	JiuGe Insurance Anti-Fraud System Design V1.0.0 (9)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2022SR1343393	China	JiuGe Insurance Client Medical Behavior Assessment System V1.0.0 (10)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2023SR0092476	China	JiuGe Insurance Client Financial Rating System V1.0.0 (11)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2024SR0201599	China	JiuGe Mobile Protection Mini Program Server System V1.0.0 (12)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2024SR0373838	China	JiuGe Mobile Protection Mini Program Client System V1.0.0 (13)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2024SR2019159	China	JiuGe Mobile Recharge System V1.0.0 (14)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2025SR1169273	China	JiuGe Mobile Recharge Channel Management System V1.0.0 (15)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2025SR1946587	China	JiuGe Traffic Operation Management System V1.0.0 (16)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

Notes:

(1)	PigeonHoles Integration System is the Company’s proprietary universal exchange platform which provides seamless integration between telecommunication operators and online stores servicing PRC’s customers.

(2)	The Company’s SMS Integrated System provides a robust back-end control panel for corporate partners to access and manage their own messaging settings. Corporate partners can upload a list of targeted members, compose text or multimedia messages and define broadcasting settings.

(3)	Patent based on JiuGe’s big data analysis and commercialization of consumer’s profile

(4)	Patent based on JiuGe’s big data analysis for telecommunication products and services

(5)	Patent based on JiuGe’s big data analysis on risk assessment system

(6)	Patent based on JiuGe’s big data analysis for online product.

(7)	Patent based on JiuGe’s big data analysis for online digital contents on mobile

(8)	Patent based on JiuGe’s big data analysis for Risk Query API and UI designs

(9)	Patent based on JiuGe’s big data analysis for Insurance Anti-Fraud System Design

(10)	Patent based on JiuGe’s big data analysis for Insurance Client Medical Behavior Assessment System

(11)	Patent based on JiuGe’s big data analysis for Insurance Client Financial Rating System

(12)	JiuGe Mobile Protection Mini Program Server System is a data analysis and processing service powered by big data platforms. It cooperates with insurance companies to provide mobile screen and other hardware protection services for telecom operator users.

(13)	JiuGe Mobile Protection Mini Program Client System is a client application that, based on big data analytics and in cooperation with insurance companies, supports mobile screen and other hardware protection services for telecom operator users.

(14)	JiuGe Mobile Recharge System is an in-house developed direct top-up platform that enables seamless integration between telecom carriers and online stores serving customers in mainland China.

(15)	JiuGe Mobile Recharge Channel Management System is the channel management service for the JiuGe Mobile Recharge System. It features routing, management, and accounting across multiple carriers, regions, channels, and plans.

(16)	JiuGe Traffic Operation Management System is an in-house developed direct data recharge platform built by our company. It is dedicated to enabling seamless integration between telecom carriers and online stores as well as points malls serving customers in the Chinese mainland.

Regulation

The Company operates in a highly regulated environment related to its payments business. The regulatory framework governing digital and mobile payments continues to evolve in response to developments in areas such as anti-money laundering, counter-terrorist financing, data privacy, cybersecurity, and consumer protection.

In China, the Company’s payment-related activities are subject to oversight by relevant financial regulatory authorities, including the People’s Bank of China. Other national or provincial regulatory agencies may have or assert jurisdiction over our activities, including agencies and authorities outside of China, if our platform is utilized by consumers in such jurisdictions. The laws and regulations applicable to the payments industry in any given jurisdiction are subject to interpretation and change.

The Company is subject to anti-money laundering and counter-terrorist financing laws in the United States, China, and other jurisdictions where it operates. These requirements include compliance with applicable sanctions regimes, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Controls (“OFAC”) and equivalent authorities in China and other countries whose jurisdiction we may become subject as a result of our operations.

The Company is also subject to data protection and information security laws in China, the U.S. and the jurisdictions in which it operates, including requirements relating to the safeguarding of personal information and maintaining information security programs. Regulatory authorities around the world are considering numerous legislative and regulatory proposals concerning privacy and data protection that may contain additional privacy and data protection obligations than exist today. In addition, the interpretation and application of these privacy and data protection laws in China, the U.S. and elsewhere are often uncertain and in a state of flux.

The Company is subject to applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act, as well as similar laws in other jurisdictions in which it operates. Anti-corruption laws generally prohibit offering, promising, giving, accepting or authorizing others to provide anything of value, either directly or indirectly, to or from a government official or private party in order to influence official action or otherwise gain an unfair business advantage, such as to obtain or retain business.

Regulatory developments continue in areas such as digital payments, virtual currencies, identity verification, cybersecurity, and marketing practices, which may affect the regulatory framework applicable to the Company’s business.

The Company must also adhere to environmental laws and regulations in the jurisdictions in which it operates. Compliance with these laws and regulations has not had a material effect on the Company’s capital expenditures, results of operations, or competitive position.

Employees

As of February 28, 2026, we had 48 total employees, of whom all were full-time. We have 40 employees in China, 4 employees in Malaysia, 2 employees in Hong Kong, 1 employee in Taiwan and 1 employee in Canada. We believe that we maintain satisfactory working relationships with our employees.

Compliance with Environmental Laws

Compliance with foreign, federal, state and local laws that have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, have not had a material effect on our capital expenditures, earnings or competitive position.

Properties

Our corporate headquarters is located at 111 Somerset Road, Level 3, Singapore, 238164. We do not own any real property and lease all our office space.

Legal Proceedings

In the ordinary course of business, we may from time to time become subject to legal proceedings and claims arising in connection with ongoing business activities. The results of litigation and claims cannot be predicted with certainty, and unfavorable resolutions are possible and could materially affect our results of operations, financial condition or cash flows. In addition, regardless of the outcome, litigation could have an adverse impact on us as a result of legal fees, the diversion of management’s time and attention and other factors.

There are no matters as of June 10, 2026 that in the opinion of management might have a material adverse effect on our results of operations, financial condition or cash flows, or that are required to be disclosed under the rules of the SEC.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,039,100	$4.18	2,780,500
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	6,039,100		2,780,500

Effective September 27, 2021, our Board of Directors authorized and approved the adoption by the Company of the 2021 Stock Incentive Plan (the “2021 Stock Incentive Plan”), pursuant to which an aggregate of 7,000,000 shares of our common stock may be issued pursuant to awards that may be granted under the 2021 Stock Incentive Plan. The 2021 Stock Incentive Plan was approved by our stockholders at our annual meeting of stockholders held on November 22, 2021.

On December 12, 2022, our Board of Directors authorized and approved the adoption of the Company’s 2023 Stock Incentive Plan (the “2023 Stock Incentive Plan”), under which an aggregate of 9,000,000 of our shares of common stock may be issued which consists of: (i) 3,571,000 shares issuable pursuant to awards previously granted that were outstanding under the 2021 Stock Incentive Plan as of December 12, 2022; (ii) 3,429,000 shares remaining available for issuance under the 2021 Stock Incentive Plan as of December 12, 2022; and (iii) 2,000,000 additional shares that may be issued pursuant to awards that may be granted under the 2023 Stock Incentive Plan. The 2023 Stock Incentive Plan supersedes and replaces the Company’s 2021 Stock Incentive Plan, which was approved by our stockholders at the annual meeting of stockholders held on February 17, 2023. The terms of the 2023 Stock Incentive Plan are the same as the 2021 Stock Incentive Plan other than the increase in the aggregate number of shares reserved for awards under the 2023 Stock Incentive Plan.

The 2023 Stock Incentive Plan is administered by our Board of Directors, or the Compensation Committee, or any other committee appointed by the Board of Directors to administer the 2023 Stock Incentive Plan, and the Board of Directors shall determine, among other things: (i) the persons to be granted awards under the 2023 Stock Incentive Plan; (ii) the number of shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Company may issue restricted shares, stock options, restricted stock units, stock appreciation rights, deferred stock rights and dividend equivalent rights, among others, under the 2023 Stock Incentive Plan. As indicated above, an aggregate of 9,000,000 of our shares may be issued pursuant to the grant of awards under the 2023 Stock Incentive Plan.

An award may not be exercised after the termination date of the award and may be exercised following the termination of an eligible participant’s continuous service only to the extent provided by the administrator under the 2023 Stock Incentive Plan. If the administrator under the 2023 Stock Incentive Plan permits a participant to exercise an award following the termination of continuous service for a specified period, the award terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. In the event an eligible participant’s service has been terminated for “cause”, he or she shall immediately forfeit all rights to any of the awards outstanding.

The 2023 Stock Incentive Plan includes the following best practice provisions to reinforce the alignment between stockholders’ interests and equity compensation arrangements. These provisions include, but are not limited to:

●	No discounted awards: the exercise price of an award must not be lower than 100% of the fair market value of the shares on the stock exchange or system on which the shares are traded or quoted at the time the award is granted;

●	No buyout without shareholder approval: outstanding options or non-qualified stock options (“SARs”) may not be bought out or surrendered in exchange for cash unless shareholder approval is received;

●	No repricing without shareholder approval: the Company may not, without shareholder approval, reprice an award by reducing the exercise price of a stock option or exchanging a stock option for cash, other awards or a new stock option with a reduced exercise price;

●	Minimum vesting requirements for “full-value” awards: except in the case of an award granted in substitution and cancellation of an award granted by an acquired organization and shares delivered in lieu of fully vested cash awards, any equity-based awards granted under the 2023 Stock Incentive Plan will have a vesting period of not less than one year from the date of grant; provided, however, that this minimum vesting restriction will not be applicable to equity-based awards not in excess of 5% of the number of shares available for grant under the 2023 Stock Incentive Plan. For avoidance of doubt, the foregoing restrictions do not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any award in case of death or disability. The treatment of awards in connection with a change of control are described below;

●	No accelerated vesting of outstanding unvested awards and double-trigger change of control requirements: no acceleration of any unvested awards shall occur except in the case of the death or disability of the grantee or upon a change of control. In this respect the 2023 Stock Incentive Plan requires a “double-trigger” – both a change of control and a qualifying termination of continuing services – to accelerate the vesting of awards. In connection with a change in control, time-based awards shall only be accelerated if the awards are not assumed or converted following the change in control and performance based awards shall only be accelerated: (i) to the extent of actual achievement of the performance conditions; or (ii) on a prorated basis for time elapsed in ongoing performance period(s) based on target or actual level achievement. In connection with vesting of outstanding awards following a qualifying termination after a change in control (i.e., double-trigger vesting), the same conditions set forth in the preceding sentence will apply;

●	No dividends for unvested awards: holders of any awards which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such awards;

●	No liberal share recycling: shares issued under the 2023 Stock Incentive Plan pursuant to an award, or shares retained by or delivered to the Company to pay either the exercise price of an outstanding stock option or the withholding taxes in connection with the vesting of incentive stock awards or SARs, and shares purchased by the Company in the open market using the proceeds of option exercises, do not become available for issuance as future awards under the 2023 Stock Incentive Plan;

●	Transferability: the awards granted under the 2023 Stock Incentive Plan generally may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution;

●	No automatic grants: the 2023 Stock Incentive Plan does not provide for automatic grants to any eligible participant; and

●	No evergreen provision: the 2023 Stock Incentive Plan does not provide for an “evergreen” feature pursuant to which the shares authorized for issuance under the 2023 Stock Incentive Plan can be automatically replenished.

The foregoing summary of the 2023 Stock Incentive Plan is not complete and is qualified in its entirety by reference to the 2023 Stock Incentive Plan, which is attached as Exhibit 4.1 to our Form S-8 that we filed with the SEC on February 28, 2023.

MANAGEMENT

All FingerMotion directors hold office until the next annual general meeting of the shareholders unless his office is earlier vacated in accordance with our Articles or he becomes disqualified to act as a director. FingerMotion officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

FingerMotion executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name and Position	Age	Principal Occupation and Positions Held During the Last Five Years
Martin J. Shen President, CEO & Director	56	CEO of FingerMotion, Inc. (Dec. 1, 2018 to present); Founder of Imperial Distributors (formerly AP Martin Pharmaceutical Supplies Ltd.) (July 1, 2014 to Dec. 1, 2018); and CFO and COO of Wales and Son Industrial (later named Weir Minerals) (July 2004 to June 2014).

Yew Hon Lee CFO, Secretary & Treasurer	57	CFO of FingerMotion, Inc. (Dec. 11, 2020 to present); CFO of Cubinet Interactive Group of Companies (2006 to November 2020).

Hsien Loong Wong Director	51	Former CEO and CFO of FingerMotion, Inc. (April 2017 to Nov. 30, 2018); Real Estate and Logistics professional in Singapore (2008 to present); Director of property at Big Box Singapore Pte. Ltd. (Dec. 2012 to Sept. 2017).

Yew Poh Leong Director	72	Director of FingerMotion, Inc. (Dec. 1, 2018 to present); Group CEO at Radinace Hospitality Group (Jan. 2005 to Dec. 2014); and Director of Strategic Projects for Keppel T&T (Jan. 2001 to Dec. 2002).

Eng Ho Ng Director and Non-Executive Chairman	73	Director of FingerMotion, Inc. (Dec. 11, 2020 to present); Non-Executive Chairman of ZWEEC Analytics Pte Ltd. (Feb 2020 to present); Director of TNG Fintech Group (Jan 2018 to present).

Tuck Seng Low Director	67	Director of FingerMotion, Inc. (Feb. 28, 2025 to present).

Yang Yeat Choe Director	50	Director of FingerMotion, Inc. (Feb. 26, 2026 to present); Co-Founder and CEO of Owl Digital Entertainment Group (Sept. 2021 to present); Co-Founder and CEO of Cubinet Interactive Group of Companies (2006 to 2017).

Li Li Legal Representative and General Manager of JiuGe Technology	47	Legal Representative and General Manager of JiuGe Technology (Jan. 2018 to present); Advisor to Shenzhen WuYiKa Technology Co., Ltd. (Jan. 2017 to Dec. 2017); Vice President of Shanghai JiaPinMi Information Technology Co., Ltd. (July 2015 to Dec. 2016).

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he or she was employed, and including other directorships held in reporting companies.

Martin J. Shen - Mr. Shen was appointed our Chief Executive Officer and Chief Financial Officer on December 1, 2018. He has nearly 15 years of experience in senior management roles in entrepreneurial startups as well as large multinational corporations. In those roles, he acquired wide-ranging expertise in corporate management, financial oversight and operational administration. Most recently, Mr. Shen founded Imperial Distributors (formerly AP Martin Pharmaceutical Supplies Ltd.) in 2014, establishing the company as the preferred choice for providing distributional support to regional pharmacies throughout Western Canada. His leadership duties as founder and senior vice-president included overseeing all aspects of operations, including managing legal and regulatory compliance issues. They covered ensuring compliance with Health Canada requirements as well as all relevant federal, provincial and municipal legislation. He also led the finance department, building a sound foundation for the accounting function and leveraging his extensive experience in public accounting to guide the acquisition of two companies in Alberta.

Prior to Imperial, Mr. Shen served as Chief Operating Officer and Chief Financial Officer at Wales and Son Industrial (later re-named Weir Minerals) from 2004 to 2014. The firm specializes in the global delivery of, and support for, mining slurry equipment solutions including pumps, hydrocyclones, rubber and wear resistant linings. Sectors served include mining and mineral processing, energy and general industry. As COO and CFO of Wales and Son Industrial, Mr. Shen directed all financial and internal operational activities. This included financial statement preparation and tax filings, banking arrangements, executive compensation and share purchase agreements. He was also responsible for the analysis of monthly results and financial statements and reconciliations to Group head office.

Mr. Shen began his career at PricewaterhouseCoopers in the tax department in Singapore and the audit and advisory group in Hong Kong. As a Tax Manager, he consulted with tax departments of multinational corporations, including Raytheon and Exxon, to provide tax saving mechanisms and future tax planning strategies. Mr. Shen also conducted tax conferences and seminars for current and potential clients to provide overview of tax planning scenarios. He served at PricewaterhouseCoopers from 1994 to 2004. Mr. Shen also spent several years in PwC Vancouver, auditing major Canadian companies and in the process building his expertise in financial management, compliance and financial statement reporting. A US Certified Public Accountant, he holds a BSc from the University of British Columbia.

Mr. Shen devotes approximately 100% of his time to the Company.

Yew Hon Lee - Mr. Lee was appointed as the CFO of the Company on December 11, 2020. He was the CFO of Cubinet Interactive Group of Companies (“Cubinet”) from 2006 to November 2020. He was one of the pioneers that started an online game publishing company. In his tenure, he was instrumental in leading Cubinet and building teams across the South East Asia region setting up all the financial processes within a short span of time. In 2011, Mr. Lee took on the additional role as the COO, Middle East and Russia, establishing new strategic partnerships. Prior to joining Cubinet, in 2001, Mr. Lee was employed by Trisilco IT Sdn Bhd as the Finance Manager overseeing the entire spectrum of the Finance and HR functions. In 2005, Mr. Lee took on the role of General Manager managing the entire operations of Trisilco from Finance, HR, Sales & Operations. Trisilco is an IT company specializing in regulatory reporting and compliance for the financial sector. Previously, Mr. Lee had a short tenure in Nadicorp Holdings (“Nadicorp”) as the internal auditor setting up the departments from scratch. Nadicorp is one of the largest private Bumiputra conglomerates with 5 main business units in Transportation, Manufacturing, Property & Plantation, Defence and Other support services. In his tenure as the Internal Auditors Manager, he set up the Audit Charter and the key internal audit processes and procedures. Mr. Lee received his diploma from the Tunku Abdul Rahman College in 1996 and is a Chartered Accountant, a Member of Malaysia Institute of Accountants and an Associate Member of the Chartered Institute of Management Accountants, United Kingdom.

Mr. Lee devotes approximately 100% of his time to the Company.

Hsien Loong Wong - Mr. Wong was appointed a Board member, Chief Executive Officer, and Chief Financial Officer on April 14, 2017. On December 1, 2018, Mr. Wong resigned as the Chief Executive Officer and Chief Financial Officer but continued to serve as a Board member of the Company. He started his career in investor relations in technology, biotechnology, mining, and oil and gas. As of January 2023, Mr. Wong leads a team as Senior Associate Division Director at Propnex, Singapore’s largest listed real estate agency. From December 2012 until September 2017, Mr. Wong also served as Senior Manager of Business Development and was its director of property at Big Box Singapore Pte Ltd, a commercial property valued at $600 million. He also has extensive experience in running public companies. In particular, he was CEO of Nexgen Petroleum Corp, an oil and gas drilling company in Tennessee, USA from July 2007 to September 2009. He also currently serves as director of Food Bank Singapore, a registered charity, where he has served since January 2015. Mr. Wong’s previous experience and knowledge of the Company provides good historical information regarding the Company, which helps management with decisions going forward. Mr. Wong received his BA (Hons) in Communications from Simon Fraser University, British Columbia, and his MSc in Real Estate from the National University of Singapore.

Mr. Wong devotes approximately 15% of his time to the Company.

Yew Poh Leong - Mr. Leong has been a Board member since December 1, 2018. He has more than 30 years of management experience in growing companies in the technology and hospitality sectors. In that time, Mr. Leong established an extensive network of business relationships in the software, banking and telecommunications sectors throughout the Asia Pacific. In his current position as CEO of Vertical Connection Pte Ltd. (“Vertical Connection”), a position he has held since 2002, Mr. Leong leads the company’s consulting and advisory services in helping other companies expand their businesses regionally through partnerships or acquisitions and implementing core operational and information initiatives. Vertical Connection focuses on fintech, telecommunications services, hospitality and software. Currently, Mr. Leong sits on the boards of several private companies. Since 2017, he has served on the board of directors of Fintrux Pte Ltd., a P2P lending company, as chair and on the boards of each of Vemotion APAC and VM Technology, both software and hardware companies that specialize in wireless video transmission over low bitrate networks. He was recently appointed to the board of BOPHUP, a Singapore-based business accelerator platform which aims to create an efficient marketplace for communities at the base of the pyramid by supporting entrepreneurship, connecting partners and sharing resources for social entrepreneurs and business ventures to access BOP markets.

Mr. Leong served as Group CEO of Radiance Hospitality Group (“Radiance”) from 2002 through 2016, where he led the expansion of the company’s hotel management services in Malaysia, Singapore, China, Indonesia, Cambodia and Russia. Before joining Radiance, Mr. Leong served as Director of Strategic Projects for Keppel T&T, a public company that provides transportation, telecommunications and IT services, from 1999 to 2002. There, he was responsible for its e-businesses, which included establishing credit bureaus in Thailand and Malaysia, establishing and operating data centers in Singapore, Malaysia, Thailand and the Philippines, operating call centers in Singapore and Malaysia, and providing application solutions for local governments, IT infrastructure, and transportation and education organizations.

Prior to his service at Keppel T&T, Mr. Leong was first a Regional Director and then Managing Director of Dun and Bradstreet Software (“Dun and Bradstreet”) (later acquired by Geac Computers), from 1988 to 2001. In those roles, he led company growth from 15 to more than 250 employees in Singapore, Malaysia, Thailand, the Philippines, Indonesia, Sri Lanka, Hong Kong, Beijing and Shanghai. The firm provided business solutions and managed services for 350 customers in the region. Prior to serving at Dun and Bradstreet, Mr. Leong was a consultant with Computer Associates, a consultant at Price Waterhouse, a management consultant at Reliance Travel and an auditor at Razak & Co. Mr. Leong’s extensive corporate experience allows him to provide valuable guidance to the Company and management team as our Company progresses through its development stage. Mr. Leong received a Master Degree in Accounting and Finance from the University of Auckland.

Mr. Leong devotes approximately 15% of his time to the Company.

Eng Ho Ng - Mr. Ng was appointed as a Board member on December 11, 2020 and appointed as the non-executive Chairman on March 2, 2026. Mr. Ng is currently the non-executive Chairman of ZWEEC Analytics Pte Ltd. in Singapore and an independent Board director of TNG Fintech Group in Hong Kong. He previously served in top management positions in several large business corporations in Singapore, including ST Technologies Telemedia Pte Ltd., a subsidiary of Temasek holdings, as Executive Vice President (Operations), and ST Telemedia’s Indonesian subsidiary, PT Indosat Tbk, as the Deputy President Director. Mr. Ng was also Managing Director of Keppel Telecommunications & Transportation Ltd. after serving in various positions at Keppel T&T and its subsidiaries. Prior to joining Keppel T&T, Mr. Ng was a career officer in the Singapore Armed Forces. Mr. Ng has served as a Director of Alvarion Ltd. and as an Independent Director of Mencast Holdings Ltd. Mr. Ng received his Bachelor of Science (Telecomm System Engineering) Degree (Honours) from the Royal Military College of Science, UK in 1977.

Mr. Ng devotes approximately 15% of his time to the Company.

Tuck Seng Low - Mr. Low was appointed as a Board member on February 28, 2025. Mr. Low has served as an adviser to large corporations, financial institutions, Government owned/related entities, private equity firms, hedge funds and companies in various sectors, mainly with a common thread of operating or having an interest in Asia and Europe. In his career, he has worked for and held senior positions including leadership roles in British, Swiss, French, Japanese and Singaporean companies in local, regional and global capacities, mainly out of London, Zurich and Hong Kong. Until 2015, Mr. Low was Chairman of Global Wealth Solutions AG (Zug/Zurich), a Swiss advisory firm. Prior to assuming this role, he was Managing Director of Frey Capital AG (Zurich), a Swiss corporate finance company which he co-founded, from 2006 to 2010.From 2002 to 2006, he was a founding partner of STAC Partners, a UK regulated firm focused on private equity, venture capital, real estate and hedge funds. He was previously charged with corporate venturing at a Singapore Government-linked group, Keppel T&T, as Director of Corporate Finance from 1999 to 2001. He was also privately involved in proprietary ventures in business intelligence, B2B exchanges and wireless offerings. Mr. Low commenced his career in the securities industry in 1987 in the City of London and worked as a research analyst for two stockbroking firms before moving into investment banking at Paribas Capital Markets. He joined Daiwa Securities in London in 1992 where he served as Co-Head of Privatization before transferring to Hong Kong in 1995 as Head of Origination. Mr. Low completed a foundation program in accounting in 1977 at Kingston Polytechnic (known since 1992 as Kingston University London), and also attended various accountancy colleges in London, England, between 1981 and 1987. He became a Certified Accountant (Association of Chartered Certified Accountants) in June 1987. He qualified as a Certified Accountant (Association of Chartered Certified Accountants) in June 1987. He is a Chartered Fellow of the Chartered Institute for Securities and Investment, UK.

Mr. Low devotes approximately 15% of his time to the Company.

Yang Yeat Choe – Mr. Choe was appointed as a Board member on February 26, 2026. Mr. Choe is a technology entrepreneur and senior executive with over two decades of experience in digital services, enterprise IT, data analytics, and interactive entertainment across Asia. He is the Co-Founder of the Company, where he has played a key role in building the Company into a mobile data specialist providing value-added services to major telecommunications operators in China, as well as insurtech solutions leveraging big-data analytics derived from insights across more than one billion mobile subscribers. He is also the Co-Founder and Chief Executive Officer of Owl Digital Entertainment Group, a digital entertainment company focused on developing and producing world-class content for PC, PlayStation, and Xbox platforms.

Previously, Mr. Choe served as Co-Founder and Chief Executive Officer of Cubinet from 2006 to 2017. During his tenure, Cubinet expanded its footprint across Malaysia, Singapore, Thailand, the Philippines, Vietnam, and Indonesia, growing into one of Southeast Asia’s leading free-to-play online entertainment platforms. The company supported a community of over 15 million core players, employed approximately 200 staff, and published a diverse portfolio of successful PC, browser, and mobile games.

Earlier in his career, Mr. Choe co-founded Trisilco-IT, where he continues to serve as Managing Partner. The firm provides enterprise solutions supporting mission-critical operations for financial institutions and corporate organizations and currently serves 33 financial institutions across Malaysia, Cambodia, and Indonesia.

Mr. Choe holds a Bachelor of Commerce degree from Curtin University of Technology, Western Australia, and was a Certified Practicing Accountant (CPA). He brings to the board strong expertise in financial oversight, technology strategy, data-driven business models, regional expansion, risk management, and corporate governance.

Mr. Choe devotes approximately 50% of his time to the Company.

Li Li - Ms. Li Li is the Legal Representative and General Manager of Shanghai JiuGe Information Technology Co., Ltd. Ms. Li Li graduated from Nanjing Academy of Engineering. In 2004, she founded Shanghai ChuangYe Network Technology Co., Ltd. as the Vice President. Through close cooperation with local operators, the company launched SMS and MMS services, WAP and mobile JAVA games, Hunan Satellite TV “HTV” e-magazine and other wireless Internet services to meet the rapid development of wireless internet content and extensive application requirements.

In 2007, Ms. Li Li served as Vice President of Hangzhou JiuYue Information Technology Co., Ltd. Through extensive and in-depth cooperation with operators, the company is committed to the development of SP services such as IVR (Wireless Voice Value-Added Services), voice mail, electronic data exchange, online data processing and transaction processing.

In 2009, Ms. Li Li served as Vice President of Hangzhou LingXuan Information Technology Co., Ltd. With in-depth understanding of the mobile Internet business, combined with years of experience in the operation of wireless value-added services, after an in-depth analysis of the market situation, she proposed the idea of building a wireless value-added interactive services platform and creating an online and offline O2O service model.

Through close cooperation with operators, the company provides an integrated operation platform that covers online services such as information, music, video, and colored ring tones, as well as offline activities such as the Fans Club Meeting in campus, and thus realizes online services for products. Underneath each other, the industry chain is seamlessly connected.

In 2014, Ms. Li Li served as Vice President of Shanghai JiaPinMi Information Technology Co., Ltd. In 2014, WeChat opened the Wi-Fi interface, indicating the big leap and undercurrent of commercial Wi-Fi. However, at the time, there was no domestic Wi-Fi platform that provided blue-collar people with free Internet access, life style and added service to the community. At the beginning of her term of office, Li Li seized the opportunity and proposed to establish a “Hi-WiFi” platform through cloud-based big data marketing with in-depth cooperation with operators, providing blue-collar work force community with free access to the Internet, living, and services. It also provides enterprises with one-stop enterprise-level services based on information-based services and multiple specialized platform services, thus making “Hi-WiFi” the first domestic blue-collar work-force lifestyle platform to be developed. As a one-stop mobile marketing service provider that provides advertisers with wireless marketing solutions to achieve accurate marketing goals. Currently, any service of the platform can reach 100 million direct blue-collar user groups with nearly 300 million download speeds of up to 700 KB per second. Users no longer have to worry about data traffic usage restrictions.

In 2017, Ms. Li Li served as an Advisor to Shenzhen WuYiKa Technology Co., Ltd. WuYiKa is a comprehensive service platform based on carrier traffic and dedicated to digital online service distribution and payment. It has now become a fast and efficient provider of new media marketing solutions for mobile Internet.

Ms. Li Li devotes approximately 100% of her time to JiuGe Technology.

Significant Employees

Other than Mr. Shen, FingerMotion does not have any employees. FingerMotion’s subsidiaries and controlled companies have the following number of employees:

Name of Entity	Place of Incorporation/Formation	Employees
Finger Motion Company Limited	Hong Kong	3
Finger Motion (CN) Limited	Hong Kong	0
Finger Motion Financial Company Limited	Hong Kong	4
Shanghai JiuGe Business Management Co., Ltd.	PRC	1
Shanghai JiuGe Information Technology Co., Ltd.	PRC	11
Beijing XunLian TianXia Technology Co., Ltd.	PRC	0
Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd.	PRC	19
Shanghai KeShunXiang Automobile Service Co., Ltd.	PRC	9
Zhejiang Changxin Communication Equipment Co., Ltd.	PRC	0
Shanghai Xiaoyi Bin Tong Technology Co., Ltd.	PRC	0

Family Relationships

There are currently no family relationships between any of the members of the board of directors or the executive officers.

Involvement in Certain Legal Proceedings

Except as disclosed in this prospectus, during the past ten years none of the following events have occurred with respect to any of our directors or executive officers:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

a.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.	Engaging in any type of business practice; or

c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation; or

b.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are currently no legal proceedings to which any of our directors or officers is a party adverse to us or in which any of our directors or officers has a material interest adverse to us.

Director Independence

We evaluate the independence of our directors in accordance with the listing standards of the NASDAQ Stock Market, LLC (“NASDAQ”) and the regulations promulgated by the SEC. NASDAQ’s rules require that a majority of the members of a company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. After review of all relevant transactions and relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, our board of directors has determined that the following directors, are independent directors within the meaning of the NASDAQ listing standards: Hsien Loong Wong, Yew Poh Leong, Eng Ho Ng and Tuck Seng Low.

Committees of the Board of Directors

Our Board of Directors currently has four committees, the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Risk and Information Security Committee.

Audit Committee

On December 15, 2021, the Board of Directors adopted a new Audit Committee Charter that complies with the requirements of Nasdaq Listing Rule 5605(c)(1), and has established an Audit Committee, which operates under its Audit Committee Charter. The Company’s Audit Committee consists of Yew Poh Leong (chair), Eng Ho Ng, Hsien Loong Wong and Tuck Seng Low. Each member of the Audit Committee satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Audit Committee financial expert is Yew Poh Leong who qualifies as an “audit committee financial expert” within the meaning of the SEC Rule 10A-3 and possesses financial sophistication within the meaning of the Listing Rules of the Nasdaq Stock Market. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee is governed by a charter approved by our Board of Directors, a copy of which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on December 21, 2021. The Audit Committee is responsible for, among other things:

●	ensuring, through discussion with management and the external auditors, that the Company’s annual and quarterly financial statements (individually and collectively, the “Financial Statements”), as applicable, present fairly in all material respects the financial conditions, results of operations and cash flows of the Company as of and for the periods presented;

●	reviewing and recommending for approval to the Board, the Company’s financial statements, accounting policies that affect the financial statements, annual MD&A and associated press release(s);

●	reviewing significant issues affecting financial reports;

●	monitoring the objectivity and credibility of the Company’s financial reports;

●	considering the effectiveness of the Company’s internal controls over financial reporting and related information technology security and control;

●	reviewing with auditors any issues or concerns related to any internal control systems in the process of the audit;

●	reviewing with management, external auditors and legal counsel any material litigation claims or other contingencies, including tax assessments, and adequacy of financial provisions, that could materially affect financial reporting;

●	overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing such other audit, review or attest services for the Company, including the resolution of disagreements between management and the external auditor regarding financial reporting; and

●	taking such other actions within the general scope of its responsibilities as the Audit Committee shall deem appropriate or as directed by the Board of Directors.

Nominating and Corporate Governance Committee

On December 15, 2021, the Board of Directors adopted a new Nominating and Corporate Governance Committee Charter that complies with the requirements of Nasdaq Listing Rule 5605(e)(2), and has established a corporate governance committee (the “N&CG Committee”) which operates under its Nominating and Corporate Governance Committee Charter. The N&CG Committee is currently comprised of Yew Poh Leong (chair), Eng Ho Ng, Hsien Loong Wong and Tuck Seng Low. The N&CG Committee is responsible for (i) identifying and recommending to the Board, individuals qualified to be nominated for election to the Board; (ii) recommending to the Board, the members and chairperson for each Board committee; and (iii) periodically reviewing and assessing the Company’s corporate governance principles contained in the Nominating and Corporate Governance Committee Charter and making recommendations for changes thereto to the Board. The N&CG Committee is governed by a charter approved by our Board of Directors, a copy of which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on December 21, 2021.

The N&CG Committee is responsible for, among other things:

●	leading the Company’s search for individuals qualified to become members of the Board;

●	evaluating and recommending to the Board for nomination candidates for election or re-election as directors;

●	establishing and overseeing appropriate director orientation and continuing education programs;

●	making recommendations to the Board regarding an appropriate organization and structure for the Board of Directors;

●	evaluating the size, composition, membership qualifications, scope of authority, responsibilities, reporting obligations and charters of each committee of the Board;

●	periodically reviewing and assessing the adequacy of the Company’s corporate governance principles as contained in the Nominating and Corporate Governance Committee Charter and, should it deem it appropriate, it may develop and recommend to the Board of Directors for adoption of additional corporate governance principles;

●	periodically reviewing the Company’s Articles in light of existing corporate governance trends, and shall recommend any proposed changes for adoption by the Board of Directors or submission by the Board of Directors to the Company’s shareholders;

●	making recommendations on the structure and logistics of Board of Directors’ meetings and may recommend matters for consideration by the Board of Directors;

●	considering, adopting and overseeing all processes for evaluating the performance of the Board of Directors, each committee and individual directors; and

●	annually reviewing and assessing its own performance.

Compensation Committee

On December 15, 2021, the Board of Directors adopted a new Compensation Committee Charter which complies with the requirements of Nasdaq Listing Rule 5605(d)(1) and the Board of Directors has established a Compensation Committee (the “Compensation Committee”). The Compensation Committee is comprised of Yew Poh Leong, Eng Ho Ng, Hsien Loong Wong (chair) and Tuck Seng Low. The Compensation Committee is governed by a charter approved by our Board of Directors, a copy of which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on December 21, 2021.

The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to officer and director compensation, succession planning for senior management, development and retention of senior management and such other duties as directed by the Board.

Each of the Compensation Committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of Nasdaq. The Compensation Committee will be responsible for, among other things:

●	reviewing and approving the Company’s compensation guidelines and structure;

●	reviewing and approving on an annual basis the corporate goals and objectives with respect to the CEO of the Company;

●	reviewing and approving on an annual basis the evaluation process and compensation structure for the Company’s other officers, including salary, bonus, incentive and equity compensation;

●	reviewing the Company’s incentive compensation and other equity-based plans and recommending changes in such plans to the Board as needed.

●	periodically making recommendations to the Board regarding the compensation of non-management directors, including Board and committee retainers, meeting fees, equity-based compensation and such other forms of compensation and benefits as the Committee may consider appropriate; and

●	overseeing the appointment and removal of executive officers, and reviewing and approving for executive officers, including the CEO, any employment, severance or change in control agreements.

Risk and Information Security Committee

On May 22, 2024, the Board of Directors adopted a new Risk and Information Security Committee Charter and the Board of Directors has established a Risk and Information Security Committee (the “RIS Committee”). The RIS Committee is comprised of Yew Poh Leong, Eng Ho Ng, Hsien Loong Wong and Tuck Seng Low (Chair). The RIS Committee is governed by a charter approved by our Board of Directors, a copy of which is attached as Exhibit 99.2 to our Annual Report on Form 10-K for the fiscal year ended February 29, 2024, filed with the SEC on May 29, 2024.

The RIS Committee assists the Board of Directors of the Company by overseeing and reviewing (i) internal controls to protect information and proprietary assets, and (ii) risk governance, including the enterprise risk management framework, risk policies and risk tolerances.

The RIS Committees’ specific duties include:

•	Reviewing information security and cyber threat policies with the IT Manager and management;

•	Assessing frameworks to prevent, detect, and respond to cyber-attacks, and identifying vulnerabilities;

•	Evaluating policies and frameworks for access controls, incident response, business continuity, disaster recovery, and IT asset protection;

•	Reviewing employee education programs on information security issues;

•	Receiving reports on assessments from the IT Manager and other departments;

•	Approving the risk governance structure, enterprise risk management framework, key risk policies, and critical risk tolerances;

•	Discussing major risk exposures with management and the CFO;

•	Approving the internal audit work plan;

•	Receiving reports on risk management reviews and assessments from relevant departments;

•	Reporting regularly to the Board of Directors and reviewing significant issues;

•	Making recommendations to the Board as necessary; and

•	Annually reviewing and updating the RIS Committee’s Charter.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

Our named executive officers for the fiscal year ended February 28, 2026 (“Fiscal 2026”) and the fiscal year ended February 28, 2025 (“Fiscal 2025”) consist of (i) Martin J. Shen, our current President and Chief Executive Officer, (ii) Yew Hon Lee, our current Chief Financial Officer, Secretary and Treasurer and (iii) Li Li, the Legal Representative and General Manager of our contractual controlled company, JiuGe Technology. We have no other executive officers. The following Summary Compensation Table sets forth the compensation earned by or paid to our named executive officers for Fiscal 2026 and Fiscal 2025 are as follows:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non- qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Martin J. Shen (1) President and CEO	2026 2025	180,000 180,000	— —	— —	— —	— —	— —	— —	180,000 180,000
Yew Hon Lee (2) CFO, Secretary and Treasurer	2026 2025	144,000 144,000	— —	— —	— —	— —	— —	— —	144,000 144,000
Li Li Legal Representative and General Manager of JiuGe Technology	2026 2025	188,290 251,140	— —	— —	— —	— —	— —	— —	188,290 251,140

Notes:

(1)	Mr. Shen was appointed as our CEO and CFO on December 1, 2018. Mr Shen resigned as our CFO effective December 10, 2020.

(2)	Mr. Lee Yew Hon was appointed as our CFO on December 11, 2020.

As our Company progresses through its current phase of development with a focus on achieving profitability, our executive compensation strategy has been intentionally straightforward, centered primarily around fixed base salaries. To that extent, during our fiscal year ended February 28, 2026, we did not provide any executive compensation to our named executive officers other than a base salary (column “Salary” in the table above).

Executive Employment Agreements

As of February 28, 2026, we did not have any employment agreements with any of our named executive officers.

Outstanding Equity Awards Held by Named Executive Officers at Fiscal Year End

The following table sets forth information as at February 28, 2026, relating to equity awards that have been granted to the Named Executive Officers. These equity awards are structured to vest over time, ensuring that our executive team remains motivated to drive the Company’s success over the long haul.

While these equity awards are primarily focused on retention and long-term alignment rather than immediate performance milestones, we are actively developing additional performance-based incentives which are expected to be specifically designed to directly tie compensation to the achievement of strategic objectives and operational targets, thereby enhancing accountability and driving Company performance.

We believe that introducing such performance-linked components will further refine our compensation strategy to support our business goals. We continue to review and adjust our equity compensation plans to ensure they effectively motivate our executives and align with our evolving business strategy and shareholder interest:

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Martin J. Shen	138,000	N/A	N/A	$3.84	Dec. 28, 2026	N/A	N/A	N/A	N/A
Yew Hon Lee	132,600	N/A	N/A	$3.84	Dec. 28, 2026	N/A	N/A	N/A	N/A
Li Li	420,000	N/A	N/A	$3.84	Dec. 28, 2026	N/A	N/A	N/A	N/A

All stock option awards were granted to our named executive officers during December 2021 and have vested as follows – (1) 20% immediately, and (2) 20 % at each grant date anniversary for the subsequent four years.

Retirement Benefits

The Company does not have any defined benefit or defined contribution plans that provide for payments or benefits at, following or in connection with retirement.

Separation Benefits

The Company does not have any agreements that provide for payment(s) to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a name executive officer, or a change in control of the smaller reporting company or a change in the named executive officer’s responsibilities following a change in control, with respect to each named executive officer.

Compensation Policies and Practices and Risk Management

One of the responsibilities of our Compensation Committee and our Board, in its role in setting executive compensation and overseeing our various compensation programs, is to ensure that our compensation programs are structured so as to discourage inappropriate risk-taking. We believe that our existing compensation practices and policies for all employees, including executive officers, mitigate against this risk by, among other things, providing a meaningful portion of total compensation in the form of equity incentives. These equity incentives have historically been in the form of stock grants to promote long-term rather than short-term financial performance and to encourage employees to focus on sustained stock price appreciation. The Compensation Committee is responsible for monitoring our existing compensation practices and policies and investigating applicable enhancements to align our existing practices and policies with avoidance or elimination of risk and the enhancement of long-term stockholder value.

Director Compensation

Each of our directors, other than Mr. Choe, receives regular cash compensation of $2,000 per month, for serving on the Board.

The following table set forth information relating to the compensation paid to our non-executive directors for Fiscal 2026:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Yew Poh Leong	24,000	—	—	—	—	—	24,000
Hsien Loong Wong	24,000	—	—	—	—	—	24,000
Eng Ho Ng	24,000	—	—	—	—	—	24,000
Tuck Seng Low	24,000	—	—	—	—	—	24,000
Yang Yeat Choe	—	—	—	—	—	114,000(1)	114,000

Note:

(1)	Mr. Choe receives $9,500 per month pursuant to a consulting services agreement with the Company’s subsidiary, Finger Motion Company Limited, pursuant to which Mr. Choe provides strategic business partnership and relationship services to Finger Motion Company Limited.

As at February 28, 2026, our directors, excluding Martin Shen who is a named executive officer, held stock options to acquire an aggregate of 316,000 shares of our common stock as follows: Yew Poh Leong – 78,500 stock options; Hsien Loong Wong – 78,500 stock options; Eng Ho Ng – 63,000 stock options and Yang Yeat Choe – 96,000 stock options.

Clawback Policy

On November 17, 2023, the Board of Directors of the Company adopted the FingerMotion, Inc. Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation (the “Clawback Policy”), with an effective date of November 17, 2023, in order to comply with Section 10D of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 of the Exchange Act (“Rule 10D-1”), and the listing rules adopted by The Nasdaq Stock Market, LLC (collectively, the “Final Clawback Rules”). The Board has designated the Compensation Committee of the Board as the administrator of the Clawback Policy.

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Company may recoup from the Covered Officers erroneously awarded incentive-based compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.

We have filed our Clawback Policy as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended February 29, 2024, filed with the SEC on May 29, 2024.

Timing of Stock Awards and Disclosure of Material Nonpublic Information

The Company does not follow a predetermined scheduled for granting stock options. Typically, the Board of Directors and the Compensation Committee consider granting stock options after the filing of the Company’s Annual Report on Form 10-K and announcement of the financial results for that fiscal year end. The granting of stock options or other awards under the Company’s 2023 Stock Incentive Plan is contingent on the Company’s performance.

The Board of Directors and the Compensation Committee review and approve these awards. They ensure that material nonpublic information (MNPI) is taken into account when determining the timing and terms of the awards and, if MNPI is present, the award will be deferred until such information has been publicly disclosed.

The Company does not time the disclosure of MNPI to influence the value of executive compensation. All material information is disclosed promptly in accordance with SEC rules and regulations and the Company’s internal policies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 10, 2026 by (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our officers and directors, and (iii) our officers and directors as a group. Unless otherwise indicated, it is our understanding and belief that the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1)		Percentage of Beneficial Ownership
Directors and Officers:

Martin J. Shen, Chief Executive Officer c/o 111 Somerset Road, Level 3, Singapore, 238164	890,356	(2)	1.4%

Yew Hon Lee, Chief Financial Officer c/o 111 Somerset Road, Level 3, Singapore, 238164	593,600	(3)	1.0%

Yew Poh Leong, Director c/o 111 Somerset Road, Level 3, Singapore, 238164	238,500	(4)	*

Hsien Loong Wong, Director c/o 111 Somerset Road, Level 3, Singapore, 238164	448,500	(5)	*

Eng Ho Ng, Director c/o 111 Somerset Road, Level 3, Singapore, 238164	63,000	(6)	*

Tuck Seng Low, Director c/o 111 Somerset Road, Level 3, Singapore, 238164	Nil		Nil

Yang Yeat Choe, Director c/o 111 Somerset Road, Level 3, Singapore, 238164	7,296,000	(7)	11.9%

Li Li, Legal Representative and General Manager of JiuGe Technology c/o 111 Somerset Road, Level 3, Singapore, 238164	2,620,000	(8)	4.2%

All directors and executive officers as a group (8 persons)	12,149,956	(9)	19.5%

Major Stockholders:

Terren S. Peizer Acuitas Group Holdings, LLC Acuitas Capital LLC 2001 Wilshire Boulevard, Suite 330 Santa Monica, California 90403
	4,00,000	(10)	6.5%
Tommy Wang Dorado Goose, LLC 170 Dorado Beach East, Dorado, Puerto Rico 00646	4,000,000	(11)	6.1%

Alto Opportunity Master Fund, SPC –Segregated Master Portfolio B 55 Post Rd West, 2nd Floor, Westport, CT 06880	6,801,470	(12)	9.99%

Notes:

*	Less than one percent.

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of such security; and (ii) investment power, which includes the power to dispose or direct the disposition of the security. Certain shares of common stock may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares of common stock are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares of common stock outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of common stock of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this prospectus. As of June 10, 2026, there were 61,281,308 shares of common stock of the Company issued and outstanding.

(2)	This figure represents (i) 752,356 shares of common stock, and (ii) stock options to purchase 138,000 shares of our common stock, which have vested as of the date hereof.

(3)	This figure represents (i) 461,000 shares of common stock, and (ii) stock options to purchase 132,600 shares of our common stock, which have as of the date hereof.

(4)	This figure represents (i) 160,000 shares of common stock, and (ii) stock options to purchase 78,500 shares of our common stock, which have vested as of the date hereof.

(5)	This figure represents (i) 370,000 shares of common stock, and (ii) stock options to purchase 78,500 shares of our common stock, which have vested as of the date hereof.

(6)	This figure represents stock options to purchase 63,000 shares of our common stock, which have vested as of the date hereof.

(7)	This figure represents (i) 7,200,000 shares of common stock held by Ever Sino International Limited over which Mr. Choe has sole voting and dispositive power, and (ii) stock options held directly by Mr. Choe to purchase 96,000 shares of our common stock, which have vested as of the date hereof.

(8)	This figure represents (i) 2,200,000 shares of common stock, and (ii) stock options to purchase 420,000 shares of our common stock, which have vested as of the date hereof.

(9)	This figure represents (i) 11,143,356 shares of common stock, and (ii) stock options to purchase 1,006,600 shares of our common stock, which have vested as of the date hereof.

(10)	This figure represents (i) 1,000,000 shares of common stock held by Acuitas Group Holdings, LLC, a California limited liability company (“Acuitas”), and (ii) 3,000,000 shares of common stock held directly by Acuitas Capital LLC, a Delaware limited liability company (“Acuitas Capital”) wholly-owned by Acuitas. Acuitas is a private investment vehicle beneficially owned and controlled by Terren S. Peizer. Mr. Peizer is the sole member and Chairman and managing member of Acuitas and, in such capacity, exercises the sole voting and investment power over the shares of common stock held for the accounts of Acuitas and Acuitas Capital. This information is based on a Schedule 13G filed with the SEC by Acuitas on November 18, 2022.

(11)	This figure represents warrants to purchase 4,000,000 shares of our common stock held by Dorado Goose, LLC over which Mr. Tommy Wang has sole voting and dispositive power.

(12)	This figure represents (i) 100,258 shares of common stock issuable upon exercise of common stock purchase warrants held by the Selling Stockholder, and (ii) 6,701,212 shares of common stock issuable upon conversion of the Note based on the assumed redemption conversion price (calculated for these purposes at 90% of the lowest daily VWAP during the seven trading days ending on June 9, 2026), and after giving effect to the 9.99% beneficial ownership limitation. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares.

Changes in Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

None of the following parties (each a “Related Party”) has had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	any of our directors or officers;
•	any person proposed as a nominee for election as a director;
•	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or
•	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Our Board reviews any proposed transaction involving Related Parties and considers whether such transactions are fair and reasonable and in the Company’s best interests.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Richards, Layton & Finger, P.A., of Wilmington, Delaware, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

The consolidated financial statements of the Company appearing in this prospectus and registration statement for the years ended February 28, 2026 and February 28, 2025, have been audited by CT International LLP, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. In addition, we currently maintain management liability insurance that covers any loss up to a certain amount that our directors and officers may become legally obligated to pay as a result of a claim for a wrongful act for which we do not indemnify the directors and officers, or covers any loss up to a certain amount that we indemnify our directors and officers as a result of a claim for a wrongful act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  Access to these electronic filings is available as soon as practicable after filing with the SEC. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 111 Somerset Road, Level 3, Singapore 238164, Attention: Martin Shen.

We have filed with SEC a registration statement on Form S-1 under the Securities Act with respect to our securities being offered pursuant to this prospectus. This prospectus forms part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. The registration statement contains additional information about us and the securities being offered pursuant to this prospectus. You may read a copy of the registration statement which is available to the public over the internet at the SEC’s website referred to above.

FINGERMOTION, INC.

CONSOLIDATED FINANCIAL STATEMENTS

For the year ended February 28, 2026

(Expressed in U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of FingerMotion Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FingerMotion, Inc. (the Company) as of February 28, 2026 and 2025, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended February 28, 2026, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2026 and 2025, and the results of its operations and its cash flows for each of the years in the two-year period ended February 28, 2026, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters.

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ CT International LLP

We have served as the Company’s auditor since 2024.
San Francisco, California
May 29, 2026

FingerMotion, Inc.
Consolidated Balance Sheets

	February 28,	February 28,
	2026	2025
ASSETS

Current Assets
Cash and cash equivalents	$68,596	$1,128,135
Accounts receivable, net	44,832,946	32,659,437
Inventories	258,159	136,020
Prepayment and deposit	4,800,636	7,016,803
Other receivables	1,811,226	1,096,965
Total Current Assets	51,771,563	42,037,360
Non-current Assets
Equipment	28,366	23,260
Intangible assets	2,030,291	9,758
Right-of-use asset	19,201	126,581
Deferred tax asset	6,996,568	6,623,492
Total Non-current Assets	9,074,426	6,783,091
TOTAL ASSETS	$60,845,989	$48,820,451

LIABILITIES AND SHAREHOLDER’S DEFICIT

Current Liabilities
Accounts payable	$34,412,906	$24,560,361
Accrual and other payables	10,678,667	9,323,641
Loan payable, current portion	576,233	1,133,745
Lease liability, current portion	10,604	116,808
Total Current Liabilities	45,678,410	35,134,555
Non-current Liabilities
Lease liability, non-current portion	—	9,986
Deferred tax liabilities	18,002	16,954
Total Non-current Liabilities	18,002	26,940
TOTAL LIABILITIES	$45,696,412	$35,161,495

STOCKHOLDERS’ EQUITY
Preferred stock, par value $ 0.0001 per share; Authorized 1,000,000 shares; issued and outstanding -0- shares.	—	—

Common Stock, par value $ 0.0001 per share; Authorized 200,000,000 shares; issued and outstanding 61,281,308 shares and 57,141,186 issued and outstanding at February 28, 2026 and February 28, 2025 respectively	6,129	5,714
Additional paid-in capital	54,652,121	47,304,416
Additional paid-in capital - stock options	1,798,658	1,473,996
Accumulated deficit	(41,185,154)	(34,187,384)
Accumulated other comprehensive income	(84,104)	(943,276)
Stockholders’ equity before non-controlling interests	15,187,650	13,653,466
Non-controlling interests	(38,073)	5,490
TOTAL STOCKHOLDERS’ EQUITY	15,149,577	13,658,956

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$60,845,989	$48,820,451

The accompanying notes are an integral part of these consolidated financial statements.

FingerMotion, Inc.
Consolidated Statements of Operations

	Year Ended
	February 28,	February 28,
	2026	2025
Revenue	$24,132,261	$35,607,614
Cost of revenue	(23,438,416)	(32,843,907)

Gross profit	693,845	2,763,707

Amortization & depreciation	(351,204)	(156,497)
General & administrative expenses	(5,049,420)	(6,445,771)
Marketing cost	(83,197)	(276,258)
Research & development	(411,925)	(632,767)
Credit impairment loss	(1,207,516)	(439,613)
Stock compensation expenses	(530,620)	(761,802)
Total operating expenses	(7,633,882)	(8,712,708)
Net loss from operations	(6,940,037)	(5,949,001)

Other income (expense):
Interest income	25,849	87,063
Interest expense	(146,235)	(164,059)
Exchange rate gain (loss)	(14,455)	15,738
Other income	33,545	21,796
Total other income (expense)	(101,296)	(39,462)

Net Loss before income tax	$(7,041,333)	$(5,988,463)
Income tax benefit	—	879,121
Net Loss	$(7,041,333)	$(5,109,342)

Less: Net profit (loss) attributable to the non-controlling interest	(43,563)	3,462
Net loss attributable to the Company’s stockholders	$(6,997,770)	$(5,112,804)

Other comprehensive income:
Foreign currency translation adjustments	859,172	(176,265)
Comprehensive loss	$(6,138,598)	$(5,289,069)
Less: comprehensive income (loss) attributable to non-controlling interest	544	(602)
Comprehensive loss attributable to the Company	$(6,139,142)	$(5,288,467)

NET LOSS PER SHARE
Loss Per Share - Basic	$(0.12)	$(0.09)
Loss Per Share - Diluted	$(0.12)	$(0.09)

NET LOSS PER SHARE ATTRIBUTABLE TO THE COMPANY
Loss Per Share - Basic	$(0.12)	$(0.09)
Loss Per Share - Diluted	$(0.12)	$(0.09)

Weighted Average Common Shares Outstanding - Basic	59,597,091	55,613,386
Weighted Average Common Shares Outstanding - Diluted	59,597,091	55,613,386

The accompanying notes are an integral part of these consolidated financial statements.

FingerMotion, Inc.
Consolidated Statement of Stockholders’ Equity

				`		Accumulated
			Capital Paid	Additional		Other
	Common Stock		in Excess	Paid-in capital	Accumulated	Comprehensive	Stockholders’	Non-controlling
	Shares	Amount	of Par Value	stock options	Deficit	Income	equity	interest	Total
Balance at March 1, 2025	57,141,186	5,714	47,304,416	1,473,996	(34,187,384)	(943,276)	13,653,466	5,490	13,658,956

Common stock issued for cash	1,985,122	199	3,420,816	—	—	—	3,421,015	—	3,421,015
Common stock issued for professional service	95,000	10	172,095	—	—	—	172,105	—	172,105
Common stock issued for conversion of customer deposit	560,000	56	1,399,944				1,400,000		1,400,000
Additional paid-in capital - stock options	—	—	—	324,662	—	—	324,662	—	324,662
Common stock issued for purchase of software IP	1,500,000	150	2,354,850				2,355,000		2,355,000
Accumulated other comprehensive income	—	—	—	—	—	859,172	859,172	—	859,172
Net loss	—	—	—	—	(6,997,770)	—	(6,997,770)	(43,563)	(7,041,333)

Balance at February 28, 2026	61,281,308	6,129	54,652,121	1,798,658	(41,185,154)	(84,104)	15,187,650	(38,073)	15,149,577

				`		Accumulated
			Capital Paid	Additional		Other
	Common Stock		in Excess	Paid-in capital	Accumulated	Comprehensive	Stockholders’	Non-controlling
	Shares	Amount	of Par Value	stock options	Deficit	Income	equity	interest	Total
Balance at March 1, 2024 (As restated)	52,545,350	5,254	40,292,778	1,233,619	(29,074,580)	(767,011)	11,690,060	2,028	11,692,088

Common stock issued for cash	4,428,336	443	6,642,061	—	—	—	6,642,504	—	6,642,504
Common stock issued for professional service	167,500	17	369,577	—	—	—	369,594	—	369,594
Additional paid-in capital - stock options	—	—	—	240,377	—	—	240,377	—	240,377
Accumulated other comprehensive income	—	—	—	—	—	(176,265)	(176,265)	—	(176,265)
Net loss	—	—	—	—	(5,112,804)	—	(5,112,804)	3,462	(5,109,342)

Balance at February 28, 2025	57,141,186	5,714	47,304,416	1,473,996	(34,187,384)	(943,276)	13,653,466	5,490	13,658,956

The accompanying notes are an integral part of these consolidated financial statements.

FingerMotion, Inc.
Consolidated Statements of Cash Flows

	Year Ended
	February 28,	February 28,
	2026	2025
Net loss	$(7,041,333)	$(5,109,342)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share based compensation expenses	530,620	609,971
Amortization and depreciation	351,204	46,707
Amortization of right-of-use assets	—	109,790
Provision for expected credit losses	1,207,516	439,613
Deferred income taxes	—	(6,665,539)
Gain on disposal of equipment	118	—

Changes in operating assets and liabilities
(Increase) decrease in accounts receivable, net	(10,974,384)	(24,860,498)
(Increase) decrease in prepayment and deposit	2,124,453	(1,365,105)
(Increase) decrease in other receivable	(621,761)	1,399,140
(Increase) decrease in inventories	(109,386)	(137,354)
Increase (decrease) in accounts payable	8,016,055	19,665,662
Increase (decrease) in accrual and other payables	2,620,191	7,788,318
Increase (decrease) in due to lease liability	(8,487)	(100,668)
Net Cash used in operating activities	(3,905,194)	(8,179,304)

Cash flows from investing activities
Purchase of equipment	(20,216)	(4,115)
Net cash used in investing activities	(20,216)	(4,115)

Cash flows from financing activities
Proceed from loan payable	193,610	1,596,806
Repayment of loan payable	(751,122)	(463,061)
Common stock issued for cash	3,421,015	6,642,504
Net cash provided by financing activities	2,863,503	7,776,249
Effect of exchange rates on cash and cash equivalents	2,368	18,073
Net change in cash	(1,059,539)	(389,097)

Cash at beginning of year	1,128,135	1,517,232
Cash at end of year	$68,596	$1,128,135

Supplemental disclosures of cash flow information:
Interest paid	$146,235	$164,059
Taxes paid	$—	$8,941

Supplemental disclosures of non-cash investing and financing activities::
Common stock issued for professional service	$172,105	$—
Conversion of customer deposit to shares	$1,400,000	—
Common stock issued for purchase of software IP	$2,355,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

Note 1 – Nature of Business and basis of Presentation

FingerMotion, Inc. fka Property Management Corporation of America (the “Company”) was incorporated on January 23, 2014, under the laws of the State of Delaware. The Company then offered management and consulting services to residential and commercial real estate property owners who rent or lease their property to third-party tenants.

The Company changed its name to FingerMotion, Inc. on July 13, 2017, after a change in control. In July 2017 the Company acquired all of the outstanding shares of Finger Motion Company Limited (“FMCL”), a Hong Kong corporation formed on April 6, 2016, that is an information technology company which then specialized in operating and publishing mobile games.

Pursuant to the Share Exchange Agreement with FMCL, effective July 13, 2017 (the “Share Exchange Agreement”), the Company agreed to exchange the outstanding equity stock of FMCL held by the FMCL Shareholders for shares of common stock of the Company. At the Closing Date, the Company issued 12,000,000 shares of common stock to the FMCL shareholders. In addition, the Company issued 600,000 shares to other consultants in connection with the transactions contemplated by the Share Exchange Agreement.

The transaction was accounted for as a “reverse acquisition” since, immediately following completion of the transaction, the shareholders of FMCL effectuated control of the post-combination Company. For accounting purposes, FMCL was deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of FMCL (i.e., a capital transaction involving the issuance of shares by the Company for the shares of FMCL). Accordingly, the consolidated assets, liabilities, and results of operations of FMCL became the historical financial statements of FingerMotion, Inc. and its subsidiaries, and the Company’s assets, liabilities and results of operations were consolidated with FMCL beginning on the acquisition date. No step-up in basis or intangible assets or goodwill were recorded in this transaction.

As a result of the Share Exchange Agreement and the other transactions contemplated thereunder, FMCL became a wholly-owned subsidiary of the Company.

On October 16, 2018, the Company through its indirect wholly-owned subsidiary, Shanghai JiuGe Business Management Co., Ltd. (“JiuGe Management”), entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”) became JiuGe Management’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire operational control of PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. The VIE Agreements include a Consulting Services Agreement, a Loan Agreement, a Power of Attorney Agreement, a Call Option Agreement, and a Share Pledge Agreement in order to secure the connection and commitments of JiuGe Technology.

On March 7, 2019, JiuGe Technology also acquired 99% of the equity interest of Beijing XunLian (“BX”), a subsidiary that provides bulk distribution of SMS messages for JiuGe customers at discounted rates.

Finger Motion Financial Company Limited was incorporated on January 24, 2020, and is 100% owned by FingerMotion, Inc. The company has been activated for the insurtech business during the last quarter of the fiscal year 2021where the Big Data division secured its first contract and recorded revenue.

Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd. was incorporated on December 23, 2020, for the purpose of venturing into mobile phone sales in China. It is 99% owned by JiuGe Technology.

On February 5, 2021, JiuGe Technology disposed of its 99% owned subsidiary, Suzhou BuGuNiao Digital Technology Co., Ltd which was established to venture into R&D projects.

Shanghai KeShunXiang Automobile Service Co., Ltd. was incorporated on April 10, 2024 for the purpose of venturing into the communication and streaming services in China. It is 99% owned by JiuGe Technology.

Zhejiang ChangXin Communication Equipment Co., Ltd. was incorporated on March 28, 2025 for the purpose of venturing into the research and development, manufacturing and sales of communication equipment, as well as the technical service business of communication equipment in China. It is 70% owned by Shanghai KeShunXiang Automobile Service Co., Ltd.

Shanghai XiaoYi Bin Tong Technology Co., Ltd. was incorporated on April 15, 2025 for the purpose of venturing into the sale of household appliances and electronic products in China. It is 80% owned by JiuGe Technology.

Note 2 - Summary of Principal Accounting Policies

Principles of Consolidation and Presentation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements include the financial statements of the Company, and its wholly-owned subsidiaries. All intercompany accounts, transactions, and profits have been eliminated upon consolidation.

Variable interest entity

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 810, “Consolidation” (“ASC 810”), the Company is required to include in its consolidated financial statements, the financial statements of its variable interest entities (“VIEs”). ASC 810 requires a VIE to be consolidated if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which a company, through contractual arrangements, bears the risk of, and enjoys the rewards normally associated with ownership of the entity, and therefore the company is the primary beneficiary of the entity.

Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance; and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The reporting entity’s determination of whether it has this power is not affected by the existence of kick-out rights or participating rights, unless a single enterprise, including its related parties and de - facto agents, have the unilateral ability to exercise those rights. JiuGe Technology’s actual stockholders do not hold any kick-out rights that affect the consolidation determination.

Through the VIE agreements disclosed in Note 1, the Company is deemed the primary beneficiary of JiuGe Technology. Accordingly, the results of JiuGe Technology have been included in the accompanying consolidated financial statements. JiuGe Technology has no assets that are collateral for or restricted solely to settle their obligations. The creditors of JiuGe Technology do not have recourse to the Company’s general credit.

The following assets and liabilities of the VIE and VIE’s subsidiaries are included in the accompanying consolidated financial statements of the Company as of February 28, 2026 and February 28, 2025:

Assets and liabilities of the VIE

	February 28, 2026	February 28, 2025
Current assets	$9,099,111	$9,647,455
Non-current assets	415,307	512,958
Total assets	$9,514,418	$10,160,413

Current liabilities	$14,276,754	$12,925,255
Non-current liabilities	18,002	26,940
Total liabilities	$14,294,756	$12,952,195

Assets and liabilities of the VIE Subsidiaries

	February 28, 2026	February 28, 2025
Current assets	$41,411,094	$29,073,164
Non-current assets	5,962,380	5,598,659
Total assets	$47,373,474	$34,671,823

Current liabilities	$48,142,684	$34,137,259
Non-current liabilities	—	—
Total liabilities	$48,142,684	$34,137,259

Note 2 - Summary of Principal Accounting Policies (continued)

Operating Result of VIE

	For the Year Ended February 28, 2026	For the Year Ended February 28, 2025
Revenue	$2,540,768	$4,548,991
Cost of revenue	(2,341,450)	(3,687,430)
Gross profit (loss)	$199,318	$861,561

Amortization and depreciation	(13,495)	(133,091)
General and administrative expenses	(1,518,566)	(1,899,146)
Marketing cost	(13,596)	(95,829)
Research & development	(62,981)	(298,345)
Credit impairment loss	(376,395)	(87,409)
Total operating expenses	$(1,985,033)	$(2,513,820)

Profit (loss) from operations	$(1,785,715)	$(1,652,259)

Interest income	25,371	86,907
Other income	13,725	19,701
Total other income (expense)	$36,096	$106,608

Tax expense	—	354,229

Net profit (loss)	$(1,746,619)	$(1,191,422)

Operating Result of VIE Subsidiaries

	For the Year Ended February 28, 2026	For the Year Ended February 28, 2025
Revenue	$20,696,182	$31,053,615
Cost of revenue	(20,191,615)	(29,151,468)
Gross profit (loss)	$504,567	$1,902,147

Amortization and depreciation	(1,404)	(956)
General and administrative expenses	(1,013,540)	(816,590)
Marketing cost	(69,601)	(180,429)
Research & development	(68,051)	(88,017)
Credit impairment loss	(667,654)	(333,228)
Total operating expenses	$(1,820,250)	$(1,419,220)

Profit (loss) from operations	$(1,315,683)	$482,927

Interest income	42	27
Other income (expense)	29,893	1,253
Total other income (expense)	$29,935	$1,280

Tax expense	—	(137,987)

Net profit (loss)	$(1,285,748)	$346,220

Note 2 - Summary of Principal Accounting Policies (continued)

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

Certain Risks and Uncertainties

The Company relies on cloud-based hosting through a global accredited hosting provider. Management believes that alternate sources are available; however, disruption or termination of this relationship could adversely affect our operating results in the near-term.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s CODM, specifically the Company’s CEO and CFO, for making decisions, allocating resources and assessing performance. The Company does not distinguish revenues, costs and expenses between segments in its internal reporting, but instead reports costs and expenses by nature as a whole. Based on the management’s assessment, the Company determines that it has only one operating segment and therefore one reportable segment as defined by ASC 280. Furthermore, the whole of the Group’s revenue is derived in or from China with all operation being carried out in China, and the Company’s long-lived assets are located in China, no geographical segments are presented. As such, all financial segment information required by the authoritative guidance can be found in these consolidated financial statements.

Foreign Currency Translation and Transactions

The Company’s reporting currency is the US dollar. The functional currencies of the Company’s foreign subsidiaries are their respective local currencies (China Renminbi, Singapore dollar and Hong Kong dollar), which are the monetary unit of account of the principal economic environment in which the Company’s foreign subsidiaries operate. Assets and liabilities of the foreign subsidiaries are translated into US dollars at exchange rates in effect at each period end. Revenues and expenses are translated at average exchange rates in effect during the period. The resulting translation adjustments are recorded in accumulated other comprehensive income (loss) as a component of stockholders’ equity.

Translation of amounts from RMB into USD has been made at the following exchange rates for the respective periods:

Balance sheet items, except for equity accounts
February 28, 2026	RMB6.8590 to $1.00
February 28, 2025	RMB7.2830 to $1.00
Income statement and cash flows items
For the year ended February 28, 2026	RMB7.1315 to $1.00
For the year ended February 28, 2025	RMB7.2123 to $1.00

Identifiable Intangible Assets

Identifiable intangible assets are recorded at cost and are amortized over 3 - 10 years. Similar to tangible property and equipment, the Company periodically evaluates identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Note 2 - Summary of Principal Accounting Policies (continued)

Impairment of Long-Lived Assets

The Company classifies its long-lived assets into: (i) computer and office equipment; (ii) furniture and fixtures, (iii) leasehold improvements, and (iv) finite – lived intangible assets.

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be fully recoverable. It is possible that these assets could become impaired as a result of technology, economy or other industry changes. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, relief from royalty income approach, quoted market values and third-party independent appraisals, as considered necessary.

The Company makes various assumptions and estimates regarding estimated future cash flows and other factors in determining the fair values of the respective assets. The assumptions and estimates used to determine future values and remaining useful lives of long-lived assets are complex and subjective. They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as the Company’s business strategy and its forecasts for specific market expansion.

Accounts Receivable, Net

Accounts receivable is stated at the amount the Company expects to collect. The Company maintains allowances for credit losses for estimated losses. Management considers the following factors when determining the collectability of specific accounts: historical experience, creditworthiness of the clients, aging of the receivables and other specific circumstances related to the accounts. Allowance for credit losses is made and recorded into administrative expenses based on the aging of accounts receivable and on any specifically identified receivables that may become uncollectible. Accounts receivable which are deemed to be uncollectible are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Our assessment considered the estimates of expected credit and collectability trends. Volatility in market conditions and evolving credit trends are difficult to predict and may cause variability and volatility that may have an impact on our allowance for credit losses in future periods. Refer to Note 8 for allowances for credit losses recognized in profit or loss by the Company during the years ended February 28, 2026 and February 28, 2025.

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable and other receivable. The Company’s cash and cash equivalents are placed with high-credit-quality financial institutions, and at times exceed federally insured limits. To date, the Company has not experienced any credit loss relating to its cash and cash equivalents.

For the year ended February 28, 2026, two customers each accounted for more than 10% of the Company’s total revenue, with individual contributions of 57% and 23%. As at February 28, 2026, amounts due from these customers represented approximately 62% of the Company’s total accounts receivable.

For the year ended February 28, 2025, three customers each accounted for more than 10% of the Company’s total revenue, with individual contributions of 47%, 24% and 20%. As at February 28, 2025, amounts due from these customers represented approximately 92% of the Company’s total accounts receivable.

For the year ended February 28, 2026, two suppliers each accounted for more than 10% of the Company’s total purchase, with individual contributions of 57% and 23%. As at February 28, 2026, amounts due to these suppliers represented approximately 54% of the Company’s total accounts payable.

For the year ended February 28, 2025, three suppliers each accounted for more than 10% of the Company’s total purchase, with individual contributions of 45%, 25% and 23%. As at February 28, 2025, amounts due to these suppliers represented approximately 83% of the Company’s total accounts payable.

Note 2 - Summary of Principal Accounting Policies (continued)

Lease

Operating and finance lease right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the future lease payments over the lease term. When the rate implicit to the lease cannot be readily determined, the Company utilizes its incremental borrowing rate in determining the present value of the future lease payments. The incremental borrowing rate is derived from information available at the lease commencement date and represents the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term and amount equal to the lease payments in a similar economic environment. The right-of-use asset includes any lease payments made and lease incentives received prior to the commencement date. Operating lease right-of-use assets also include any cumulative prepaid or accrued rent when the lease payments are uneven throughout the lease term. The right-of-use assets and lease liabilities may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of three months or less and are readily convertible to known amounts of cash.

Equipment

Equipment is stated at cost. Depreciation of equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets. Estimated useful lives range from three to seven years. Land is classified as held for sale when management has the ability and intent to sell, in accordance with ASC Topic 360-45.

Earnings Per Share

Basic (loss) earnings per share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share.

FASB Accounting Standard Codification Topic 260 (“ASC 260”), “Earnings Per Share,” requires that employee equity share options, non-vested shares and similar equity instruments granted to employees be treated as potential common shares in computing diluted earnings per share. Diluted earnings per share should be based on the actual number of options or shares granted and not yet forfeited, unless doing so would be anti-dilutive. The Company uses the “treasury stock” method for equity instruments granted in share-based payment transactions provided in ASC 260 to determine diluted earnings per share. Antidilutive securities represent potentially dilutive securities which are excluded from the computation of diluted earnings or loss per share as their impact was antidilutive.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, when control of promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. It generates revenue primarily from telecommunications mobile recharge and top-up services, data plans, subscription plan, mobile devices and related services provided to consumer and enterprise customers.

Telecommunication Services

The Company provides mobile recharge and top-up services, data plans, subscription plans, and other related telecommunication services to third-party businesses and online marketplaces through its digital platform. Revenue is recognized when the related services are delivered, activated, or otherwise made available to the customer, which is the point at which control of the promised services is transferred to the customer in accordance with the terms of the underlying arrangements.

Telecommunication Products

Telecommunication products revenue primarily relates to sales of mobile devices. Telecommunication products are generally considered separate performance obligations because customers can benefit from the devices independently. Revenue associated with mobile devices sales is recognized at a point in time when control transfers to the customer, generally upon picked up by the customer.

Other Segments

The Company recognizes revenue from providing online-to-offline integration services (DaGe platform), communication and coordination solutions, and data and analytics services to its customers. The Company recognizes revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer or the equipment has been accepted by the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of fees is probable. We account for our multi-element arrangements in data and analytics services, such as instances where we design a custom website and separately offer other services, which are recognized over the period for when services are performed.

Note 2 - Summary of Principal Accounting Policies (continued)

Cost of Revenue

Cost of revenue consists of telecommunication products and services, and SMS & MMS business for operators or other suppliers, and purchase cost of emergency equipment for command and communication.

Research and Development

Research and development costs are expensed as incurred. Research and development expenses for Sapientus include compensation, employee benefits, stock-based compensation, materials and components purchased for research and development. During the year ended February 28, 2026, the Company also commenced product development efforts under a new strategic collaboration to integrate its Mobile Integrated Command and Communication Platform into emergency response vehicles.

Selling, General and Administrative

Selling, general and administrative expenses include compensation, employee benefits, stock-based compensation, professional service fees, allocation of facility costs, depreciation and amortization associated with general selling and administrative overhead activities.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Non-controlling interest

Non-controlling interests held 1% of the shares of three of our subsidiaries, 30% of the shares of Zhejiang ChangXin Communication Equipment Co., Ltd. and 20% of the shares of Shanghai XiaoYi Bin Tong Technology Co., Ltd., are recorded as a component of our equity, separate from the Company’s equity. Purchase or sales of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the non-controlling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings. The cumulative results of operations attributable to noncontrolling interests are also recorded as noncontrolling interests in the Company’s consolidated balance sheets.

Note 2 - Summary of Principal Accounting Policies (continued)

Recently Issued Accounting Pronouncements

(i) Recently adopted accounting pronouncements

In December 2023, the FASB issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances the transparency and decision usefulness of income tax disclosures. The amendments address more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. The ASU also includes certain other amendments to improve the effectiveness of income tax disclosures. The amendments in this ASU are effective for public business entities for annual periods beginning after December 15, 2024 on a prospective basis through retrospective application is permitted. Early adoption is permitted. The Company adopted ASU 2023-09 for the year beginning on March 1, 2025 on a retrospective basis and the adoption does not have a material impact on its disclosures.

(ii) Recently issued accounting pronouncements not yet adopted

In November 2024, the FASB issued ASU No. 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40). This ASU requires disclosure, in the notes to financial statements, of specified information about certain costs and expenses. A reporting entity is required to 1) disclose the amounts of (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depreciation, depletion, and amortization recognized as part of oil and gas-producing activities (DD&A) (or other amounts of depletion expense) included in each relevant expense caption. A relevant expense caption is an expense caption presented on the face of the income statement within continuing operations that contains any of the expense categories listed in (a)–(e); 2) include certain amounts that are already required to be disclosed under current generally accepted accounting principles in the same disclosure as the other disaggregation requirements; 3) disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, and 4) disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. The ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

In January 2025, the FASB issued ASU 2025-01, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures.” The amendment in ASU 2025-01 amends the effective date of ASC 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (ASU 2025-05), which amends guidance on the measurement of credit losses for accounts receivable and contract assets. ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, and interim periods within those annual periods. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

In December 2025, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2025-11, Interim Reporting (Topic 270): Improvements to Interim Disclosure Requirements. The standard clarifies disclosure requirements for interim financial statements and is effective for interim periods beginning after December 15, 2026. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

 Note 3 - Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $41,166,157 and $34,187,384 as at February 28, 2026 and February 28, 2025 respectively, and had a net loss of $7,022,336 and $5,109,342 for the years ended February 28, 2026 and February 28, 2025, respectively.

The Company’s continuation as a going concern is dependent on its ability to obtain additional financing to fund operations, implement its business model, and ultimately, attain profitable operations. The Company will need to secure additional funds through various means, including equity and debt financing or any similar financing. There can be no assurance that the Company will be able to obtain additional equity or debt financing, if and when needed, on terms acceptable to the Company, or at all. Any additional equity or debt financing may involve substantial dilution to the Company’s stockholders, restrictive covenants, or high interest costs. The Company’s long-term liquidity also depends upon its ability to generate revenues and achieve profitability.

Note 4 - Revenue

We recorded $24,132,261 and $35,607,614 in revenue, respectively, for the years ended February 28, 2026 and February 28, 2025.

	For the Year Ended February 28, 2026	For the Year Ended February 28, 2025
Telecommunication Products & Services	$23,937,558	$35,396,655
Marketplace Platform & Digital Commerce Infrastructure Solutions	25,037	80,592
Advanced Technology & Platform Solutions	141,886	188,576
Data & Analytics Platform Solutions	27,780	(58,209)
	$24,132,261	$35,607,614

Note 5 – Equipment

At February 28, 2026 and February 28, 2025, the company has the following amounts related to tangible assets:

	February 28, 2026	February 28, 2025
Equipment	$128,347	$103,945
Less: accumulated depreciation	(99,981)	(80,685)
Net equipment	$28,366	$23,260

No significant residual value is estimated for the equipment. Depreciation expense for the years ended February 28, 2026 and February 28, 2025 totaled $16,439 and $26,249, respectively.

Note 6 – Intangible Assets

At February 28, 2026 and February 28, 2025, the company has the following amounts related to intangible assets:

	February 28, 2026	February 28, 2025
Mobile applications / Software	2,569,478	201,993
Less: accumulated amortization	(539,187)	(192,235)
Net intangible assets	$2,030,291	$9,758

No significant residual value is estimated for these intangible assets. Amortization expense for the years ended February 28, 2026 and February 28, 2025 totaled $334,765 and $20,458, respectively.

Note 7 – Prepayment and Deposit

Prepaid expenses consist of the deposit pledge to the vendor for stock credits for resale. Our current vendors are China Unicom and China Mobile for our Telecommunication Products & Services business and our SMS & MMS business. Deposits include payments placed into the e-commerce platforms where we offer our products and services. The platforms are PinDuoDuo, Tmall, and JD.com.

	February 28, 2026	February 28, 2025

Deposit	$4,518,064	$6,631,704
Prepayment	282,572	385,099
	$4,800,636	$7,016,803

Note 8 – Accounts Receivable, net

	February 28, 2026	February 28, 2025

Accounts receivable	$46,535,767	$33,094,782
Less: allowance for credit losses	(1,702,821)	(435,345)
	$44,832,946	$32,659,437

The Company normally allows credit terms to customers ranging from 90 to 150 days. The Company seeks to maintain strict control over its accounts receivable. Overdue accounts receivable are reviewed regularly by the Management.

Activities related to allowance for credit losses are presented below.

	February 28, 2026	February 28, 2025

At beginning of year	$435,345	$—
Additions	1,267,476	435,345
At end of year	$1,702,821	$435,345

Note 9 – Other Receivables

At February 28, 2026 and February 28, 2025, the company has the following amounts related to other receivables:

	February 28, 2026	February 28, 2025
Other receivables represent:
Advances to suppliers	$1,498,558	$745,935
Security deposit	297,896	336,558
Others	14,772	14,472
Other receivables	$1,811,226	$1,096,965

Note 10 – Right-of-use Asset and Lease Liability

The Company has entered into lease agreements with various third parties. The terms of operating leases typically range from one to two years. These operating leases are included in “Right-of-use Asset” on the Company’s Condensed Consolidated Balance Sheet and represent the Company’s right to use the underlying asset for the lease term. The Company’s obligation to make lease payments is included in “Lease liability” on the Company’s Condensed Consolidated Balance Sheet. Additionally, the Company has entered into various short-term operating leases with an initial term of twelve months or less. These leases are not recorded on the Company’s Consolidated balance sheet. All operating lease expense is recognized on a straight-line basis over the lease term in the year ended February 28, 2026.

Information related to the Company’s right-of-use assets and related lease liabilities were as follows:

	February 28, 2026	February 28, 2025
Right-of-use asset
Right-of-use asset, net	$19,201	$126,581

Lease Liability
Current lease liability	$10,604	$116,808
Non-current lease liability	—	9,986
Total lease liability	$10,604	$126,794

Remaining lease term and discount rate	February 28, 2026
Weighted-average remaining lease term	2 months
Weighted-average discount rate	4.75%

Commitments

The following table summarizes the future minimum lease payments due under the Company’s operating leases as of February 28, 2026:

2026	$10,645
Less: imputed interest	(41)
$10,604

The following summarizes cash flow information related to leases for the year ended February 28, 2026:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from leases	$81,910

Note 11 - Common Stock

On March 3, 2025, the Company issued 27,500 shares of its common stock at a deemed price of $1.86 per share to one entity pursuant to a consulting agreement.

On May 15, 2025, the Company issued 312,500 shares of its common stock at a price of $1.50 per share to one entity pursuant to the exercise of warrants.

On May 23, 2025, the Company issued 100,000 shares of its common stock at a price of $1.88 per share to one entity pursuant to the exercise of warrants.

On May 28, 2025, the Company issued an aggregate of 940,000 shares of its common stock at a price or deemed price of $2.50 per share to 8 individuals due to the closing of a private placement, which resulted in the receipt of $950,000 in cash and the settlement of an outstanding liability of $1,400,000.

On May 28, 2025, the Company issued 837,243 shares of its common stock at a price of $1.50 per share to one entity pursuant to the exercise of warrants.

On May 29, 2025, the Company issued 50,000 shares of its common stock at a price of $1.88 per share to one entity pursuant to the exercise of warrants.

On September 30, 2025, the Company, its indirect wholly owned subsidiary, Shanghai JiuGe Business Management Co., Ltd. (“JiuGe Management”), and Shanghai Jihaohe Information Technology Co., Ltd. (“Shanghai Jihaohe”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) pursuant to which the Company caused JiuGe Management to acquire all of the intellectual property (including, without limitation, all of the inventions, software in source code or object code, trademarks, copyrights and trade secrets) underpinning the Company’s DaGe platform, in consideration of the issuance by the Company to Shanghai Jihaohe of 1,500,000 shares of common stock in the capital of the Company. The Asset Purchase Agreement closed on October 2, 2025, and the Company issued the 1,500,000 shares of common stock to Shanghai Jihaohe at a deemed issuance price of $1.57 per share.

On October 17, 2025, the Company issued 60,000 shares of its common stock at a deemed price of $1.67 per share to one individual pursuant to a settlement agreement.

On October 17, 2025, the Company issued 7,500 shares of its common stock at a deemed price of $1.86 per share to one entity pursuant to a consulting agreement.

On October 23, 2025 the Company entered into a Sales Agreement (the “Sales Agreement”) with R.F. Lafferty & Co., Inc. as sales agent (the “Sales Agent”), under which the Company may, from time to time, sell shares of its common stock, par value $0.0001 per share (the “Placement Shares”), having an aggregate offering price of up to $50,000,000 through the Sales Agent (the “ATM Offering”).

From October 23, 2025 to November 30, 2025, the Company issued 51,296 shares of its common stock under the Sales Agreement for gross cash proceeds of $80,087. The total issuance costs were $2,002, all of which were related to compensation paid to the Sales Agent.

On November 14, 2025, the Company issued 190,000 shares of common stock at a price of $1.50 per share to one individual due to the closing of a private placement for gross proceeds of $285,000.

From December 12, 2025 to December 23, 2025, the Company issued 64,083 shares of its common stock under the Sales Agreement for gross cash proceeds of $98,942. The total issuance costs were $2,474, all of which were related to compensation paid to the Sales Agent.

As of February 28, 2026, and February 28, 2025, there were 61,281,308 and 57,141,186 shares of the Company’s common stock issued and outstanding, and none of the preferred shares were issued and outstanding.

Stock Purchase Warrants

A continuity schedule of outstanding stock purchase warrants as at February 28, 2026, and the changes during the periods, is as follows:

	Number of Warrants	Weighted Average Exercise Price
Balance, February 28, 2025	5,288,316	$1.56
Exercised	(1,149,743)	1.50
Exercised	(150,000)	1.88
Issued	3,000,000	1.65
Issued	1,000,000	2.15
Expired	(28,312)	8.22
Issued	300,000	1.65
Adjustment to Exercise Price	25,333	1.50
Expired	(10,000)	6.70
Balance, February 28, 2026	8,275,594	$1.64

On May 14, 2025, the Company received $468,750 from the exercise of warrants for the purchase of 312,500 shares of common stock of the Company at a price of $1.50 per share from an entity.

On May 23, 2025, the Company received $188,000 from the exercise of the Placement Agent Warrant for the purchase of 100,000 shares of common stock of the Company at a price of $1.88 per share from the Placement Agent.

On May 27, 2025, the Company received $1,255,864.50 from the exercise of warrants for the purchase of 837,243 shares of common stock of the Company at a price of $1.50 per share from an entity.

On May 29, 2025, the Company received $94,000 from the exercise of the Placement Agent Warrant for the purchase of 50,000 shares of common stock of the Company at a price of $1.88 per share from the Placement Agent.

On October 21, 2025, the Company issued an aggregate of 4,000,000 common stock purchase warrants (the “Warrants”) to a consultant pursuant to a consulting services agreement with respect to investor relations services. 3,000,000 of the Warrants entitle the holder to purchase up to 3,000,000 shares of common stock (each, a “Warrant Share”) at an exercise price of $1.65 per Warrant Share until April 20, 2027, and 1,000,000 of the Warrants entitle the holder to purchase up to 1,000,000 Warrant Shares at an exercise price of $2.15 per Warrant Share until April 20, 2027.

On November 4, 2025, 28,312 stock purchase warrants having an exercise price of $8.22 per share expired.

On November 5, 2025, the Company issued 300,000 common stock purchase warrants (the “Warrants”) to a consultant pursuant to a consulting services agreement. The Warrants entitle the holder to purchase up to 300,000 shares of common stock (each, a “Warrant Share”) at an exercise price of $1.65 per Warrant Share until April 27, 2027.

In connection with the issuance of shares of common stock under the Sales Agreement, the number of warrants remaining under the Placement Agent Warrant has been increased by 25,333 due to the adjustment provisions to the exercise price contained within the Placement Agent Warrant, with the remaining number of warrants thereunder entitling the Placement Agent to purchase 125,333 shares of common stock at a price of $1.50 per share.

On November 21, 2025, 10,000 stock purchase warrants having an exercise price of $6.70 per share expired.

Stock Purchase Warrants (continued)

A summary of stock purchase warrants outstanding and exercisable as at February 28, 2026 is as follows:

	Number of Warrants	Remaining Contractual
Exercise Price	Outstanding	Life (Years)	Expiry Date
1.50	3,975,594	3.82	December 23, 2029
1.65	3,000,000	1.14	April 20, 2027
2.15	1,000,000	1.14	April 20, 2027
1.65	300,000	1.16	April 27, 2027
1.64	8,275,594

Stock Options

On December 28, 2021, the Company granted an aggregate of 4,545,000 stock options pursuant to the Company’s 2021 Stock Incentive Plan having an exercise price of $8.00 per share and an expiry date of five years from the date of grant to 40 individuals who were directors, officers, employees and consultants of the Company. We relied upon the exemption from registration under the U.S. Securities Act provided by Rule 903 of Regulation S promulgated under the U.S. Securities Act for the grant of stock options to individuals who are non-U.S. persons and upon the exemption from registration under Section 4(a)(2) of the U.S. Securities Act for two individuals who are U.S. persons. The stock options are all subject to vesting provisions of 20% on the date of grant and 20% on each of the first, second, third, and fourth anniversary of the date of grant. At our annual meeting of stockholders held on February 17, 2023, the stockholder approved an amendment to the exercise price of the outstanding stock options from $8.00 to $3.84. The strike price adjustment did not affect the fair value.

The fair value of these stock options was estimated at the date of grant, using the Black-Scholes Option Valuation Model, with the following weighted average assumptions:

	February 28, 2026	February 28, 2025
Expected Risk-Free Interest Rate	1.06%	1.06%
Expected Volatility	15.27%	15.27%
Expected Life in Years	0.83	1.83
Expected Dividend Yield	—	—
Weighted-Average Grant Date Fair Value	$6.46	$6.46

On July 28, 2023, the Company granted an aggregate of 2,648,500 stock options pursuant to the Company’s 2023 Stock Incentive Plan having an exercise price of $4.62 per share and an expiry date of five years from the date of grant to 22 individuals who were employees and consultants of the Company’s subsidiaries and contractually controlled affiliate. The stock options are all subject to vesting provisions of 20% on the date of grant and 20% on each of the first, second, third and fourth anniversary of the date of grant.

The fair value of these stock options was estimated at the date of grant, using the Black-Scholes Option Valuation Model, with the following weighted average assumptions:

	February 28, 2026	February 28, 2025
Expected Risk-Free Interest Rate	5.37%	5.37%
Expected Volatility	25.48%	25.48%
Expected Life in Years	2.41	3.41
Expected Dividend Yield	—	—
Weighted-Average Grant Date Fair Value	$4.58	$4.58

A continuity schedule of outstanding stock options as at February 28, 2026, and the changes during the period, is as follows:

	Number of Stock Options	Exercise Price
Balance, February 28, 2025	6,039,100	$4.18
Cancelled/Forfeited	—	—
Balance, February 28, 2026	6,039,100	$4.18

Stock Options (continued)

A continuity schedule of outstanding unvested stock options at February 28, 2026, and the changes during the period, is as follows

	Number of Unvested	Weighted Average
	Stock Options	Grant Date Fair Value
Balance, February 28, 2025	2,303,300	$5.16
Vested – July 28, 2025	(529,700)	$4.58
Vested – December 28, 2025	(714,200)	$6.46
Balance, February 28, 2026	1,059,400	$4.58

As at February 28, 2026, the aggregate intrinsic value of the outstanding stock options granted on 28 December 2021 was estimated at $0 as the current price as of February 28, 2026 is $1.23 which is lower than the strike price while the aggregate intrinsic value of the outstanding stock options granted on July 28, 2023 is $0 as the current price as of February 28, 2026 is lower than the strike price.

A summary of stock options outstanding and exercisable as at February 28, 2026 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Outstanding at February 28, 2026	Exercise Price	Weighted Average Remaining Contractual Term (Years)	Exercisable at February 28, 2026	Exercise Price	Weighted Average Remaining Contractual Term (Years)

$3.00 to $4.00	3,390,600	$3.84	0.83	3,390,600	$3.84	0.83
$4.00 to $5.00	2,648,500	$4.62	2.41	1,589,100	$4.62	2.41
	6,039,100			4,979,700

 Note 12 – Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per common share:

	For the years ended
	February 28, 2026	February 28, 2025
Numerator – basic and diluted
Net Loss	$(7,041,333)	$(5,109,342)
Denominator
Weighted average number of common shares outstanding —basic	59,597,091	55,613,386
Weighted average number of common shares outstanding —diluted	59,597,091	55,613,386
Loss per common share — basic	$(0.12)	$(0.09)
Loss per common share — diluted	$(0.12)	$(0.09)

Note 13 – Income Taxes

The Company and its subsidiaries file separate income tax returns.

The United States of America

FingerMotion, Inc. is incorporated in the State of Delaware in the U.S. and is subject to a U.S. federal corporate income tax of 21%. The Company generated a taxable loss for the years ended February 28, 2026 and February 28, 2025.

Hong Kong

Finger Motion Company Limited, Finger Motion (CN) Limited and Finger Motion Financial Company Limited were incorporated in Hong Kong and Hong Kong’s profits tax rate is 16.5%. These companies did not earn any income that was derived in Hong Kong for the years ended February 28, 2026 and February 28, 2025.

The People’s Republic of China (PRC)

JiuGe Management, Beijing XunLian, Shanghai TengLian JiuJiu Shanghai KeShunXiang, Zhejiang ChangXin Communication Equipment Co., Ltd and Shanghai XiaoYi Bin Tong Technology Co., Ltd were incorporated in the People’s Republic of China and subject to PRC income tax at 25%. JiuGe Technology was incorporated in the People’s Republic of China and subject to PRC income tax at 15% as high-tech enterprise.

Income tax mainly consists of foreign income tax at statutory rates and the effects of permanent and temporary differences. The Company’s effective income tax rates for years ended February 28, 2026 and February 28, 2025, are as follows:

	For the years ended
	February 28, 2026	February 28, 2025

U.S. statutory tax rate	21.0%	21.0%
PRC profit tax rate	25.0%	25.0%
Changes in valuation allowance and others	(46.0%)	(31.0%)
Effective tax rate	0%	15.0%

Note 13 – Income Taxes (continued)

	February 28, 2026	February 28, 2025

Current tax	$—	$5,786,417
Deferred tax benefit	—	(6,665,538)
Total provision for (benefit from) income tax expense	$—	$(879,121)

The reconciliations of income tax expenses computed by applying the statutory income tax rates, ranging from 15% to 25%, to the Company’s income tax expenses for the presented years are as follows:

	February 28, 2026	February 28, 2025

Loss before income tax expenses	$(7,041,333)	$(5,988,461)
Income tax credit computed at various statutory income tax rate (15% to 25%)	(440,899)	(1,035,381)
Reconciling items:
Tax incentive – R&D Credit	(69,940)	(144,047)
Income not subject to tax in China	(38,590)	(11,118)
Non-deductible expenses	549,429	311,425
Total provision for (benefit from) income tax	$—	$(879,121)

Deferred tax has resulted primarily from future tax deductible or creditable temporary differences. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. At February 28, 2026 and February 28, 2025, the valuation allowances were $4,389,425 and $3,188,969, respectively.

The significant components of the Company’s deferred tax account balances are as follows:

	February 28, 2026	February 28, 2025

Deferred tax assets
Net operating losses carryforward	$4,244,187	$3,316,740
Accruals and reserves	7,121,646	6,476,962
Lease liability	20,160	19,029
Total deferred tax assets	11,385,993	9,812,461
Less: Valuation allowance	(4,389,425)	(3,188,969)
Total deferred tax assets, net of valuation allowance	6,996,568	6,623,492
Deferred tax liabilities
Right-of-use asset	(18,002)	(16,954)
Total deferred tax liabilities	(18,002)	(16,954)

Net deferred tax assets (liabilities)	$6,978,566	$6,606,538

Note 14 - Commitments and Contingencies

From time to time, the Company may be involved in or referenced in legal matters arising in the ordinary course of business. The Company is not aware of any material outstanding claim or litigation against it

Note 15 – Loan Payable

On July 18, 2024, the Company’s wholly owned subsidiary, Finger Motion Company Limited (the “Borrower”), entered into a loan agreement with Dr. Liew Yow Ming (the “Lender”) whereby the Lender agreed to advance a short-term loan facility of SGD$1,500,000 (the “Loan”) to the Borrower for working capital purposes. As of September 4, 2024, the full amount of the Loan has been drawn upon by the Borrower. Each drawdown portion of the Loan is due one (1) year from the date of the drawdown, unless extended by the Lender. If the Lender agrees, the Borrower may prepay the whole or any part of the Loan by providing the Lender not less than three (3) business days prior written notice and subject to payment of interest accrued thereon. Any prepayment of the Loan shall be in an amount of SGD$50,000 or multiples thereof. The Loan shall bear interest at the rate of 1.50% per month, any such interest to accrue from day to day and to be calculated based on a 365-day year, and is payable on a monthly basis on or before the last day of each successive month.

On July 21, 2025, the Company repaid a short-term loan of SGD500,000.

On August 1, 2025, the Company repaid a short-term loan of SGD500,000.

On September 4, 2025 the Company and the Lender entered into an extension of loan agreement of the final tranche of SGD$500,000. The new repayment date is due on March 4, 2026 and the interest rate has been increased to 2% per month.

On December 9, 2025, the Company’s wholly owned subsidiary, Finger Motion Company Limited (the “Borrower”) entered into a loan agreement with Dr. Liew Yow Ming (the “Lender”) for a short-term loan facility of SGD$150,000 for working capital purposes. The loan bears interest at 12% per annum, payable monthly, and matures six (6) months from the drawdown date unless otherwise extended by the Lender.

On December 24, 2025, the Company’s wholly owned subsidiary, Finger Motion Company Limited (the “Borrower”) entered into a separate loan agreement with Dr. Liew Yow Ming (the “Lender”) for a short-term loan facility of SGD$100,000 for working capital purposes. The loan bears interest at 12% per annum, payable monthly, and matures five (5) years from the drawdown date unless otherwise extended by the Lender.

Note 16 – Related Party Transactions

In the ordinary course of business, the Company engages in transactions with its principal stockholders, affiliates, and executive officers. These transactions are carried out on terms comparable to those that would be obtained in arm-length dealings with unrelated third parties. During the year ended February 28, 2026, the Company entered into a consulting service agreement with Mr. Choe Yang Yeat, a related party of the Company, for consulting and advisory services provided to the Company. The arrangement was entered into in the ordinary course of business and on terms that management considered commercially reasonable.

During the years ended February 28, 2026 and 2025, the Company engaged in the following transactions with ZhongXin Marine (Zhoushan) Satellite Communications Equipment Co., Ltd., its affiliate:

	February 28, 2026	February 28, 2025
Related party transaction
Purchases of two satellite portable stations	$15,270	$—

The following balances were outstanding at the end of the reporting periods:

	February 28, 2026	February 28, 2025
Related party payable
ZhongXin Marine (Zhoushan) Satellite Communications Equipment Co., Ltd.	$7,938	$—

Note 17 – Subsequent Events

On March 4, 2026, Finger Motion Company Limited, a wholly owned subsidiary of the Company, entered into a further extension agreement with the existing lender in respect of the remaining outstanding balance of SGD$500,000 under the loan agreement dated July 18, 2024, extending the repayment date from March 4, 2026 to September 4, 2026. The loan had previously been extended on September 4, 2025, when the repayment date was extended from September 4, 2025 to March 4, 2026 and the interest rate was revised to 24.5% per annum. All other material terms remained unchanged.

On May 13, 2026, the Company entered into a securities purchase agreement with an institutional investor and issued a senior secured convertible note (the “Note”) with an original principal amount of $5,000,000 and an original issue discount of $700,000. The Note is convertible into shares of the Company’s common stock at an initial fixed conversion price of $0.94 per share, subject to adjustment as set forth in the Note.

In connection with the issuance of the Note, pursuant to the adjustment provisions to the exercise price contained within the common stock purchase warrants (the “Common Warrants”) and the placement agent warrant (the “Placement Agent Warrant”) issued in the registered direct offering that closed on December 23, 2024, the number of warrants remaining under the Common Warrants has been increased by 2,293,771 and the number of warrants remaining under the Placement Agent Warrant have increased by 74,666, with the remaining number of warrants thereunder entitling the holders of the Common Warrants and the Placement Agent to purchase an aggregate of 6,344,031 shares of common stock at a price of $0.94 per share.

Except for the above, the Company has determined that it does not have any other material subsequent events to disclose in these consolidated financial statements.

FINGERMOTION, INC.

Up to 16,531,931 Shares of Common Stock Issuable Upon Conversion of Senior Secured Convertible Note

PROSPECTUS

      , 2026

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement. All amounts shown are estimates except for the SEC registration fee:

SEC Registration Fee:	$1,529.65
Accounting fees and expenses:	$10,000.00
Legal fees and expenses:	$30,000.00
Transfer agent and registrar fees:	$2,000.00
Miscellaneous:	$1,000.00
Total:	$44,529.65

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Stockholder. The Selling Stockholder, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the Selling Stockholder to broker-dealers in connection with the sale of their shares.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Fiscal Year Ended February 28, 2024

On March 17, 2023, we issued 2,465,816 shares of common stock at price of $0.863 per share to our primary lender pursuant to the conversion of $2,128,000 of principal amount of the note issued to our primary lender on August 9, 2022. We relied upon the exemption from the registration requirements under the Securities Act, provided by Section 3(a)(9) of the Securities Act with respect to the issuance of the shares.

On April 18, 2023, we issued 20,000 shares of common stock at a price of $3.00 per share pursuant to the exercise of warrants. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of the 20,000 shares to the individual who is a non-U.S. person.

On April 24, 2023, we issued 70,000 shares of our common stock at a deemed price of $1.64 per share to one entity pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

On July 17, 2023, the Company issued 121,422 shares of common stock at a deemed price of $1.75 per share to Benchmark pursuant to the cashless exercise of warrants. The Company relied upon the exemption from registration under the Securities Act, provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

On August 3, 2023, the Company issued 260,000 shares of common stock at a price of $3.00 per share to three individuals pursuant to the exercise of warrants. The Company relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of the 240,000 shares to the two individuals who are non-U.S. persons, and provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the 20,000 shares to one individual who is a U.S. person.

On August 3, 2023, the Company issued 12,500 shares of our common stock at a deemed price of $2.47 per share to one entity pursuant to a consulting agreement dated February 27, 2023. The Company relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

On September 5, 2023, the Company issued 2,500 shares of our common stock at a deemed price of $2.47 per share to one entity pursuant to a consulting agreement dated February 27, 2023. The Company relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

On September 5, 2023, the Company issued 70,000 shares of our common stock at a deemed price of $1.64 per share to one entity pursuant to a consulting agreement dated April 23, 2023. The Company relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

Fiscal Year Ended February 28, 2025

On March 29, 2024, we issued 17,500 shares of our common stock at a deemed price of $2.80 per share to one entity pursuant to consulting agreements, dated February 27, 2023 and February 24, 2024. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

On October 11, 2024, the Company issued an aggregate of 1,095,000 shares of common stock at a price of $1.50 per share to 15 individuals due to the closing of the Company’s private placement at $1.50 per share for aggregate gross proceeds of $1,642,500. The Company relied upon the exemption from registration under the Securities Act, provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of the shares to the 15 individuals who were non-U.S. persons as the securities were issued to the individuals through offshore transactions were negotiated and consummated outside the United States. In connection with the closing of the private placement, we paid cash finder’s fees of an aggregate of $158,000 to three individuals.

Fiscal Year Ended February 28, 2026

On March 3, 2025, the Company issued 27,500 shares of its common stock at a deemed price of $1.86 per share to one entity pursuant to consulting agreement. The Company relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

On May 28, 2025, the Company issued an aggregate of 940,000 shares of its common stock at a price or deemed price of $2.50 per share to 8 individuals due to the closing of a private placement, which resulted in the receipt of $950,000 in cash and the settlement of an outstanding liability of $1,400,000. The Company relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of the shares to the 8 individuals who were non-U.S. persons as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside the United States.

On October 2, 2025, the Company issued 1,500,000 shares of common stock at a deemed price of $1.57 per share to one entity pursuant to an asset purchase agreement. The Company relied upon the exclusion from the registration requirements of the Securities Act, for offshore transactions provided by Rule 903(b) of Regulation S promulgated under the Securities Act for the issuance of such shares.

On October 17, 2025, the Company issued 60,000 shares of common stock at a deemed price of $1.67 per share to one individual pursuant to a settlement agreement. The Company relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the individual that is a U.S. person.

On October 17, 2025, the Company issued 7,500 shares of common stock at a deemed price of $1.86 per share to one entity pursuant to a consulting agreement. The Company relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

On October 21, 2025, the Company issued an aggregate of 4,000,000 common stock purchase warrants to a consultant pursuant to a consulting services agreement with respect to investor relations services. 3,000,000 of the warrants entitle the holder to purchase up to 3,000,000 shares of common stock at an exercise price of $1.65 per share until April 20, 2027, and 1,000,000 of the warrants entitle the holder to purchase up to 1,000,000 shares of common stock at an exercise price of $2.15 per share until April 20, 2027. The Company relied upon the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D and/or Section 4(a)(2) under the Securities Act for the issuance of the warrants to the one entity, which is a U.S. person.

On November 5, 2025, the Company issued 300,000 common stock purchase warrants to a consultant pursuant to a consulting services agreement. The warrants entitle the holder to purchase up to 300,000 shares of common stock at an exercise price of $1.65 per share until April 27, 2027. The Company relied upon the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D and/or Section 4(a)(2) under the Securities Act for the issuance of the warrants to the one entity, which is a U.S. person.

On November 14, 2025, the Company issued 190,000 shares of common stock at a price of $1.50 per share to one individual due to the closing of a private placement for gross proceeds of $285,000. We relied upon the exclusion from the registration requirements of the Securities Act for offshore transactions provided by Rule 903(b) of Regulation S promulgated under the Securities Act for the issuance of such shares.

Subsequent to the Year Ended February 28, 2026

On May 13, 2026, the Company entered into a securities purchase agreement with the Selling Stockholder and issued the Note with an original principal amount of $5,000,000 and an original issue discount of $700,000. The Note is convertible into shares of the Company’s common stock at an initial fixed conversion price of $0.94 per share, subject to adjustment as set forth in the note. The Note was, and the shares of common stock issuable upon conversion of the note will be, issued in a transaction exempt from the registration requirements under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. See “Prospectus Summary—The Note Private Placement” for a more detailed description.

ITEM 16.	EXHIBITS

The following exhibits are filed as part of this registration statement.

Exhibit No.	Document
3.1(1)	Certificate of Incorporation
3.2(2)	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock dated May 15, 2017
3.3(3)	Certificate of Amendment of Certificate of Incorporation dated June 21, 2017
3.4(6)	Amended and Restated Bylaws
4.1(10)	Form of Common Warrant
4.2(10)	Form of Placement Agent Warrant
5.1(*)	Opinion of Richards, Layton & Finger, P.A.

10.1(4)	Exclusive Consulting Agreement between Shanghai JiuGe Business Management Co., Ltd. and Shanghai JiuGe Information Technology Co., Ltd. dated October 16, 2018
10.2(4)	Loan Agreement between Shanghai JiuGe Business Management Co., Ltd. and Shanghai JiuGe Information Technology Co., Ltd. dated October 16, 2018
10.3(4)	Power of Attorney Agreement between Shanghai JiuGe Business Management Co., Ltd. and Shanghai JiuGe Information Technology Co., Ltd. dated October 16, 2018
10.4(4)	Exclusive Call Option Agreement between Shanghai JiuGe Business Management Co., Ltd. and Shanghai JiuGe Information Technology Co., Ltd. dated October 16, 2018
10.5(7)(†)	Share Pledge Agreement between Shanghai JiuGe Business Management Co., Ltd. and Shanghai JiuGe Information Technology Co., Ltd. dated October 16, 2018
10.6(5)(†)	English Translation of Yunnan Unicom Electronic Sales Platform Construction and Operation Cooperation Agreement, dated as of July 7, 2019, between Shanghai JiuGe Information Technology Co., Ltd. and China United Network Communications Limited Yunnan Branch
10.7(8)	2023 Stock Incentive Plan
10.8(9)(†)	Loan Agreement between Finger Motion Company Limited and Dr. Liew Yow Ming, dated July 18, 2024.
10.9(10)	Placement Agency Agreement dated December 20, 2024, between the Company and Roth Capital Partners, LLC
10.10(10)	Form of Securities Purchase Agreement dated December 20, 2024, between the Company and the Purchasers thereto
10.11(11)(†)	Asset Purchase Agreement, dated September 30, 2025, by and between Shanghai Jihaohe Information Technology Co., Ltd., FingerMotion, Inc. and Shanghai JiuGe Business Management Co., Ltd.
10.12(12)	Sales Agreement, dated October 23, 2025, by and between FingerMotion, Inc. and R.F. Lafferty & Co., Inc.
10.13(15)(‡)	Consulting Services Agreement between Finger Motion Company Limited and Yang Yeat Choe, dated March 1, 2025
10.14(15)(‡)	Consulting Services Agreement between Finger Motion Company Limited and Yang Yeat Choe, dated March 1, 2026
10.15(13)	Share Exchange Agreement, dated March 18, 2026, by and among FingerMotion, Inc., Telforge, Inc. and the Shareholders of Telforge, Inc.
10.16(15)	Loan Extension Letter between Finger Motion Company Limited and Dr. Liew Yow Ming, dated September 4, 2025
10.17(15)(†)	Loan Agreement between Finger Motion Company Limited and Dr. Liew Yow Ming, dated December 9, 2025
10.18(15)(†)	Loan Agreement between Finger Motion Company Limited and Dr. Liew Yow Ming, dated December 24, 2025
10.19(15)	Loan Extension Letter between Finger Motion Company Limited and Dr. Liew Yow Ming, dated March 4, 2026
10.20(14)	Securities Purchase Agreement, dated May 13, 2026, by and between FingerMotion, Inc. and the Note Investor
10.21(14)	Senior Secured Convertible Note, dated May 13, 2026, issued by FingerMotion, Inc. to the Note Investor
10.22(14)	Registration Rights Agreement, dated May 13, 2026, by and between FingerMotion, Inc. and the Note Investor
10.23(14)	Security Agreement, dated May 13, 2026, by and between FingerMotion, Inc. and the Note Investor
21.1(15)	Subsidiaries of FingerMotion, Inc.
23.1(*)	Consent of CT International LLP
23.2(*)	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)
24.1(*)	Power of Attorney (included on signature page)
101.INS(*)	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File as its XBRL tags are embedded within the Inline XBRL document
101.SCH(*)	Inline XBRL Taxonomy Extension Schema Document
101.CAL(*)	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF(*)	Inline XBRL Taxonomy Extension Definitions Linkbase Document
101.LAB(*)	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE(*)	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104(*)	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101 attachments)
107(*)	Filing Fee Table

Notes:

(*)	Filed herewith
(†)	Portions of this exhibit have been omitted
(‡)	Indicates a management contract or compensatory plan
(1)	Previously filed as an exhibit to our Registration Statement on Form S-1 filed with the SEC on May 8, 2014 (No. 333-196503)
(2)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 16, 2017
(3)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 12, 2017
(4)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 27, 2018
(5)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 9, 2019
(6)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 25, 2021
(7)	Previously filed as an exhibit to our Registration Statement on Form S-1/A filed with the SEC on January 5, 2023 (No. 333-267332)
(8)	Previously filed as an exhibit to our Registration Statement on Form S-8 filed with the SEC on February 28, 2023 (No. 333-270094)
(9)	Previously filed as an exhibit to our Quarterly Report on Form 10-Q filed with the SEC on October 15, 2024
(10)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 23, 2024
(11)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on October 6, 2025
(12)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on October 23, 2025
(13)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 24, 2026
(14)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 14, 2026
(15)	Previously filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on May 29, 2026

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(i)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(ii)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 11th day of June, 2026.

FINGERMOTION, INC.

By:	/s/ Martin J. Shen
Martin J. Shen, President, Chief Executive Officer
(Principal Executive Officer) and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin J. Shen as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin J. Shen	Martin J. Shen, President, Chief Executive Officer (Principal Executive Officer) and Director	June 11, 2026
Martin J. Shen

/s/ Yew Hon Lee	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 11, 2026
Yew Hon Lee

/s/ Yew Poh Leong	Director	June 11, 2026
Yew Poh Leong

/s/ Hsien Loong Wong	Director	June 11, 2026
Hsien Loong Wong

/s/ Eng Ho Ng	Director	June 11, 2026
Eng Ho Ng

/s/ Tuck Seng Low	Director	June 11, 2026
Tuck Seng Low

/s/ Yang Yeat Choe	Director	June 11, 2026
Yang Yeat Choe